Filed pursuant to Rule 424(b)(5)
Registration No. 333-296536

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 5, 2026)

Senior Medium-Term Notes, Series U

Subordinated Medium-Term Notes, Series V

Due 9 Months or More from Date of Issue

We may use this prospectus supplement to offer our senior medium-term notes, Series U, and subordinated medium-term notes, Series V, from time to time. The specific terms of each note offered will be included in a pricing supplement. Unless the applicable pricing supplement specifies otherwise, the notes will have the following general terms:

•	Unsecured

•	Ranking as our senior or subordinated indebtedness

•	Stated maturities of nine months or more from date of issue

•	Redemption and/or repayment provisions, whether mandatory, at our option, at the option of the holders or none at all

•	Payments in U.S. dollars or one or more foreign currencies

•	Book-entry (through The Depository Trust Company (“DTC”)), or certificated form

•	Interest payments on fixed rate notes on a semiannual basis

•	Interest payments on floating rate notes on a monthly, quarterly, semiannual or annual basis

•

Interest at fixed or floating interest rates or as zero-coupon notes without periodic interest payments. We may base the floating interest rate on one or more of the following indices plus or minus a spread and/or multiplied by a spread multiplier, or such other interest basis or interest rate formula as we may specify in the applicable pricing supplement:

• Canadian Overnight Repo Rate Average (“CORRA”)	• Federal Funds Rate

• Constant Maturity Treasury Rate (“CMT Rate”)	• Prime Rate

• Commercial Paper Rate • Euro Interbank Offered Rate (“EURIBOR”)	• Secured Overnight Financing Rate (“SOFR”) • Treasury Rate

• any other rate specified in the applicable pricing supplement, which may be a new rate not referenced above or an alternative formulation of any of the rates referenced above.

•

Each fixed rate reset note will bear interest from, and including, its original issue date to, but excluding, the first “reset date” specified in the applicable pricing supplement, at the rate per annum specified to be the “initial interest rate” in the applicable pricing supplement, and then reset that fixed rate at specified intervals for the remainder of their term as set forth in the applicable pricing supplement. Interest on fixed rate reset notes will be reset to a fixed rate determined by reference to the reset reference rates, adjusted by a spread or a spread multiplier, or both, in each case as specified in the applicable pricing supplement.

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Fixed rate/floating rate notes will bear interest at a specified fixed rate for a specified portion of their term and then bear interest at a floating rate for the remainder of their term as set forth in the applicable pricing supplement. Interest on fixed rate/floating rate notes will bear a floating rate of interest during the floating rate period determined by reference to one or more of the base rates, adjusted by a spread or a spread multiplier, or both, in each case as specified in the applicable pricing supplement.

•	The notes may be issued at a discount or premium from the principal amount payable at maturity and may constitute original issue discount notes.

We will specify the final terms for each note in the applicable pricing supplement, which may be different from the terms described in this prospectus supplement.

Investing in the notes involves risk. See “Risk Factors” beginning on page S-7 in this prospectus supplement for certain information relevant to an investment in the notes, and the discussion of risk factors contained in our annual, quarterly and current reports filed with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

The notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency.

None of the SEC, any state securities commission, or any other governmental agency has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus supplement, the accompanying prospectus or any pricing supplement. Any representation to the contrary is a criminal offense.

There is no established trading market for the notes, and there is no assurance that a secondary market for the notes will develop. Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of any issue of notes on a securities exchange.

We may sell the notes to the agents listed below or to other agents named in the applicable pricing supplements (the “Agents”) as principals for resale at varying or fixed offering prices or through the Agents, as agents, using their reasonable best efforts on our behalf. We may also sell notes directly to investors on our own behalf or appoint other Agents. If we use Agents, commissions or discounts payable in respect of sales of notes will be specified in the applicable pricing supplement.

Because our affiliate, KeyBanc Capital Markets Inc., may be participating in sales of the notes, the offering is being conducted in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5121. Each offering of the notes will be conducted in compliance with the applicable requirements of FINRA Rule 5121. See “Plan of Distribution (Conflicts of Interest).”

Goldman Sachs & Co. LLC

Barclays		BofA Securities
Citigroup		Deutsche Bank Securities
J.P. Morgan		KeyBanc Capital Markets
Morgan Stanley		RBC Capital Markets
TD Securities	UBS Investment Bank	Wells Fargo Securities

June 10, 2026

We have not, and the Agents and their affiliates have not, authorized any other person to provide you with different or additional information or to make any representation not contained in this prospectus supplement, the accompanying prospectus, any pricing supplement and any free writing prospectus that we may authorize. We do not, and the Agents and their affiliates do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. We are not, and the Agents are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in or incorporated by reference in this prospectus supplement, the accompanying prospectus, any pricing supplement, any free writing prospectus that we may authorize, and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since such dates.

This prospectus supplement, the accompanying prospectus, any pricing supplement, any free writing prospectus that we may authorize and the documents incorporated by reference herein and therein should be read together. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “we,” “us,” “our” or similar references mean KeyCorp.

References in this prospectus supplement and the attached prospectus to “$” and “U.S. dollars” are to the currency of the United States. References to “€” and “euro” in this prospectus supplement and the attached prospectus are to the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. References in this prospectus supplement and the attached prospectus to “Canadian dollars” are to the currency of Canada.

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Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
KEYCORP	2
USE OF PROCEEDS	2
VALIDITY OF SECURITIES	3
EXPERTS	4

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement sets forth certain terms of the notes that we may offer, and it supplements the general information contained in the accompanying prospectus. This prospectus supplement supersedes the accompanying prospectus to the extent that it contains information which differs from the information in the accompanying prospectus.

Each time we issue notes, we will provide a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes that we are offering and the terms of the offering. The pricing supplement will supersede this prospectus supplement and the accompanying prospectus to the extent that it contains information which differs from the information contained in this prospectus supplement or the accompanying prospectus.

In making your investment decision, it is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus, the applicable pricing supplement, any free writing prospectus that we may authorize, and the documents incorporated by reference herein and therein. You should also read and consider the information contained in the documents identified under the heading “Where You Can Find More Information” in the accompanying prospectus.

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SUMMARY

This section summarizes the legal and financial terms of the notes that are described in more detail in “Description of Notes” beginning on page S-32. Final terms of any particular notes will be determined at the time of sale and will be contained in the pricing supplement relating to those notes. The terms in that pricing supplement may vary from and supersede the terms contained in this summary and in “Description of Notes.” This summary is not complete and does not contain all the information that you should consider before investing in the notes. You should read the applicable pricing supplement, this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein carefully, especially the risks of investing in the notes set forth under the caption “Risk Factors” beginning on page S-6, to determine whether an investment in the notes is appropriate for you.

Issuer	KeyCorp.

Description	Senior Medium-Term Notes, Series U, and Subordinated Medium-Term Notes, Series V.

Amount	We may issue an unspecified amount of notes in multiple tranches in connection with these series. The notes will not contain any limitations on our ability to issue additional indebtedness with terms similar to the notes or otherwise.

Denominations	Unless otherwise stated in the applicable pricing supplement, the minimum denomination of the notes will be $2,000 and any larger amount that is a whole multiple of $1,000.

Notes (including notes denominated in pounds sterling) in respect of which the issue proceeds are to be accepted in the United Kingdom and which have a maturity of less than one year shall have a minimum denomination and redemption value of £100,000 (or if the notes are denominated in a currency other than pounds sterling, as specified in the applicable pricing supplement, at least the equivalent thereof in such currency using the spot rate as of the date of issue).

Ranking	The Series U notes will rank equally with all of our other unsecured and unsubordinated indebtedness that is not accorded a priority under applicable law. The Series V notes will be subordinated in right of payment to the prior payment in full of our senior indebtedness and, in certain insolvency events, other senior obligations as defined and described in the indenture for the notes. See “Description of Notes—General.”

Maturity	Unless otherwise specified in the applicable pricing supplement, each Series U note will mature on a stated maturity date nine months or more from its date of issue and each Series V note will mature on a stated maturity date five years or more from its date of issue. Notes may be renewable or extendible.

Interest

Each fixed rate note and floating rate note will bear interest from its issue date at a fixed or floating interest rate, respectively, as specified in the applicable pricing supplement. Each fixed rate reset note will bear interest from, and including, its original issue date to, but excluding, the first “reset date” specified in the applicable pricing supplement, at the rate per annum specified to be the “initial interest rate” in the applicable pricing supplement. The interest rate on any fixed rate reset note will reset at a fixed rate on the applicable first reset date and on any applicable subsequent reset date(s) specified in the applicable pricing supplement. Each fixed rate/floating rate note will bear interest from, and including, its original issue date to, but excluding the commencement of the “floating rate period” specified in the applicable pricing supplement, at the rate per annum specified to be the “initial interest rate” in the applicable pricing supplement. The interest rate on any fixed rate/floating note will bear interest at a floating rate during the applicable floating rate period specified in the applicable pricing supplement. Notes may also be issued as zero-coupon notes without cash interest. We may base the floating interest rate on one or more of the following indices, plus or minus an applicable spread and/or multiplied by a spread multiplier, or such other interest basis or interest rate formula as we may specify in the applicable pricing supplement: CORRA, CMT Rate, Commercial Paper Rate, EURIBOR, the Federal Funds Rate, Prime Rate, SOFR, Treasury Rate, or another negotiated interest rate basis or formula. The interest rate to which any fixed rate reset note resets on the first reset date and any applicable subsequent reset date(s) will be a fixed rate determined by reference to the reset reference rate adjusted by the applicable spread, if any, and/or spread multiplier, if any, each as specified in the applicable pricing supplement. Interest on each note will be payable either monthly, quarterly, semiannually or annually on each specified interest payment date and on the stated maturity date. Accrued interest will also be paid on the date of redemption or repayment if a note is redeemed or repurchased prior to its stated maturity in accordance with its terms.

Principal	The principal amount of each note will be payable on its stated maturity date or, if applicable, upon earlier redemption or repayment at the corporate trust office of the paying agent or at any other place we may designate.

Redemption and Repayment	We will indicate in the applicable pricing supplement for a note whether we will have the option to redeem the note before its stated maturity and the price or prices at which, and date or dates on which, redemption may occur. The pricing supplement relating to a note will also indicate whether you will have the option to elect repayment by us prior to the stated maturity and the price and the date or dates on which repayment may occur.

Book Entry	We expect that we will issue notes in book-entry form only and will clear through DTC. We may also issue notes through another clearing system, as described in the applicable pricing supplement. We may, but do not intend to, issue notes in certificated form.

Paying Agent	The paying agent for the notes is Deutsche Bank Trust Company Americas, unless otherwise stated in the applicable pricing supplement.

Trustee	The trustee for the notes is Deutsche Bank Trust Company Americas.

Use of Proceeds	Except as may be described otherwise in a pricing supplement, we will use the net proceeds from the sale of the notes for general corporate purposes, including investments in and advances to our bank and nonbank subsidiaries, reduction of outstanding borrowings or indebtedness, short and long-term investments and financing possible future acquisitions including, without limitation, the acquisition of banking and nonbanking companies and financial assets and liabilities. All or a portion of the net proceeds from the sale of notes may also be used to finance, in whole or in part, our repurchase of common shares pursuant to any share repurchase program, and additional securities repurchases undertaken from time to time. The precise amounts and timing of the application of proceeds will vary with liquidity and funding requirements.

Risk Factors	See “Risk Factors” in this prospectus supplement and the other information in the applicable pricing supplement, this prospectus supplement, the accompanying prospectus and our reports incorporated by reference herein and therein for a discussion of factors you should carefully consider before deciding to invest in the notes.

The principal executive office and mailing address of KeyCorp is 127 Public Square, Cleveland, Ohio 44114-1306. Our telephone number is (216) 689-3000.

RISK FACTORS SUMMARY

Your investment in the notes will involve certain risks. Set forth below is a summary of the risks associated with an investment in the notes that are discussed in more detail in this prospectus supplement under “Risk Factors” below.

•

The notes are unsecured and effectively subordinated to any of our secured debt, which makes the claims of any holders of our secured debt senior to the claims of holders of the notes to the extent of value of the assets securing such secured debt.

•	The notes are structurally subordinated to debt of our subsidiaries, and payments related to the notes will be dependent upon our subsidiaries.

•	Holders of the notes could be at greater risk for being structurally subordinated if we sell or convey all or substantially all of our assets to one or more of our majority-owned subsidiaries.

•	The indentures include only limited restrictive covenants and no financial covenants.

•	The notes are not deposits and are not insured or guaranteed by any governmental agency or any other person.

•	You may not be able to sell your notes if an active trading market for the notes does not develop.

•	There are potential conflicts of interest between investors in the notes and us or our affiliates, including the calculation agent.

•	If you purchase redeemable notes, we may choose to redeem the notes when prevailing interest rates are relatively low, and you will be exposed to reinvestment risks.

•	Our financial performance and other factors could adversely impact our ability to make payments on the notes.

•	The trading value of the notes will depend on a number of factors and may be less than the purchase price of the notes.

•	Changes in our credit ratings may affect the value of the notes.

•

Events for which acceleration rights under the senior notes may be exercised are more limited than those available under the terms of our outstanding senior debt securities issued prior to May 23, 2022.

•	Holders of KeyCorp’s debt, including the notes, and equity securities will absorb losses if it were to enter into a resolution.

•	Hedging activities may affect the return on, and the market value of, the notes.

•	The amount of interest we may pay on the notes may be limited by state law.

•	Changes in laws, including how they are interpreted and enforced in applicable jurisdictions, may affect the value of the notes.

•	Holders of subordinated notes have limited acceleration and enforcement rights.

•	The subordinated notes will be subordinated in right of payment to all of our senior indebtedness and, in certain insolvency events, other senior obligations.

•	Any right of ours to redeem the subordinated notes is subject to certain limitations, including any required prior approval of the Federal Reserve Board.

•

Events for which acceleration rights under the subordinated notes may be exercised are more limited than those available under the terms of our outstanding subordinated debt securities issued prior to June 16, 2023.

•	The interest rate on a series of fixed rate reset notes will reset periodically and the subsequent interest rate may be lower than the interest rate for prior interest periods.

•	Historical reset reference rates for fixed rate reset notes are not an indication of future rates.

•

The value of and return on any fixed rate reset notes for which the reset reference rate is the treasury rate may be adversely affected if the interest rate is determined using an alternative method or a replacement rate is used.

•	We or our designee may make determinations with respect to the treasury rate that could affect the market value of your fixed rate reset notes.

•	Variable rate notes can be volatile investments, and variable rates may be equal to or less than zero.

•	The interest rate on a series of fixed rate/floating rate notes will reset from fixed to floating rates.

•	Historical base rates for floating rate notes and fixed rate/floating rate notes are not an indication of future rates.

•

The regulation and reform of “benchmarks,” including CORRA, EURIBOR, SOFR and other base rates or indices, may adversely affect the value of and return on notes linked to or referencing such “benchmarks.”

•	SOFR may be more volatile than other benchmark or market rates.

•	The interest rate on SOFR notes may be based on compounded SOFR, which is relatively new in the marketplace.

•	Any failure of SOFR to maintain market acceptance could adversely affect SOFR notes.

•	The secondary trading market for notes linked to SOFR may be limited.

•	SOFR may be modified or discontinued, which could adversely affect the return on, value of or market for SOFR notes.

•	The amount of interest payable on SOFR notes with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

•

Interest on SOFR notes will be calculated using a reference rate other than the applicable benchmark if a Benchmark Transition Event and related Benchmark Replacement Date occur; the Benchmark Replacements may not be a suitable replacement for SOFR or may be altered or discontinued.

•

We or our designee (which may be our affiliate), after consulting with us, will have authority to make determinations, elections, calculations and adjustments with respect to SOFR notes that could affect the value of, return on and market for those notes.

•	The rate of interest on SOFR notes may be determined by reference to a Benchmark Replacement even if the applicable benchmark continues to be published.

•

Interest on SOFR notes will be calculated using alternative methods if the applicable benchmark is not quoted or published on a particular day and a Benchmark Transition Event and related Benchmark Replacement Date have not occurred.

•

Regulation, reform and the actual or potential discontinuation of EURIBOR or the occurrence of another EURIBOR Benchmark Event may adversely affect the return on, value of and market for EURIBOR notes.

•	Discontinuance of EURIBOR might adversely affect the value of investments in floating rate notes that reference EURIBOR.

•	CORRA may be more volatile than other benchmark or market rates.

•	The interest rate on CORRA notes will be based on a daily compounded CORRA rate, which is relatively new in the marketplace.

•	Any failure of CORRA to maintain market acceptance could adversely affect the CORRA notes.

•	The amount of interest payable on CORRA notes with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

•	The secondary trading market for CORRA notes may be limited.

•	CORRA may be modified or discontinued, which could adversely affect the return on, value of or market for CORRA notes.

•

Interest on CORRA notes will be calculated using a reference rate other than the applicable benchmark if an Index Cessation Event and related Index Cessation Effective Date occur; the Applicable Fallback Rate for CORRA notes may not be a suitable replacement for CORRA or may be altered or discontinued.

•

We or our designee (which may be our affiliate), after consulting with us, will have authority to make determinations, elections, calculations and adjustments with respect to CORRA notes that could affect the value of, return on and market for those notes.

•	Foreign currency notes are subject to fluctuating exchange rates and exchange controls.

•	The unavailability of currencies could result in a substantial loss to you.

•	Judgments in a foreign currency could result in a substantial loss to you.

•	We will not adjust notes denominated or payable in a currency other than your home currency to compensate for changes in foreign currency exchange rates.

•	Notes denominated or payable in currencies other than U.S. dollars permit us to make payments in U.S. dollars if we are unable to obtain the specified currency.

•	The risk of loss to you as a result of linking principal or interest on payments on indexed notes to an index can be substantial.

RISK FACTORS

Your investment in the notes is subject to certain risks, including additional risks if the notes are indexed notes or involve a foreign currency. This prospectus supplement does not describe all of the risks of an investment in the notes, including, among others, risks that will arise if the notes are denominated in a currency other than U.S. dollars or if the return on the notes is linked to one or more interest rate or currency indices or formulas. Risk and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of the notes. You should consult your own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of your investment in the notes in light of your particular circumstances. The notes are not an appropriate investment for investors who are unsophisticated, including with respect to foreign currency transactions or transactions involving the type of index or formula used to determine amounts payable. You should not purchase the notes unless you understand, and know that you can bear, these risks. Before investing in the notes, you should carefully read this prospectus supplement, the applicable pricing supplement, the accompanying prospectus and the information incorporated by reference herein and therein; carefully consider the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2025, the discussions set forth in the section titled “Supervision and Regulation” in Part I, Item 1. Business thereof, the discussions set forth in the section titled “Supervision and Regulation” in Part I, Item 2. Management’s Discussion & Analysis of Financial Condition & Results of Operations in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and any risk factors set forth in our other filings, including future filings, with the SEC; and pay special attention to the risk factors set forth below.

The information set forth in this prospectus supplement is directed to prospective purchasers of the notes who are United States residents. Prospective purchasers who are residents of countries other than the United States should consult their own advisers regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest on, the notes. Any pricing supplement relating to the notes having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

Risk Factors Related to the Notes Generally

The notes are unsecured and effectively subordinated to any of our secured debt, which makes the claims of any holders of our secured debt senior to the claims of holders of the notes to the extent of the value of the assets securing such secured debt.

The notes will be unsecured. The notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of our assets securing such indebtedness. The holders of any secured debt that we may have may foreclose on our assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt. In the event of our bankruptcy, liquidation or similar proceeding, the holders of secured debt that we may have would be entitled to proceed against their collateral, and that collateral would not be available for payment of unsecured debt, including the notes.

The notes are structurally subordinated to debt of our subsidiaries, and payments related to the notes will be dependent upon our subsidiaries.

We are an entity separate and distinct from KeyBank (as defined below) and our other subsidiaries. Because we are a holding company, our rights and the rights of our creditors, including the holders of the notes, to participate in the distribution or allocation of the assets of any subsidiary during its liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors (including, in the case of KeyBank, its depositors), unless, and only to the extent that, we are an unsubordinated creditor with recognized claims against the subsidiary. Any capital loans that we make to our bank subsidiary, KeyBank National Association (“KeyBank”), would be subordinate in right of payment to deposits and to other indebtedness of KeyBank. Claims from creditors (other than us) against the subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings. The notes are not obligations of, nor guaranteed by, our subsidiaries, and our subsidiaries have no obligation to pay any amounts due on the notes.

The indentures relating to the notes do not limit our ability or the ability of our subsidiaries to issue or incur additional debt or preferred stock. Accordingly, we and our subsidiaries may incur additional indebtedness in the future, which could have important consequences to holders of the notes. For example, we may have insufficient cash to meet our financial obligations, including our obligations under the notes. Furthermore, our ability to obtain additional financing for the repayment of the notes, working capital, capital expenditures or general corporate purposes could be impaired. Additional debt could make us more vulnerable to changes in general economic conditions and our credit ratings.

The notes are our obligations but our assets consist primarily of equity in our subsidiaries and, as a result, our ability to make payments on the notes depends on our receipt of dividends, loan payments and other funds from our subsidiaries. The payment of dividends by a bank subsidiary is subject to federal law and regulatory restrictions as well as to the laws of such subsidiary’s state of incorporation. Each of these restrictions can reduce the amount of funds available to meet our obligations. Many of our subsidiaries, including our bank subsidiaries, are subject to laws and regulations that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us or other subsidiaries. In addition, our bank subsidiaries would not be permitted to distribute a dividend if doing so would constitute an unsafe and unsound practice or if the payment would reduce their capital to an inadequate level. Our subsidiaries may also choose to restrict dividend payments to us in order to increase their own capital or liquidity levels. Our bank subsidiaries are also subject to restrictions on their ability to lend to or transact with non-bank affiliates, minimum regulatory capital and liquidity requirements, and restrictions on their ability to use funds deposited with them in bank or brokerage accounts to fund their businesses. Further, we evaluate and manage liquidity on a legal entity basis, which may place legal and other limitations on our ability to utilize liquidity from one legal entity to satisfy the liquidity requirements of another, including us. Our bank subsidiaries hold a significant portion of their mortgage loan and investment portfolios indirectly through their ownership interests in direct and indirect subsidiaries.

If we do not receive dividends, loan payments or other funds from our subsidiaries on a timely basis, we may not be able to satisfy our obligations as they become due, including our obligations to make payments on the notes. If we default on our obligations, you may not receive the amounts owed to you under the terms of the notes.

Holders of the notes could be at greater risk for being structurally subordinated if we sell or convey all or substantially all of our assets to one or more of our majority-owned subsidiaries.

If we sell or convey all or substantially all of our assets to one or more of direct or indirect majority-owned subsidiaries, under the indentures, such subsidiary or subsidiaries will not be required to assume our obligations under the notes, and we will remain the sole obligor on the notes. In such event, creditors of any such subsidiary or subsidiaries would have additional assets from which to recover on their claims while holders of the notes would be structurally subordinated to creditors of such subsidiary or subsidiaries with respect to such assets. See “Description of Notes—Merger or Consolidation.”

Additionally, under the LTD NPR (as defined below), we may be required to purchase eligible LTD (as defined below) issued by a subsidiary insured depository institution to facilitate its compliance with the long-term debt requirements, which would reduce the assets that we have available to pay our debts, including the notes.

The indentures include only limited restrictive covenants and no financial covenants.

There are no financial covenants in the indentures governing the notes that require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity. Accordingly, the protection afforded by such covenants is not available to you in the event that we experience material adverse changes in our financial condition, liquidity or results of operations. Further, unless stated otherwise in the applicable pricing supplement, the indentures governing the notes contain very limited restrictive covenants and neither we, nor any of our subsidiaries, are restricted from incurring additional debt (including senior debt) or other liabilities, paying dividends on or issuing or repurchasing our securities, making investments in third parties, entering into transactions with affiliates, creating restrictions on the payment of dividends or other amounts to us from our subsidiaries, or selling assets or granting liens on assets (in each case, other than certain restrictions, as set forth in “Description of Notes—Ownership of Voting Stock of Significant Banks” and “Description of Notes—Merger or Consolidation”). Accordingly, you are less protected under the indentures than you would be if you invested in a security governed by an indenture that included such restrictive covenants.

The notes are not deposits and are not insured or guaranteed by any governmental agency or any other person.

The notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or any other person.

You may not be able to sell your notes if an active trading market for the notes does not develop.

There is currently no secondary market for any of the notes and, unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of any issue of notes on a securities exchange. We cannot assure you that a trading market for your notes will ever develop or be maintained if developed. The Agents may make a market in the notes as permitted by applicable laws and regulations. However, they are not obligated to do so, and they may discontinue any such market-making activities at any time without notice. Additionally, certain of the Agents may be restricted in their market-making activities. Even if a secondary market for the notes does develop, it may not be liquid and may not continue for the term of the notes. If the secondary market for the notes is limited, there may be few buyers should you choose to sell your notes prior to maturity and this may reduce your ability to sell the notes and the price you may be able to realize in a sale.

There are potential conflicts of interest between investors in the notes and us or our affiliates, including the calculation agent.

We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as the calculation agent, acting as a dealer in the offering of the notes and hedging our obligations under the notes. In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to an investor’s interest in the notes.

KeyBank, our affiliate, will serve as the calculation agent for the notes, unless otherwise provided in the applicable pricing supplement. The calculation agent will, among other things, decide the amount, if any, of the return paid to investors on the notes. The calculation agent will exercise its discretion and judgment in performing its duties and is, in certain circumstances, entitled to act exclusively as directed by us or our designee (who may be our affiliate). Accordingly, references in this prospectus supplement or any applicable pricing supplement to determinations made by the calculation agent may refer to actions taken exclusively at our direction or the direction of our designee (who may be our affiliate). In making any required determinations, potential conflicts of interest may exist between the calculation agent and you. Any of these determinations may adversely affect the value of the notes, the return on the notes and the price at which you can sell the notes. Absent manifest error, all determinations by the calculation agent, including those made at our or our designee’s direction, will be final and binding on investors, without any liability on our part. Investors will not be entitled to any compensation from us for any loss suffered as a result of any determinations by the calculation agent, even though the calculation agent may have a conflict of interest at the time of such determinations.

Our business activities, including hedging and trading activities for our own accounts or on behalf of our customers, could cause our economic interests to be adverse to an investor’s interest in the notes and could adversely affect any payment on and the value of the notes. It is possible that the hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines.

If you purchase redeemable notes, we may choose to redeem the notes when prevailing interest rates are relatively low, and you will be exposed to reinvestment risks.

If your notes are redeemable at our option, we may choose to redeem your notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. In addition, if your notes are subject to mandatory redemption or to conditions outside your control, we may be required or choose to redeem your notes also at times when prevailing interest rates are relatively low. If prevailing rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. If your notes contain make-whole provisions designed to compensate you for the lost value of your notes if we redeem your notes prior to the maturity date, those make-whole provisions are only an approximation of this lost value and may not adequately compensate you. Any decision we may make at any time to redeem any notes that are redeemable at our option will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time. The existence of our redemption right also may adversely impact the market value of or your ability to sell your notes as the optional redemption date or period approaches. During any period when we may redeem the notes, or during which there is an actual or perceived increased likelihood that we may elect to redeem the notes, the market value of the notes generally will not rise substantially above the price at which they can be redeemed.

Our financial performance and other factors could adversely impact our ability to make payments on the notes.

Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which, in turn, are subject to prevailing economic conditions and to financial, business and other factors beyond our control.

The trading value of the notes will depend on a number of factors and may be less than the purchase price of the notes.

If any of the notes are traded after they are initially issued, they may trade at a discount from their initial offering price. The market for, and value of, the notes may be volatile and may be affected by a number of factors. These factors include, but are not limited to:

•	our financial performance;

•	our debt credit ratings and any actual or anticipated changes thereto;

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally;

•	the level of liquidity of the notes;

•	the time remaining to maturity of the notes;

•	the aggregate amount outstanding of the relevant notes;

•	any redemption or repayment features of the notes;

•	any market-making activities with respect to the notes;

•	the market for similar securities; and

•	the level, direction, and volatility of market interest rates generally and of particular base rates applicable to any notes, whether actual or anticipated.

As a result of these factors, you may not be able to sell your notes at a price you believe is appropriate or that is above the price you paid for the notes. Other than notes that are repayable at the option of the holder prior to maturity, the only way to liquidate your investment in the notes prior to maturity will be to sell the notes. At that time, there may be an illiquid market for the notes or no market at all.

Changes in our credit ratings may affect the value of the notes.

Credit ratings are an assessment by one or more third party credit ratings services of our ability to pay our obligations as they become due and the default risks of notes. Consequently, actual or anticipated changes in our credit ratings or outlook may affect the market value of the notes we have issued. At any time ratings may be lowered or withdrawn in their entirety, and such a change could have an adverse effect on the price of the notes. Further, because your return on the notes depends upon factors in addition to our ability to pay our obligations, a favorable change in our credit ratings or outlook will not change the other investment risks related to the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

Events for which acceleration rights under the senior notes may be exercised are more limited than those available under the terms of our outstanding senior debt securities issued prior to May 23, 2022.

All or substantially all of our outstanding senior debt securities issued prior to May 23, 2022, provide acceleration rights for nonpayment of principal, premium (if any) or interest and for certain events relating to the bankruptcy, insolvency or reorganization of KeyCorp. Such existing senior debt securities also provide acceleration rights for our failure to perform any other applicable covenant or warranty for 60 days after we have received written notice of such failure, as well as for certain cross defaults on our or our subsidiaries’ indebtedness and certain events relating to the bankruptcy, insolvency or reorganization of any Significant Bank (as defined under “Description of Notes—Ownership of Voting Stock of Significant Banks”). In addition, such existing senior debt securities do not require a 30-day cure period before a nonpayment of principal becomes an Event of Default (as defined under “Description of Notes—Events of Default—Senior Indenture”) and acceleration rights become exercisable with respect to such nonpayment.

However, payment of the principal amount of senior debt securities issued under our senior indenture (as defined under “Description of Notes—General”) on or after May 23, 2023, including the senior notes:

•

may be accelerated only for (i) our failure to pay the principal of, premium (if any) or interest on the notes and, in each case, such nonpayment continues for 30 days after such payment is due, or (ii) the occurrence of certain events relating to bankruptcy, insolvency or reorganization of KeyCorp; and

•

may not be accelerated if (i) we fail to perform any covenant or agreement (other than nonpayment of principal, premium (if any) or interest) in the senior indenture, or (ii) for the bankruptcy, insolvency or reorganization of any Significant Bank.

As a result of these differing provisions, if we fail to perform any covenant or agreement (other than nonpayment of principal, premium (if any) or interest) that applies both to the senior notes and to any existing senior debt securities issued prior to May 23, 2023, or if certain cross defaults on KeyCorp or a Significant Bank’s indebtedness occur, or if certain events of bankruptcy, insolvency or reorganization occur with respect to any Significant Bank, the senior trustee and the holders of such existing senior debt securities would have acceleration rights that would not be available to the senior trustee or the holders of the senior notes. In addition, if we fail to pay the principal of any such existing senior debt securities when due, an Event of Default would occur immediately with respect to such existing senior debt securities (and the exercise of acceleration rights could proceed immediately), whereas, if we fail to pay the principal of the senior notes when due, the senior trustee and the holders of the senior notes must wait for the 30-day cure period to expire before such nonpayment of principal becomes an Event of Default and any acceleration rights are triggered with respect to such nonpayment. Any repayment of the principal amount of such existing senior debt securities following the exercise of acceleration rights in circumstances in which such rights are not available to the holders of the senior notes could adversely affect our ability to make timely payments on the senior notes thereafter. These limitations on the rights and remedies of holders of the senior notes could adversely affect the market value of the senior notes, especially during times of financial stress for us or our industry.

Holders of KeyCorp’s debt, including the notes, and equity securities will absorb losses if it were to enter into a resolution.

Federal Reserve Board rules require that certain globally systemically important banks (“GSIBs”) maintain minimum levels of unsecured external long-term debt and other loss-absorbing capacity with specific terms (“eligible LTD”) for purposes of recapitalizing such GSIBs’ operating subsidiaries if such GSIBs were to enter into a resolution either:

•	in a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, or

•	in a receivership administered by the FDIC under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

On August 29, 2023, the U.S. federal banking agencies issued a notice of proposed rulemaking (the “LTD NPR”), proposing long-term debt requirements for Category II, III, and IV bank holding companies, which, if adopted as proposed, would require covered bank holding companies, such as us, to issue and maintain minimum amounts of eligible LTD that satisfy certain requirements similar to those established for GSIBs. The LTD NPR also proposes requiring minimum amounts of eligible LTD to be maintained by insured depositary institutions (“IDIs”) that are not consolidated subsidiaries of U.S. GSIBs and that have at least $100 billion in consolidated assets or are affiliated with IDIs that have at least $100 billion in consolidated assets, such as KeyBank. The federal banking agencies have not yet issued a final rule. Any effects on us or KeyBank will depend on the final form of any rulemaking.

While we are not currently subject to the eligible LTD requirements applicable to GSIBs, if final rules are adopted pursuant to the LTD NPR, we may be subject to the long-term debt requirements of such rules. Unless otherwise specified in the applicable pricing supplement, we intend to qualify the notes offered hereby as eligible LTD for purposes of the Federal Reserve Board’s total loss-absorbing capacity rules as currently in effect and the final rules, if any, adopted pursuant to the LTD NPR. If we were to enter into a resolution, holders of eligible LTD and other debt and equity securities of KeyCorp would absorb our losses and the losses of our subsidiaries.

As a result, our losses and any losses incurred by our subsidiaries would be imposed first on holders of our equity securities and thereafter on our unsecured creditors, including holders of eligible LTD and other debt securities, such as the notes. Claims of holders of those securities would have a junior position to the claims of creditors of our subsidiaries and to the claims of priority (as determined by statute) and secured creditors of KeyCorp.

Accordingly, in a resolution of KeyCorp in bankruptcy or receivership, holders of eligible LTD and other debt securities of KeyCorp, including the notes, would realize value only to the extent available to us as a shareholder of KeyBank and our other subsidiaries, and only after any claims of priority and secured creditors of KeyCorp have been fully repaid.

If we were to approach, or enter into, a resolution, none of KeyCorp, the Federal Reserve Board or the FDIC is obligated to follow our resolution strategy, and losses to holders of eligible LTD and other debt and equity securities of KeyCorp, including the notes, under whatever strategy ultimately followed, could be greater than they might have been under our resolution strategy.

Hedging activities may affect the return on and the market value of the notes.

Hedging activities may affect trading in the notes. At any time, we or our affiliates may engage in hedging activities contemporaneously with an offering of the notes. This hedging activity, in turn, may increase or decrease the value of the notes. In addition, we or our affiliates may acquire a long or short position in the notes from time to time. In the case of indexed notes, we or our affiliates may engage in hedging activity related to the indexed notes or to a component of the index or formula applicable to the indexed notes. All or a portion of these positions may be liquidated at or about the time of the maturity date of the notes. The aggregate amount and the composition of these positions are likely to vary over time. We have no reason to believe that any of our activities will have a material effect on the notes. However, we cannot assure you that our activities or the activities of our affiliates will not affect the prices at which you may sell your notes.

The amount of interest we may pay on the notes may be limited by state law.

New York law governs the notes. New York usury laws limit the amount of interest that can be charged and paid on loans, including debt securities like the notes. Under present New York law, the maximum rate of interest, with certain exceptions, is 16% per annum on a simple interest basis for securities in which less than $250,000 has been invested and 25% per annum on a simple interest basis for securities in which $250,000 or more has been invested. This limit may not apply to securities in which $2,500,000 or more has been invested. Floating rate notes may not have a stated rate of interest and may exceed this limit. While we believe that a state or federal court sitting outside of New York may give effect to New York law, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We do not intend to claim the benefits of any laws concerning usurious rates of interest.

Changes in laws, including how they are interpreted and enforced in applicable jurisdictions, may affect the value of the notes.

The terms and conditions of the notes and the indentures are based on the laws of the State of New York and all applicable U.S. federal laws and regulations. No assurance can be given as to the impact of any possible judicial decision or change to the laws of the State of New York or of the United States or administrative practice after the date of this prospectus supplement. In addition, the financial services industry is highly regulated, and we have experienced changes and increased complexity in regulatory requirements as governments and regulators around the world continue major reforms intended to strengthen the stability of the financial system and protect key markets and participants. As a result, there is the potential for higher capital requirements and increased regulatory and compliance costs which could lower our returns and affect our growth. Failure to comply with applicable legal and regulatory requirements may result in litigation, financial losses, regulatory sanctions, enforcement actions, an inability to execute our business strategies, a decline in investor and customer confidence and harm to our reputation.

In particular, the tax consequences of the ownership and disposition of the notes may be the subject of future tax legislation which could adversely impact your investment in the notes. We cannot predict whether any particular proposed tax legislation will be enacted or, if enacted, what the specific provisions or the effective date of any such tax legislation would be, or whether it would have any effect on holders of notes. No assurance can be provided that future legislative, administrative, or judicial developments will not result in an increase in the amount of tax payable by holders of notes.

Risk Factors Related to a Particular Issue of Notes

Risks Relating to Subordinated Notes

Holders of subordinated notes have limited acceleration and enforcement rights.

Unless otherwise specified in the applicable pricing supplement in connection with a particular offering of subordinated notes, holders of subordinated notes do not have the right to declare notes in default and may accelerate payment of indebtedness only upon the bankruptcy or insolvency of KeyCorp. In addition, the holders of senior notes and other senior indebtedness may declare such indebtedness in default and accelerate the due date of such indebtedness if an event of default occurs and is continuing, including payment defaults that continue for 30 days. Any such acceleration of our senior indebtedness may adversely impact our ability to pay obligations on subordinated notes.

The subordinated notes will be subordinated in right of payment to all of our senior indebtedness and, in certain insolvency events, other senior obligations.

The payment of the principal of and interest on the subordinated notes will, to the extent set forth in the subordinated indenture, be subordinated in right of payment to the prior payment in full of all of our existing and future senior indebtedness and, in certain insolvency events, other senior obligations. The subordinated indenture does not limit or prohibit the amount of indebtedness, including senior indebtedness, that we or any of our subsidiaries may incur. In addition, the subordinated notes may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Act.

Any right of ours to redeem the subordinated notes is subject to certain limitations, including any required prior approval of the Federal Reserve Board.

Our right to redeem any subordinated notes is subject to any limitations established by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). We may not redeem subordinated notes without having received the prior approval of the Federal Reserve Board or other appropriate federal banking agency as required under capital rules applicable to us. We cannot assure you that the Federal Reserve Board will approve any redemption of the subordinated notes that we may propose. We understand that the factors the Federal Reserve Board will consider in evaluating a proposed redemption include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, the capital plans and stress tests we submit to the Federal Reserve Board and our ability to meet and exceed minimum regulatory capital ratios under baseline and stressed conditions, and other supervisory considerations, although the Federal Reserve Board may change these factors at any time. In addition, investors should not expect us to redeem any redeemable subordinated notes on the date they become redeemable or on any particular date thereafter.

Events for which acceleration rights under the subordinated notes may be exercised are more limited than those available under the terms of our outstanding subordinated debt securities issued prior to June 16, 2023.

All or substantially all of our outstanding subordinated debt securities issued prior to June 16, 2023, provide acceleration rights for certain events relating to the bankruptcy, insolvency or reorganization of KeyCorp or the receivership of a Major Bank, which refers to a bank subsidiary of KeyCorp whose assets constitute 75% or more of our consolidated assets. However, under the subordinated indenture (as defined under “Description of Notes—General”), for subordinated debt securities issued on or after June 16, 2023, including the subordinated notes, unless otherwise specified for a particular series of subordinated debt securities, the only events providing acceleration rights will be certain bankruptcy, insolvency, reorganization or similar proceedings with respect to KeyCorp only.

As a result of these differing provisions, if receivership or similar events occur with respect to a Major Bank, the subordinated trustee and the holders of such existing subordinated debt securities would have acceleration rights that would not be available to the subordinated trustee or the holders of the subordinated notes. Any repayment of the principal amount of such existing subordinated debt securities following the exercise of acceleration rights in circumstances in which such rights are not available to the holders of the subordinated notes could adversely affect our ability to make timely payments on the subordinated notes thereafter. These limitations on the rights and remedies of holders of the subordinated notes could adversely affect the market value of the subordinated notes, especially during times of financial stress for us or our industry.

Risks Relating to Fixed Rate Reset Notes

The interest rate on a series of fixed rate reset notes will reset periodically and the subsequent interest rate may be lower than the interest rate for prior interest periods.

The interest on fixed rate reset notes will reset periodically and the interest or rate for each interest period will equal the reset reference rate specified in the applicable pricing supplement plus or minus a spread and/or multiplied by a spread multiplier, as applicable. Therefore, after the interest rate resets, the interest rate could be less than the fixed rate for the initial interest period and any subsequent interest rate, if applicable, may be less than a prior rate. We have no control over the factors that may affect interest rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may affect the market generally and interest rates specifically.

Historical reset reference rates for fixed rate reset notes are not an indication of future rates.

In the past, the reset reference rates that may be used for fixed rate reset notes have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the reset reference rates are not necessarily indicative of future levels. Any historical upward or downward trend in the applicable reset reference rate is not an indication that such reset reference rate is more or less likely to increase or decrease at any time, and you should not take the historical reset reference rate levels as an indication of future levels.

The value of and return on any fixed rate reset notes for which the reset reference rate is the treasury rate may be adversely affected if the interest rate is determined using an alternative method or a replacement rate is used.

Under the circumstances described herein under “Description of Notes—Fixed Rate Reset Notes—Determination of Reset Reference Rates—U.S. Treasury Rate,” the interest rate for a series of fixed rate reset notes for which the reset reference rate is the treasury rate will be determined using an alternative method to determine the applicable U.S. treasury rate or, if a rate substitution event has occurred with respect to the applicable treasury rate, using a replacement rate. If the interest rate on such a series of notes is determined by using such an alternative method or replacement rate, such alternative method or replacement rate may result in an interest rate and interest payments that are lower than or that do not otherwise correlate over time with the interest rate and interest payments that would have been made on such notes if the reset reference rate had been determined using the first method for determining the applicable treasury rate specified under “Description of Notes—Fixed Rate Reset Notes—Determination of Reset Reference Rates—U.S. Treasury Rate.” If a rate substitution event has occurred and it is determined there is no industry-accepted successor rate to the applicable treasury rate (or then-applicable replacement rate), the interest rate for the applicable reset period will be: (a) if the first reset interest rate is to be determined, the initial interest rate or (b) if a subsequent reset interest rate is to be determined, the interest rate that was applicable for the preceding reset period.

We or our designee may make determinations with respect to the treasury rate that could affect the market value of your fixed rate reset notes.

If we or our designee determines that the applicable treasury rate cannot be determined in the manner set forth under “Description of Notes—Fixed Rate Reset Notes—Determination of Reset Reference Rates—U.S. Treasury Rate,” the terms of the applicable fixed rate reset notes expressly authorize us or our designee to determine whether there is an industry-accepted successor rate to the applicable treasury rate and, if applicable, to determine and make certain adjustments with respect to such industry-accepted successor rate and the use thereof as the rate used to determine the interest rate on such fixed rate reset notes. If we or our designee determines that there is no such industry-accepted successor rate, then the interest rate for the applicable reset period will be (a) if the first reset interest rate is to be determined, the initial interest rate or (b) if a subsequent reset interest rate is to be determined, the interest rate that was applicable for the preceding reset period, and such rate could remain in effect for so long as such fixed rate reset notes are outstanding.

Certain of these determinations, and other related determinations described in this prospectus supplement, may require the exercise of discretion and the making of subjective judgments by us or our designee. In making these potentially subjective determinations, we or our designee may have economic interests that are adverse to interests of investors in fixed rate reset notes, and such determinations may adversely affect the return on, value of and market for the fixed rate reset notes.

Risks Relating to Floating Rate Notes and Fixed Rate/Floating Rate Notes

Variable rate notes can be volatile investments, and variable rates may be equal to or less than zero.

For notes with variable or “floating” interest rates, there will be additional significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the interest rates, which may be volatile over time could result in investors receiving an amount of interest that is lower than expected and/or could cause a decline in the market value of the notes. We have no control over a number of factors that may affect market rates, including geopolitical conditions and economic, financial, political, regulatory or other events that affect the markets generally and that are important in determining the existence, magnitude and longevity of market volatility and other risks and their impact on the value of, or payments made on, floating rate notes. Volatility of rates may adversely impact the return on or market value of such floating rate notes.

If the notes are structured to include multipliers or other leverage factors, or caps or floors, or any combination of those features or other similar related features, their market values may be even more volatile than those for securities that do not include those features. No interest will accrue on variable rate notes for which the applicable floating rate specified in the applicable pricing supplement is zero on the related interest reset date. Variable interest rates, by their nature, fluctuate and may be equal to or less than 0.0% unless otherwise provided for in the applicable pricing supplement.

The interest rate on a series of fixed rate/floating rate notes will reset from fixed to floating rates.

Fixed rate/floating rate notes will bear interest at a specified fixed rate for a specified portion of their term and then bear interest at a floating rate for the remainder of their term as set forth in the applicable pricing supplement. Therefore, after the interest rate resets from a fixed rate to a floating rate, the interest rate could be less than the fixed rate for the initial interest period. We have no control over the factors that may affect interest rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may affect the market generally and interest rates specifically.

Historical base rates for floating rate notes and fixed rate/floating rate notes are not an indication of future rates.

In the past, the base rates or “benchmarks” that may be used for the floating rate notes and fixed rate/floating rate notes have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the applicable base rate are not necessarily indicative of future levels. Any historical upward or downward trend in the applicable base rate is not an indication that such base rate is more or less likely to increase or decrease at any time. Future performance of a base rate may bear little or no relation to the historical actual or historical indicative base rate data. Prior observed patterns, if any, in the behavior of market variables and their relation to the base rate, such as correlations, may change in the future. In addition, to the extent that any pre-publication historical data is published with respect to a base rate, production of such historical indicative data inherently involves assumptions, estimates and approximations. No future performance of any base rate may be inferred from any of the historical actual or historical indicative base rate data and may bear little or no relation to the historical actual or historical indicative base rate data. Changes in the levels of any “benchmark” index may affect the return on notes based on or linked to such “benchmark” and the trading price of such notes, but it is impossible to predict whether such levels will rise or fall.

The regulation and reform of “benchmarks,” including CORRA, EURIBOR, SOFR and other base rates or indices, may adversely affect the value of and return on notes linked to or referencing such “benchmarks.”

Various base rates and other indices that are deemed to be “benchmark” rates, including CORRA, EURIBOR, SOFR and other rates and indices described herein or in an applicable pricing supplement, are the subject of ongoing national and international regulatory review and reform. These reforms may cause such benchmarks to perform differently than they performed in the past, to be discontinued entirely or to have other consequences that cannot be predicted. Any such consequences could have a material adverse effect on the market for, or value of, any notes linked to or referencing such a “benchmark.”

Any of the international or national reforms or proposals for reform or the general increased regulatory scrutiny of benchmarks could increase the costs and risks of administering or otherwise participating in the setting of a benchmark and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or contribute to certain benchmarks, triggering changes in the rules or methodologies used in certain benchmarks, leading to the discontinuance or unavailability of quotes of certain benchmarks and/or having other effects on certain benchmarks. Additionally, the implementation of any benchmark-related reforms might, among other things, have the effect of reducing, increasing or otherwise affecting the volatility of the published rate or level of the benchmark and/or cause such benchmarks to perform differently than in the past. Any of such changes or any other consequential changes to any benchmark as a result of international or national reforms or proposals for reform or other initiatives or investigations, or any uncertainty in relation to the timing and manner of implementation of such changes, could have a material adverse effect on the market price of and return on any notes linked to or referencing a benchmark.

To the extent interest payments on a note are linked to or reference a specific benchmark that is discontinued or is no longer quoted, the applicable base rate will be determined using the alternative methods described in “Description of Notes—Calculation of Interest.” Any of these alternative methods may result in interest payments that are lower than or that do not otherwise correlate over time with the payments that would have been made on those notes if the relevant benchmark was available in its current form. Further, the same costs and risks that may lead to the discontinuation or unavailability of a benchmark may make one or more of the alternative methods impossible or impracticable to determine.

With respect to certain of the base rates described herein, if the benchmark were eliminated or discontinued and the applicable provisions for a replacement rate have been triggered, but a replacement rate cannot be determined under such provisions, then the use of the final fallback provisions may set the interest rate for an interest period at the same rate as the immediately preceding interest periods. Therefore, if the final alternative method is required to determine such interest rate, it may result in the effective application of a fixed rate of interest for the applicable floating rate notes for succeeding interest periods, unless one of the other alternative methods applies again in the future. Additionally, in the event that such a base rate becomes unavailable but has not been eliminated or discontinued, and the applicable provisions for a replacement rate have not been triggered, for a particular interest period, under the relevant fallback arrangements included in the terms of the applicable notes using these base rates, the base rate for the last preceding interest period may be used as the base rate for such particular interest period, or, if such base rate was not used for the preceding interest period, the most recent such base rate that could have been determined.

Reform of benchmarks includes Regulation (EU) 2016/1011 (as amended, including by Regulation (EU) 2025/914, the “EU Benchmarks Regulation”) and, as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal Agreement) Act 2020 and as amended by the Benchmarks (Amendment and Transitional Provision) (EU Exit) Regulations 2019 (the “UK Benchmarks Regulation” and, together with the EU Benchmarks Regulation, the “Benchmarks Regulations”), which apply to the provision of benchmarks, the contribution of input data to a benchmark and the use of a benchmark within the European Union and the United Kingdom, respectively. Among other things, the Benchmarks Regulations (i) require certain benchmark administrators to be authorized or registered with the relevant authority (or, if non-European Union and non-United Kingdom-based, to be subject to an equivalent regime or otherwise recognized or endorsed by the relevant authority) and (ii) prevent certain uses by European Union-supervised and United Kingdom-supervised entities of benchmarks of administrators that are not authorized or registered by the relevant authority (or, if non-European Union or non-United Kingdom based, not deemed equivalent or recognized or endorsed by the relevant authority). Following amendments to the EU Benchmarks Regulation effective since January 1, 2026, the authorization and registration requirements under the EU Benchmarks Regulation now apply to a narrower category of benchmark administrators, namely administrators of critical and significant benchmarks, EU Climate Transition Benchmarks, EU Paris-aligned Benchmarks, and certain commodity benchmarks. Administrators that only provide non-significant benchmarks are no longer required to be authorized or registered under the EU Benchmarks Regulation.

The Benchmarks Regulations could have a material impact on notes linked to or referencing benchmarks, including EURIBOR notes, in particular, if the methodology or other terms of such benchmarks are changed in order to comply with the requirements of the Benchmarks Regulations. Such changes could, among other things, have the effect of reducing, increasing or otherwise affecting the volatility of the published rate or level of the applicable benchmark.

Further, following amendments effective since January 1, 2026, the EU Benchmarks Regulation now applies to a reduced category of benchmarks and benchmark administrators, including the exclusion of certain non- significant benchmarks from scope and a revised framework for non-EU benchmarks, which may affect the continued use, regulatory treatment or availability of benchmarks referenced by financial instruments. In addition, following the United Kingdom’s withdrawal from the European Union, the EU Benchmarks Regulation and the UK Benchmarks Regulation are separate regimes and may continue to diverge over time, including as a result of future amendments or supervisory practices. For example, in December 2025, HM Treasury published a consultation on proposals to replace the UK Benchmarks Regulation with a new regime—the Specified Authorised Benchmark Regime—under which only those benchmarks or benchmark administrators designated by HM Treasury as posing systemic risks to UK financial markets would be regulated, significantly narrowing the scope of benchmark regulation in the United Kingdom. Such divergence between the EU Benchmarks Regulation and the UK Benchmarks Regulation may increase compliance complexity and could affect the availability, use or regulatory treatment of benchmarks in respect of financial instruments depending on the jurisdiction.

Any of the foregoing may have a material adverse effect on the trading market for, market price of, and return on, notes linked to or referencing a benchmark. You should consult your own independent financial adviser and make your own assessment about the potential risks imposed by any of the international or national reforms of benchmarks in making any investment decision with respect to any such notes.

Risks Relating to SOFR Notes

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates during corresponding periods. In addition, although changes in compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on, value of and market for SOFR notes may fluctuate more than floating rate securities with rates that are linked to less volatile rates.

The interest rate on SOFR notes may be based on compounded SOFR, which is relatively new in the marketplace.

Publication of SOFR began in April 2018 and publication of the SOFR Index began in March 2020, and, therefore, each has a limited history. The interest rate on SOFR notes for each interest period may be based on compounded SOFR, which is calculated based on SOFR or the SOFR Index published by the Federal Reserve Bank of New York according to the specific formula described under “Description of Notes—Calculation of Interest—SOFR Notes” or in the applicable pricing supplement, and not by using SOFR published on or in respect of a particular date during such interest period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on SOFR notes during any interest period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during an interest period is negative, its contribution to SOFR or the SOFR Index, as applicable, will be less than one, resulting in a reduction to compounded SOFR used to calculate the interest payable on SOFR notes on the interest payment date for such interest period.

In addition, the method of calculating an interest rate based upon SOFR in market precedent varies. Accordingly, the use of the SOFR Index or the specific formula for compounded SOFR used in SOFR notes may not be widely adopted by other market participants, if at all. You should carefully review the specific formula for compounded SOFR described herein or specified in the applicable pricing supplement for SOFR notes before making an investment in such notes. If the market adopts a different calculation method, that would likely adversely affect the liquidity and market value of SOFR notes.

Any failure of SOFR to maintain market acceptance could adversely affect SOFR notes.

SOFR may fail to maintain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the U.S. dollar London Interbank Offered Rate (“U.S. dollar LIBOR”) in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement (“repo”) market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable substitute, replacement or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to maintain market acceptance could adversely affect the return on and value of SOFR notes and the price at which you can sell such SOFR notes.

Further, other index providers are developing products that are perceived as competing with SOFR. It is possible that market participants will prefer one of these competing products and that such competing products may become more widely accepted in the marketplace than SOFR. To the extent market acceptance for SOFR as a benchmark for floating rate notes declines, the return on and value of SOFR notes and the price at which investors can sell SOFR notes in the secondary market could be adversely affected. In addition, investors in SOFR notes may not be able to sell SOFR notes at all or may not be able to sell SOFR notes at prices that will provide them with a yield comparable to similar investments that continue to have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

As of the date of this prospectus supplement, there are multiple market conventions with respect to the implementation of SOFR as a base rate for floating rate notes or other securities. The manner of calculation and related conventions with respect to the determination of interest rates based on SOFR in floating rate notes markets may differ materially compared with the manner of calculation and related conventions with respect to the determination of interest rates based on SOFR in other markets, such as the derivatives and loan markets. Investors should consider carefully how any potential inconsistencies between the manner of calculation and related conventions with respect to the determination of interest or other payment rates based on SOFR across these markets may impact any hedging or other financial arrangements that they may put in place in connection with any acquisition, holding or disposition of SOFR notes.

The secondary trading market for notes linked to SOFR may be limited.

If SOFR does not prove to be widely used as a benchmark in securities that are similar or comparable to SOFR notes, an established trading market for SOFR notes may never develop or may be less liquid, and therefore the trading price of SOFR notes may be lower, than that of floating rate securities that are linked to rates that are more widely used. Similarly, market terms for securities that are linked to SOFR, including, but not limited to, the spread over the base rate reflected in the interest rate provisions or the manner of compounding the base rate, may evolve over time, and as a result, trading prices of SOFR notes may be lower than those of later-issued securities that are based on SOFR. Investors in SOFR notes may not be able to sell the notes at all or may not be able to sell the notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Further, investors wishing to sell such notes in the secondary market will have to make assumptions as to the future performance of SOFR during the applicable interest period in which they intend the sale to take place. As a result, investors may suffer from increased pricing volatility and market risk. In addition, some investors may be unwilling or unable to trade SOFR notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of SOFR notes.

SOFR may be modified or discontinued, which could adversely affect the return on, value of or market for SOFR notes.

SOFR and the SOFR Index each are published by the Federal Reserve Bank of New York based on data received from sources other than us, and we have no control over their availability, determination, calculation or publication. The Federal Reserve Bank of New York (or a successor), as administrator of SOFR and the SOFR Index, may make methodological or other changes that could change the value of SOFR or the SOFR Index, as applicable, including changes related to the calculation method, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR or the SOFR Index. In addition, the administrator may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of SOFR or the SOFR Index in its sole discretion and without notice and has no obligation to consider the interests of holders of the notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR or the SOFR Index. There can be no assurance that SOFR or the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in SOFR notes. If the manner in which either SOFR or the SOFR Index, as applicable, is calculated is changed or if either of SOFR or the SOFR Index, as applicable, is discontinued, that change or discontinuance could reduce or otherwise negatively impact the amount of interest that accrues on SOFR notes, which could adversely affect the return on and market for such notes. For purposes of the formula used to calculate interest with respect to SOFR notes, SOFR in respect of a particular date or interest period, as applicable, will not be adjusted for any modifications or amendments to SOFR data or the SOFR Index, as applicable, that the administrator of SOFR may publish after the interest rate on SOFR notes for that day or period has been determined in accordance with the terms and provisions set forth in this prospectus supplement and the applicable pricing supplement.

The amount of interest payable on SOFR notes with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

Unless the applicable pricing supplement specifies otherwise, the level of compounded SOFR applicable to a SOFR note for a particular interest period and, therefore, the amount of interest payable with respect to such interest period will be determined near the end of such interest period. Therefore, you will not know the amount of interest payable with respect to each particular interest period until shortly prior to the related interest payment date, and it may be difficult for you to estimate reliably the amount of interest that will be payable on each such interest payment date, which might adversely impact the liquidity and value of such notes. In addition, some investors may be unwilling or unable to trade the SOFR notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of SOFR notes.

Interest on SOFR notes will be calculated using a reference rate other than the applicable benchmark if a Benchmark Transition Event and related Benchmark Replacement Date occur; the Benchmark Replacements may not be a suitable replacement for SOFR or may be altered or discontinued.

If we or our designee (which may be our affiliate), after consulting with us, determines that a Benchmark Transition Event and related Benchmark Replacement Date (each as defined below) have occurred with respect to SOFR, then a Benchmark Replacement will be determined in accordance with the benchmark transition provisions described below under “Description of Notes—Calculation of Interest—SOFR Notes.” After such an event, interest on such notes will no longer be determined by reference to SOFR, but instead be determined by reference to a different rate, which will be a different benchmark than SOFR, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under “Description of Notes—Calculation of Interest—SOFR Notes—Effect of Benchmark Transition Event and Related Benchmark Replacement Date.”

In addition, the terms of SOFR notes expressly authorize us or our designee (which may be our affiliate), after consulting with us, to make Benchmark Replacement Conforming Changes (as defined below) with respect to, among other things, changes to the definition of “interest period,” timing and frequency of determining rates and making payments of interest and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on SOFR notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of SOFR notes in connection with a Benchmark Transition Event could adversely affect the value of SOFR notes, the return on SOFR notes and the price at which you can sell such SOFR notes. Any determination, decision or election described above will be made by us in our or our designee’s (which may be our affiliate), after consulting with us, sole discretion.

The terms of SOFR notes provide for a “waterfall” of alternative rates to be used to determine the rate of interest on such notes if a Benchmark Transition Event and related Benchmark Replacement Date occur. If each alternative rate referenced in the definition of “Benchmark Replacement” is unavailable or indeterminable, we or our designee (which may be our affiliate), after consulting with us, will determine the Benchmark Replacement that will apply to SOFR notes. The substitution of a Benchmark Replacement may adversely affect the value of and return on these notes.

The benchmark transition provisions also provide for a Benchmark Replacement Adjustment to be added to the Unadjusted Benchmark Replacement in order to make the Unadjusted Benchmark Replacement equivalent to SOFR. However, such adjustment will not necessarily make the Unadjusted Benchmark Replacement equivalent to SOFR. In particular, the Benchmark Replacement Adjustment may be a one-time adjustment, so such adjustment above the applicable Unadjusted Benchmark Replacement may not respond to changes in unsecured bank credit risk or other market conditions on a periodic basis. There is no assurance that the characteristics of any Benchmark Replacement will be similar to SOFR, or that any Benchmark Replacement will produce the economic equivalent of SOFR as a reference rate for interest on such notes. Further, (i) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the notes, (ii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be able to be predicted based on historical performance, (iii) the secondary trading market for notes linked to the Benchmark Replacement may be limited and (iv) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and would not have any obligation to consider the interests of holders of notes in doing so.

We or our designee (which may be our affiliate), after consulting with us, will have authority to make determinations, elections, calculations and adjustments with respect to SOFR notes that could affect the value of, return on and market for those notes.

We or our designee (which may be our affiliate), after consulting with us, will make certain determinations, decisions, elections, calculations and adjustments with respect to SOFR notes as further described below under “Description of Notes—Calculation of Interest—SOFR Notes” that may adversely affect the value of, return on and market for those notes. In particular, if a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to SOFR notes, the applicable Benchmark Replacement and Benchmark Replacement Adjustment will be determined in accordance with the benchmark transition provisions described under “Description of Notes—Calculation of Interest—SOFR Notes—Effect of Benchmark Transition Event and Related Benchmark Replacement Date,” and we or our designee can make Benchmark Replacement Conforming Changes in connection with the implementation of the applicable Benchmark Replacement. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to the Benchmark Replacement or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by us or our designee (which may be our affiliate), after consulting with us, pursuant to the benchmark transition provisions will, if made by us, be made in our sole discretion and, in each case, will become effective without consent from the holders of those notes or any other party. All determinations by us, our designee (which may be our affiliate), after consulting with us, or the calculation agent will be conclusive for all purposes and binding on us and holders of SOFR notes absent manifest error. In making these potentially subjective determinations, we, our designee (which may be our affiliate), after consulting with us, or the calculation agent may have economic interests that are adverse to your interests, and such determinations may adversely affect the value of and return on SOFR notes. Because the continuation of SOFR on the current basis cannot and will not be guaranteed, and because the applicable Benchmark Replacement is uncertain, we, our designee (which may be our affiliate), after consulting with us, or the calculation agent are likely to exercise more discretion in respect of calculating interest payable on SOFR notes than would be the case in the absence of a Benchmark Transition Event.

The rate of interest on SOFR notes may be determined by reference to a Benchmark Replacement even if the applicable benchmark continues to be published.

If a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to SOFR or the SOFR Index, the rate of interest on the applicable SOFR notes will thereafter be determined by reference to the applicable Benchmark Replacement. In each case, a Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark announcing that the benchmark is no longer representative. The rate of interest on those notes may therefore cease to be determined by reference to the benchmark and instead be determined by reference to the Benchmark Replacement, even if the benchmark continues to be published. Such rate may be lower than the benchmark for so long as the benchmark continues to be published, and the value of and return on the applicable SOFR notes may be adversely affected.

Interest on SOFR notes will be calculated using alternative methods if the applicable benchmark is not quoted or published on a particular day and a Benchmark Transition Event and related Benchmark Replacement Date have not occurred.

Under the terms of SOFR notes, if SOFR or the SOFR Index, as applicable, is not published on the SOFR Administrator’s website or otherwise is not available on a relevant SOFR interest determination date (but a Benchmark Transition Event or related Benchmark Replacement Date have not occurred), such rate for SOFR notes will be determined using the applicable alternative method described under “Description of Notes—Calculation of Interest—SOFR Notes.” This could adversely affect the rate of interest on the affected SOFR notes, which, in turn, could adversely affect the return on, value of and market for such affected SOFR notes and the price at which investors may be able to sell such affected SOFR notes.

Risks Relating to EURIBOR Notes

Regulation, reform and the actual or potential discontinuation of EURIBOR or the occurrence of another EURIBOR Benchmark Event may adversely affect the return on, value of and market for EURIBOR notes.

Certain “benchmark” rates have been the subject of regulatory review and guidance, which has resulted in regulatory reform and changes to certain benchmarks. See “—The regulation and reform of ‘benchmarks,’ including CORRA, EURIBOR, SOFR and other base rates or indices, may adversely affect the value of and return on notes linked to or referencing such ‘benchmarks.’”

Such reform of benchmarks includes the Benchmarks Regulations, which apply to benchmark-related provisions, the contribution of input data to a benchmark and the use of a benchmark within the European Union and the United Kingdom. Although EURIBOR has been reformed in order to comply with the terms of the Benchmarks Regulations, it remains uncertain as to how long it will continue in its current form, or whether it will be further reformed or replaced with an alternative benchmark. The Benchmarks Regulations could have a material impact on any notes linked to or referencing EURIBOR, in particular, if the methodology or other terms of EURIBOR are changed in order to comply with the requirements of the Benchmarks Regulations or supervised entities in the European Union and/or the United Kingdom are, pursuant to the provisions of the Benchmarks Regulations, prohibited from acquiring, holding or trading EURIBOR notes. Such changes or prohibitions could, among other things, have the effect of reducing, increasing or otherwise affecting the volatility of the published rate or level of EURIBOR and materially and negatively reduce liquidity in, and the secondary market price of, EURIBOR notes.

The European Money Markets Institute (“EMMI”), as the authorized benchmark administrator of EURIBOR, shifted in 2019 from a quote-based methodology of calculating EURIBOR to a hybrid methodology that is based upon contributions of individual panel banks that submit transaction-based data. In its publication of February 15, 2021, the euro risk-free rate working group set out a set of guiding principles for fallback provisions in new euro denominated cash products (including notes) linked to or referencing EURIBOR, in respect of any events resulting in a cessation of EURIBOR or if EURIBOR for whatever reasons would no longer be representative of the underlying market it purports to measure. In May 2021, the working group on euro risk free rates published recommendations that follow these guiding principles relating to fallback trigger events and fallback rates for contracts and financial instruments referring to EURIBOR, including the use of the Euro Short-term Rate (referred to as “€STR”), which is a risk-free rate that has been published by the European Central Bank (the “ECB”) since October 2019, as a replacement rate for EURIBOR in the event EURIBOR were discontinued or no longer representative. The May 2021 recommendations contemplated a two-level waterfall fallback structure, with a forward-looking term €STR rate on the first level and a backward-looking €STR compounded in arrears on the second level. Following the May 2021 recommendations, the working group issued subsequent guidance on the implementation of EURIBOR fallbacks for various cash products. The working group held its final meeting in November 2023 and was formally discontinued, with the European Securities and Markets Authority (“ESMA”) publishing a Final Statement on December 4, 2023 confirming that there is now no impediment to the full implementation of EURIBOR fallback provisions. Such €STR-based EURIBOR replacement is expected to be based upon a €STR rate (either forward-looking term €STR or backward-looking €STR compounded in arrears), adjusted in relation to the term of the applicable securities and an applicable spread adjustment. Since the May 2021 recommendations, regulated term €STR rates have become available from multiple administrators. €STR has a different methodology and other important differences from EURIBOR, and although it has been published since October 2019, it remains a relatively newer benchmark compared to EURIBOR, has little historical track record and may be subject to changes in its methodology.

It is not possible to predict with certainty whether, and to what extent, EURIBOR will continue to be supported going forward or the effect of any changes in the methodologies pursuant to which EURIBOR rates are determined or any other reforms to or other proposals affecting EURIBOR that will be enacted in the United Kingdom, the EU or elsewhere. This may cause EURIBOR to perform differently than in the past, and may have other consequences which cannot be predicted, including to (i) discourage market participants from continuing to administer or contribute to a benchmark, (ii) trigger changes in the rules or methodologies used in EURIBOR, (iii) lead to the elimination, discontinuance or obsolescence of EURIBOR and/or (iv) have other effects on certain benchmarks. Any of such changes or any other consequential changes might have a material adverse effect on the interest rate on, market value of, return on and trading market for any notes linked to, referencing, or otherwise dependent (in whole or in part) upon, EURIBOR.

With respect to any series of EURIBOR notes, if we or our designee determines that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to EURIBOR, the applicable Benchmark Replacement will replace EURIBOR for all purposes relating to such notes. See “—Discontinuance of EURIBOR might adversely affect the value of investments in floating rate notes that reference EURIBOR.” This may, among other things, result in the application of backward-looking €STR compounded in arrears (or, if available, forward-looking term €STR), whereas EURIBOR is expressed on the basis of a forward-looking term and includes a risk element based on interbank lending.

Furthermore, if EURIBOR is discontinued or ceases to be published or another EURIBOR Benchmark Event has occurred, there can be no assurances that we and other market participants will be adequately prepared for such discontinuance or cessation, which may have an unpredictable impact on contractual mechanics (including, but not limited to, the interest rate with respect to particular series of EURIBOR notes), among other adverse consequences.

Discontinuance of EURIBOR might adversely affect the value of investments in floating rate notes that reference EURIBOR.

To the extent that EURIBOR has been permanently discontinued or no longer published or we determine that another Benchmark Event (as defined under “Description of Notes—Calculation of Interest——EURIBOR Notes—Benchmark Discontinuation—Reference Rate Replacement—EURIBOR”) has occurred, then we will use reasonable efforts to appoint an independent financial adviser for the determination (with our agreement) of a successor rate or, if we and the independent financial adviser agree that there is no successor rate, an alternative rate and, in either case, an adjustment spread (the “benchmark discontinuation provisions”) for the relevant notes, as described more fully under “Description of Notes—Calculation of Interest——EURIBOR Notes—Benchmark Discontinuation—Reference Rate Replacement—EURIBOR.”

The consent or approval of the holders of notes is not required in the case of benchmark discontinuation provisions to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any interest amount in respect of the notes or for any other variation of the terms of the notes and/or the indentures that we required to be made in the circumstances described in the benchmark discontinuation provisions. Any such amendment made pursuant to the benchmark discontinuation provisions could have unexpected commercial consequences and there can be no assurance that, due to the particular circumstances of each holder, any such amendment will be favorable to each holder.

In addition, due to the uncertainty concerning the availability of successor rates and alternative reference rates and our involvement and/or the involvement of an independent financial adviser in accordance with the benchmark discontinuation provisions, the relevant benchmark discontinuation provisions may not operate as intended at the relevant time. The benchmark discontinuation provisions in respect of EURIBOR would result in EURIBOR being replaced with a €STR-based rate in accordance with the recommendation of the euro risk-free rate working group. More generally, however, any of the above matters or any other significant change to the setting or existence of EURIBOR could have a material adverse effect on the value or liquidity of, and the amount payable under, relevant notes. No assurance may be provided that relevant changes will not be made to EURIBOR and/or that such benchmarks will continue to exist. Investors should consider these matters and make their own assessment about the potential risks imposed by benchmark reforms and investigations when making their investment decision with respect to the notes.

If no successor or alternative reference rate is identified or selected in accordance with the benchmark discontinuation provisions, then the rate of interest on EURIBOR notes will be determined by fallback provisions that are dependent in part upon the provision by major banks in the interbank markets of offered rates for deposits in Euro and the availability of such rates information at the relevant time and may in certain circumstances result, to the extent that other fallback provisions are not applicable, in the effective application of a fixed rate based on the rate which applied in the previous period when EURIBOR was available, in effect resulting in such notes becoming a fixed rate note.

Any of these alternative methods may result in interest payments that are lower than or that do not otherwise correlate over time with the payments that would have been made on the notes if EURIBOR were available in its current form. Additionally, if EURIBOR or any other relevant benchmark rate is discontinued or no longer published, there can be no assurance that the applicable fallback provisions under any related swap agreements would operate so as to ensure that the benchmark rate used to determine payments under any related swap agreements is the same as that used to determine interest payments under the notes.

Risks Relating to CORRA Notes

CORRA may be more volatile than other benchmark or market rates.

Daily changes in CORRA have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as Canadian dollar offered rate (“CDOR”), during corresponding periods. In addition, although changes in compounded CORRA generally are not expected to be as volatile as changes in CORRA on a daily basis, the return on, value of and market for the CORRA notes may fluctuate more than floating rate securities with interest rates based on less volatile rates.

The interest rate on CORRA notes will be based on a daily compounded CORRA rate, which is relatively new in the marketplace.

The Bank of Canada has been the administrator of CORRA since June 2020 and commenced publishing the CORRA Compounded Index in April 2021 and, therefore, CORRA has a limited history. The interest rate on CORRA notes for each interest period will be based on a compounded CORRA rate determined on the basis of Compounded Daily CORRA, not the CORRA rate published on or in respect of a particular date during such interest period or an average of CORRA rates during such period. For this and other reasons, the interest rate on the notes during any interest period will not necessarily be the same as the interest rate on other CORRA-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the CORRA rate in respect of a particular date during an interest period is negative, the portion of the accrued interest compounding factor specifically attributable to such date will be less than one, resulting in a reduction to the accrued interest compounding factor used to calculate the interest payable on the notes on the interest payment date for such interest period.

In addition, limited market precedent exists for securities that use CORRA as the interest rate, and the method for calculating an interest rate based upon CORRA in those precedents varies. Accordingly, the specific formula for the daily compounded CORRA rate used in the notes may not be widely adopted by other market participants, if at all. You should carefully review the specific formula for compounded CORRA described herein and specified in the applicable pricing supplement and such CORRA notes before making an investment in such notes. If the market adopts a different calculation method, that would likely adversely affect the liquidity and market value of such notes.

Any failure of CORRA to maintain market acceptance could adversely affect the CORRA notes.

As a rate based on transactions secured by Government of Canada treasury bills and bonds, CORRA does not measure unsecured corporate credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of corporations. This may mean that market participants would not consider CORRA a suitable substitute or successor for CDOR, which may, in turn, lead to lessened market acceptance of CORRA.

In addition, market participants and relevant working groups still are exploring alternative reference rates based on different applications of CORRA, including term CORRA rates (which seek to measure the market’s forward expectation of an average CORRA rate over a designated term). The market or a significant part thereof may adopt an application of CORRA (including compounded CORRA) that differs significantly from that used in relation to the CORRA notes, which could result in reduced liquidity or otherwise affect the market price of the notes. The continued development of CORRA (including compounded CORRA) as an interest reference rate for the capital markets, as well as continued development of CORRA-based rates for such market and the market infrastructure for adopting such rates, could result in reduced liquidity or increased volatility or could otherwise affect the market price of any CORRA notes from time to time.

Further, multiple market conventions with respect to the implementation of CORRA as a base rate for floating rate notes or other securities may develop. Accordingly, the specific formula and related conventions used for the CORRA notes may not be widely adopted by other market participants, if at all. Adoption of a different method by the market with respect to these determinations could adversely affect the return on, value of and market for the CORRA notes. Furthermore, the methodology for calculating compounded CORRA for other floating rate notes that we may issue may change, and we may in the future issue other floating rate notes referencing CORRA or compounded CORRA that differ materially in terms of interest determination when compared with any previously issued CORRA notes. The continued development of CORRA (including compounded CORRA) as an interest reference rate for the capital markets, as well as continued development of CORRA-based rates for such market and the market infrastructure for adopting such rates, could result in reduced liquidity or increased volatility or could otherwise affect the market price of any CORRA notes from time to time.

Additionally, the manner of calculation and related conventions with respect to the determination of interest rates based on CORRA in floating rate debt securities markets may differ materially compared with the manner of calculation and related conventions with respect to the determination of interest rates based on CORRA in other markets, such as the derivatives and loan markets. Investors should consider carefully how any potential inconsistencies between the manner of calculation and related conventions with respect to the determination of interest or other payment rates based on CORRA across these markets may impact any hedging or other financial arrangements that they may put in place in connection with any acquisition, holding or disposition of the CORRA notes.

To the extent market acceptance for CORRA as a benchmark for floating rate notes declines or market conventions evolve over time, the return on and value of the CORRA notes and the price at which investors can sell the CORRA notes in the secondary market could be adversely affected. Investors in CORRA notes may not be able to sell the notes at all or may not be able to sell the notes at prices that will provide them with a yield comparable to similar investments that continue to have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

The amount of interest payable on CORRA notes with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

Unless the applicable pricing supplement specifies otherwise, the level of compounded CORRA applicable to a CORRA note for a particular interest period and, therefore, the amount of interest payable with respect to such interest period will be determined on the interest determination date for such interest period. Because each such date is near the end of each relevant interest period, you will not know the amount of interest payable with respect to a particular interest period until shortly prior to the related interest payment date, and it may be difficult for you to estimate reliably the amount of interest that will be payable on each such interest payment date, which might adversely impact the liquidity of such notes.

The secondary trading market for CORRA notes may be limited.

If CORRA does not prove to be widely used as a benchmark in securities that are similar or comparable to CORRA notes, an established trading market for the CORRA notes may never develop or may be less liquid, and therefore the trading price of CORRA notes may be lower, than that of floating rate securities that are linked to rates that are more widely used. Similarly, market terms for securities that are linked to CORRA, including, but not limited to, the spread over the base rate reflected in the interest rate provisions or the manner of compounding the base rate, may evolve over time, and as a result, trading prices of CORRA notes may be lower than those of later-issued securities that are based on CORRA. Investors in CORRA notes may not be able to sell the notes at all or may not be able to sell the notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Further, for CORRA notes for which the applicable interest rate for an interest period is determined at or prior to the beginning of such interest period, investors wishing to sell such notes in the secondary market will have to make assumptions as to the future performance of CORRA during the interest period in which they intend the sale to take place. As a result, investors may suffer from increased pricing volatility and market risk. In addition, some investors may be unwilling or unable to trade CORRA notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of CORRA notes.

CORRA may be modified or discontinued, which could adversely affect the return on, value of or market for CORRA notes.

The Bank of Canada may make methodological or other changes that could change the value of CORRA, including changes related to the method by which CORRA is calculated, eligibility criteria applicable to the transactions used to calculate CORRA, or timing related to the publication of CORRA. In addition, CORRA is published by the Bank of Canada based on data received from sources other than us, and we have no control over the methods of calculation, publication schedule, rate revision practices or availability of CORRA. If the manner in which CORRA is calculated is changed, that change may result in a reduction of the amount of interest payable on the CORRA notes, which may adversely affect the trading prices of the CORRA notes. The administrator of CORRA may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of CORRA in its sole discretion and without notice and has no obligation to consider the interests of investors in the CORRA notes in calculating, withdrawing, modifying, amending, suspending or discontinuing CORRA. For purposes of the formula used to calculate interest with respect to CORRA notes, CORRA in respect of a particular date will not be adjusted for any modifications or amendments to CORRA data that the administrator of CORRA may publish after the interest rate on CORRA notes for that day has been determined in accordance with the terms and provisions set forth in this prospectus supplement and the applicable pricing supplement.

There can be no assurance that CORRA will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in CORRA notes. If the manner in which CORRA is calculated is changed or if CORRA is discontinued, that change or discontinuance could reduce or otherwise negatively impact the amount of interest that accrues on CORRA notes, which could adversely affect the return on, value of or market for such CORRA notes.

Interest on CORRA notes will be calculated using a reference rate other than the applicable benchmark if an Index Cessation Event and related Index Cessation Effective Date occur; the Applicable Fallback Rate for CORRA notes may not be a suitable replacement for CORRA or may be altered or discontinued.

If we or our designee (which may be our affiliate), after consulting with us, determines that an Index Cessation Event and an Index Cessation Effective Date have occurred with respect to CORRA, then the

Applicable Fallback Rate will be determined in accordance with the benchmark transition provisions described below under “Description of Notes—Calculation of Interest—CORRA Notes.” After such an event, interest on such notes will no longer be determined by reference to CORRA, but instead be determined by reference to the Applicable Fallback Rate.

The terms of the CORRA notes provide for alternative rates to be used to determine the rate of interest on any notes referencing CORRA if an Index Cessation Event and a related Index Cessation Effective Date occur with respect to compounded CORRA. The composition and characteristics of the Applicable Fallback Rates may not be the same as those of CORRA and, accordingly, such fallback rates may not be a suitable replacement or successor for CORRA.

Additionally, the alternative rates for CORRA notes are uncertain. In particular, the rate (inclusive of any spreads or adjustments) recommended as the replacement for CORRA by a committee officially endorsed or convened by the Bank of Canada for the purpose of recommending a replacement for CORRA (which rate may be produced by the Bank of Canada or another administrator) and as provided by the administrator of that rate or, if that rate is not provided by the administrator thereof (or a successor administrator), published by an authorized distributor, has not been established as of the date hereof. Uncertainty with respect to market conventions related to the calculation of fallback rates and whether any alternative rate is a suitable replacement or successor for CORRA, may adversely affect the value of, return on and trading market for CORRA notes.

There is no assurance that the characteristics of any of the alternative base rates for CORRA will be similar to those prior to the date an Index Cessation Event occurs, or that any such alternative rate will produce the economic equivalent of CORRA as a base rate for interest on the CORRA notes. Although the CORRA fallback provisions provide for term and spread adjustments to the Applicable Fallback Rate and other rates in order to attempt to make the resulting rate comparable to CORRA, such adjustments will not necessarily make the alternative rate equivalent to CORRA.

We or our designee (which may be our affiliate), after consulting with us, will have authority to make determinations, elections, calculations and adjustments with respect to CORRA notes that could affect the value of, return on and market for those notes.

We or our designee will make certain determinations, decisions, elections, calculations and adjustments with respect to the CORRA notes as further described below under “Description of Notes—Calculation of Interest—CORRA Notes—Effect of an Index Cessation Event—CORRA” that may adversely affect the value of, return on or trading market for those notes. In particular, if an Index Cessation Event and a related Index Cessation Effective Date occur with respect to CORRA notes, the Applicable Fallback Rate and related adjustment to such rate will be determined in accordance with the benchmark transition provisions described under “Description of Notes—Calculation of Interest—CORRA Notes—Effect of an Index Cessation Event—CORRA,” and we or our designee can make certain changes and adjustments in connection with the implementation of the Applicable Fallback Rate and other terms and provisions of the CORRA notes.

Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as the occurrence or non-occurrence of an Index Cessation Event or with respect to the Applicable Fallback Rate and related adjustments or changes, any adjustment factor needed to make such substitute or successor base rate comparable to CORRA, the business day convention, the definition of business day, the interest determination date to be used and any other relevant methodology for calculating such substitute or successor base rate. Additionally, if one of our affiliates is the calculation agent for the CORRA notes, we or our affiliate will make determinations with respect to the CORRA notes as specified in this prospectus supplement or the applicable pricing supplement and may have discretion in calculating the amounts payable in respect of such notes. Any determination, decision or election that may be made by us, or our designee (which may be our affiliate), after consulting with us, pursuant to the benchmark transition provisions will, if made by us, be made in our sole discretion and, in each case, will become effective without consent from the holders of those notes or any other party. All determinations by us or our designee (which may be our affiliate), after consulting with us, will be conclusive for all purposes and binding on us and holders of the CORRA notes absent manifest error. In making these potentially subjective determinations, we or our designee (which may be our affiliate), after consulting with us, may have economic interests that are adverse to your interests, and such determinations may adversely affect the value of and return on the CORRA notes. Because the continuation of CORRA on the current basis cannot and will not be guaranteed, and because the Applicable Fallback Rate may be uncertain, we or our designee (which may be our affiliate), after consulting with us, are likely to exercise more discretion in respect of calculating interest payable on CORRA notes than would be the case in the absence of an Index Cessation Event.

Risks Relating to Foreign Currency Notes and Indexed Notes

Foreign currency notes are subject to fluctuating exchange rates and exchange controls.

We can denominate the notes in, and the principal of, and any interest or premium on, the notes can be payable in, any foreign currencies that we may designate at the time of offering. This prospectus supplement does not describe all the risks of an investment in notes denominated in, or the payment of which is related to the value of, a currency (including any composite currency) other than a prospective purchaser’s home currency, and we disclaim any responsibility to advise prospective purchasers of such risks as they exist as of the date of this prospectus supplement or as such risks may change from time to time. Prospective purchasers should consult their own financial, legal and tax advisors as to the risks entailed by an investment in notes denominated in, or the payment of which is related to the value of, currencies other than their particular home currency.

If you invest in foreign currency notes and currency indexed notes, your investment will be subject to significant risks not associated with investments in debt instruments denominated in U.S. dollars or U.S. dollar-based indices.

Such risks include, but are not limited to:

•	market changes from time to time in rates of exchange between the U.S. dollar and your payment currency, which changes may be volatile and significant;

•	the possibility of significant changes in rates of exchange between U.S. dollar and the specified currency resulting from official redenomination relating to your payment currency;

•	the possibility of the imposition or modification of foreign exchange controls by either the United States or applicable foreign governments; and

•

the possibility of volatility and significant changes in the rates of exchange between the U.S. dollar and your payment currency as a result of the sovereign debt difficulties experienced by a variety of countries, including certain countries that are part of the European Union, which could relate to events in currencies other than the U.S. dollar or your payment currency.

Such risks generally depend on factors over which KeyCorp has no control and which cannot be readily foreseen such as:

•	economic events;

•	political events; and

•	the supply of, and demand for, the relevant currencies.

In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been volatile. This volatility may continue in the future. Past fluctuations in any particular exchange rate are not necessarily indicative of fluctuations that may occur in the rate during the term of the note. Fluctuations in exchange rates against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of the principal or any premium payable at maturity of your notes and, generally, in the U.S. dollar-equivalent market value of your notes. The currency risks with respect to your foreign currency notes or currency indexed notes may be further described in the applicable pricing supplement.

Foreign exchange rates can either float, float based on an index or reference currency or be fixed by sovereign governments. Governments, however, often use a variety of techniques, such as intervention by that country’s central bank, or the imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments also may issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by the devaluation or revaluation of a currency. Significant differences may exist between government specified exchange rates and market exchange rates. Thus, an important risk in purchasing foreign currency notes or currency indexed notes for U.S. dollar-based investors is that their U.S. dollar-equivalent yields could be affected by governmental actions that could change or interfere with currency valuation that was previously freely determined, fluctuations in response to other market forces and the movement of currencies across borders. We will make no adjustment or change in the terms of the foreign currency notes or currency indexed notes if exchange rates become fixed, or if any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes occur, or other developments, affecting the U.S. dollar or any applicable currency occur.

The exchange rate agent will make all calculations relating to your foreign currency notes or currency indexed notes. All such determinations will, in the absence of clear error, be binding on holders of the notes.

For notes with a specified currency other than U.S. dollars, we may include in the applicable pricing supplement information concerning historical exchange rates for that currency against the U.S. dollar and a brief description of any relevant exchange controls. If the pricing supplement includes that information, it should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

The unavailability of currencies could result in a substantial loss to you.

Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is:

•	unavailable due to the imposition of exchange controls or other circumstances beyond our control;

•	no longer used by the government of the country issuing such currency; or

•	no longer used for the settlement of transactions by public institutions of the international banking community,

then all payments on such note will be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or its successor currency or as otherwise indicated in the applicable pricing supplement. Any payment on such note made under such circumstances in U.S. dollars will not constitute an event of default under the applicable indenture.

Unless the applicable pricing supplement specifies otherwise, if the specified currency of a note is officially redenominated, other than as a result of the European Monetary Union, such as by an official redenomination of any such specified currency that is a composite currency, then our payment obligations on such note will be the amount of redenominated currency that represents the amount of our obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under such notes as a result of:

•	any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement.

Judgments in a foreign currency could result in a substantial loss to you.

The indentures and the notes, except to the extent specified otherwise in a pricing supplement, will be governed by, and construed in accordance with, the laws of the State of New York. As a holder of notes, you may bring an action based upon an obligation payable in a currency other than U.S. dollars in courts in the United States. However, courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than U.S. dollars. In addition, it is not clear whether, in granting such judgment, the rate of conversion would be determined with reference to the date of default, the date judgment is rendered or any other date. However, the Judiciary Law of the State of New York currently provides that an action based upon an obligation payable in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted to U.S. dollars at an exchange rate prevailing on the date the judgment or decree is entered. In these cases, holders of foreign currency notes would bear the risk of exchange rate fluctuations between the time the dollar amount of this judgment is calculated and the time U.S. dollars were paid to the holders.

We will not adjust notes denominated or payable in a currency other than your home currency to compensate for changes in foreign currency exchange rates.

Except as described below or in the applicable pricing supplement, we will not make any adjustment in or change to the terms of notes denominated or payable in currencies other than your home currency for changes in the foreign currency exchange rate for the relevant specified currency for a note, including any devaluation, revaluation, or imposition of exchange or other regulatory controls or taxes, or for other developments affecting that currency or any other currency. Consequently, you will bear the risk that your investment may be affected adversely by these types of events.

Notes denominated or payable in currencies other than U.S. dollars permit us to make payments in U.S. dollars if we are unable to obtain the specified currency.

The terms of any notes denominated or payable in a currency other than U.S. dollars provide that we have the right to make a payment in U.S. dollars instead of the specified currency, if at or about the time when the payment on such notes comes due, the specified currency is subject to convertibility, transferability, market disruption, or other conditions affecting its availability because of circumstances beyond our control. These circumstances could include the imposition of exchange controls, our inability to obtain the specified currency because of a disruption in the currency markets for the specified currency, or unavailability because the specified currency is no longer used by the government of the relevant country or for settlement of transactions by public institutions of or within the international banking community. In addition, if the specified currency for a note has been replaced by a new currency, we will have the option to choose whether we make payments on such note in the replacement currency or in U.S. dollars. In either case, the exchange rate used to make payment in U.S. dollars or the replacement currency, if any, may be based on limited information and would involve significant discretion on the part of the exchange rate agent, which may be one of our affiliates, to be appointed by us. As a result, the value of the payment in our home currency may be less than the value of the payment you would have received in the specified currency if the specified currency had been available. The exchange rate agent generally will not have any liability for its determinations.

Any payment in respect of the notes so made in U.S. dollars where the required payment is in an unavailable specified currency will not constitute an event of default under the relevant indenture or the notes. If your home currency is not U.S. dollars, any such payment will expose you to the significant risks described above in this section “—Risks Relating to Foreign Currency Notes.” See “Special Provisions Relating to Foreign Currency Notes.”

The risk of loss to you as a result of linking principal or interest on payments on indexed notes to an index can be substantial.

An investment in indexed notes entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. The interest rate of an indexed note may be less than that on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid. In certain circumstances, the amount of the principal and/or premium, if any, payable on an indexed note may be less than the original purchase price of the indexed note if allowed under the terms of the notes, including the possibility that no amount will be paid. We cannot assure you that there will be a secondary market for indexed notes or of the liquidity of the secondary market if one develops. The secondary market, if any, for indexed notes will be affected by a number of factors, independent of our creditworthiness and the value of the applicable currency, commodity, security or interest rate index, including:

•	the volatility of the applicable currency, commodity, security or interest rate index;

•	the time remaining to the maturity of the notes;

•	the amount outstanding of the notes; and

•	market interest rates.

The value of the applicable currency, commodity, security or interest rate index depends on a number of interrelated factors, including economic, financial and political events over which we have no control. Additionally, if the formula used to determine the amount of principal, premium, if any, or interest payable on indexed notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity, security or interest rate index will be increased. The historical experience of the relevant currencies, commodities, securities or interest rate indices should not be taken as an indication of future performance of the currencies, commodities, securities, or interest rate indices during the term of any indexed note. Any credit ratings assigned to the notes reflect our credit status and in no way reflect the potential impact of the factors discussed above, or any other factors, on the market value of the notes.

FORWARD-LOOKING STATEMENTS

From time to time, we have made or will make forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” “will,” “would,” “should,” “could,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results or aspirations. Our disclosures in this prospectus supplement and the accompanying prospectus contain forward-looking statements. We may also make forward-looking statements in any applicable pricing supplement and in our other documents filed with or furnished to the SEC. In addition, we may make forward-looking statements orally to analysts, investors, representatives of the media and others.

Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this prospectus supplement, the accompanying prospectus, any applicable pricing supplement or our other documents filed with or furnished to the SEC can or will be achieved. Factors that could cause our actual results to differ from those described in forward-looking statements include, but are not limited to:

•	the extensive regulation of the U.S. financial services industry;

•	complex and evolving laws and regulations regarding privacy and cybersecurity;

•	operational or risk management failures by us or critical third parties;

•	breaches of security or failures of our technology systems due to technological or other factors and cybersecurity threats;

•	an ineffective risk management framework;

•	negative outcomes from claims, litigation, arbitration, investigations, or governmental proceedings;

•	failure or circumvention of our controls and procedures;

•	our exposure to a wide range of climate-related physical risks across different geographical areas;

•	evolving capital and liquidity standards under applicable regulatory rules;

•

disruption of the U.S. and global financial system and markets, including the impact of inflation, tariffs or other trade policies, political instability, a prolonged shutdown of the U.S. government, a potential global economic downturn or recession, and extended military conflicts;

•	unanticipated changes in our liquidity position, including but not limited to, changes in our access to or the cost of funding and our ability to secure alternative funding sources;

•	our ability to receive dividends from our subsidiaries, including KeyBank;

•	downgrades in our credit ratings or those of KeyBank;

•	a worsening of the U.S. economy due to financial, political or other shocks;

•	our ability to anticipate interest rate changes and manage interest rate risk;

•	deterioration of economic conditions in the geographic regions where we operate;

•	the soundness of other financial institutions, including instability in the financial industry;

•	our concentrated credit exposure in commercial and industrial loans;

•	deterioration of commercial real estate market fundamentals;

•	defaults by our loan clients or counterparties;

•	adverse changes in credit quality trends;

•	declining asset prices;

•	deterioration of asset quality and an increase in credit losses;

•	geopolitical destabilization, including ongoing military conflicts;

•	labor shortages, increases in unemployment rates, and supply chain constraints;

•	our ability to develop and effectively use the quantitative models we rely upon in our business planning;

•	our ability to timely and effectively implement our strategic initiatives;

•	damage to our reputation;

•	increased competitive pressure;

•	our ability to adapt our products and services to industry standards and consumer preferences;

•	our ability to attract and retain talented executives and employees;

•	unanticipated adverse effects of strategic partnerships or acquisitions and dispositions of assets or businesses;

•	the potential impact of Scotiabank’s significant equity interest in our business;

•	inaccurate assumptions or estimates underlying our consolidated financial statements;

•	changes in accounting policies, standards, and interpretations; and

•	impairment of goodwill.

These and other risk factors are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2025, under the section entitled “Risk Factors” and from time to time in other filings with the SEC. Any forward-looking statements made by us or on our behalf speak only as of the date they are made, and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances, except as required by applicable securities laws.

KEYCORP

KeyCorp, organized in 1958 under the laws of the State of Ohio, is headquartered in Cleveland, Ohio. We are a bank holding company under the Bank Holding Company Act of 1956, as amended, and one of the nation’s largest bank-based financial services companies. KeyCorp is the parent holding company for KeyBank, its principal subsidiary, through which most of our banking services are provided. Through KeyBank and certain other subsidiaries, we provide a wide range of retail and commercial banking, commercial leasing, investment management, consumer finance, student loan refinancing, commercial mortgage servicing and special servicing, and investment banking products and services to individual, corporate, and institutional clients.

Our common stock is listed on the New York Stock Exchange under the under the symbol “KEY.” Our principal executive offices are located at 127 Public Square, Cleveland, Ohio 44114. Our telephone number is (216) 689-3000.

We refer you to the documents incorporated by reference into this prospectus supplement and the attached prospectus, as described under “Where You Can Find More Information” in the attached prospectus, for more information about us and our business.

USE OF PROCEEDS

Except as may be described otherwise in a pricing supplement, we will use the net proceeds from the sale of the notes for general corporate purposes, including investments in and advances to our bank and nonbank subsidiaries, reduction of borrowings or indebtedness, short and long-term investments and financing possible future acquisitions including, without limitation, the acquisition of banking and nonbanking companies and financial assets and liabilities. All or a portion of the net proceeds from the sale of notes may also be used to finance, in whole or in part, our repurchase of common shares pursuant to any share repurchase program and additional securities repurchases undertaken from time to time.

DESCRIPTION OF NOTES

The following is a description of certain terms of the notes offered hereby which does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the indentures referred to below, including the Officers’ Certificate and Company Order that established the Series U notes and the Series V notes, respectively. The particular terms of the notes sold under any pricing supplement will be described in that pricing supplement. Accordingly, please note that the specific terms described in the relevant pricing supplement will supplement, and may modify or replace, the terms described in this section. The general terms and conditions stated in this section will apply to each note unless the applicable pricing supplement indicates otherwise. References to interest payments and interest-related information do not apply to the zero-coupon notes defined below.

General

The Series U notes will be issued under an indenture dated as of June 10, 1994, as amended and supplemented from time to time (the “senior indenture”), between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee. The Series V notes will be issued by us under an indenture dated as of June 10, 1994, as amended and supplemented from time to time (the “subordinated indenture”), also between us and Deutsche Bank Trust Company Americas, as trustee. As permitted by the indentures, the terms of each of the Series U notes and the Series V notes will be established in an Officers’ Certificate and Company Order pursuant to a resolution of our board of directors. We will issue each of the Series U notes and the Series V notes in multiple tranches under the respective indenture, including the Officers’ Certificate and Company Order that established such Series U notes and Series V notes. References to the senior indenture include the Officers’ Certificate and Company Order that established the Series U notes, and references to the subordinated indenture include the Officers’ Certificate and Company Order that established such Series V notes. Forms of the indentures and each Officers’ Certificate and Company Order establishing the Series U notes and the Series V notes, respectively, have been filed with the SEC and are incorporated by reference or included in the registration statement on Form S-3 (Registration No. 333-296536) under the Securities Act of 1933, as amended (the “Act”), of which this prospectus supplement and the accompanying prospectus are a part. See “Where You Can Find More Information” in the accompanying prospectus on how to obtain a copy of the indentures.

We will refer to the senior indenture and the subordinated indenture together as the “indentures” and each as an “indenture.” The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Deutsche Bank Trust Company Americas is hereinafter referred to as the “senior trustee” when referring to it in its capacity as trustee under the senior indenture, as the “subordinated trustee” when referring to it in its capacity as trustee under the subordinated indenture, and as the “trustee” when referring to it in its capacity under both of the indentures.

Because this section is a summary, it does not describe every aspect of the notes and the indentures. We urge you to read the indenture that is applicable to you because it, and not this description, defines your rights as a holder of notes.

The notes are our direct, unsecured obligations. Series U notes issued under our senior indenture will rank equally with all of our other unsecured and unsubordinated indebtedness that is not accorded a priority under applicable law. Series V notes issued under our subordinated indenture will be subordinated in right of payment to the prior payment in full of our Senior Indebtedness (as defined below) and, in certain insolvency events, our Other Senior Obligations (as defined below).

The Series U notes constitute a single series for purposes of the senior indenture (separate from our other series of senior medium-term notes) and the aggregate principal amount of such series is not limited. At March 31, 2026, our total Senior Indebtedness was approximately $5.4 billion.

The Series V notes constitute a single series for purposes of the subordinated indenture (separate from our other series of subordinated medium-term notes). At March 31, 2026, we had outstanding $445 million aggregate principal amount of subordinated debt securities issued pursuant to the subordinated indenture.

The indentures do not limit the amount of our notes or other debt obligations that may be issued thereunder or otherwise.

The notes (other than the amortizing notes) will not be subject to any sinking fund, unless otherwise specified in the applicable pricing supplement. In no event will subordinated notes have sinking funds.

We will offer the notes on a continuous basis as senior notes or subordinated notes. The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If any information in the pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the pricing supplement. The pricing supplement may also add, update or change information contained in the prospectus and this prospectus supplement. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement and the applicable pricing supplement, together with the information incorporated herein and therein by reference, in making your investment decision.

We may from time to time, without your consent, reopen an outstanding tranche of notes and issue additional notes having the same terms and conditions as such outstanding notes (or the same terms and conditions except for the offering price, issue date and amount of the first interest payment).

General Terms of Notes. Unless the applicable pricing supplement states otherwise:

•

Series U notes will mature on a business day that is nine (9) months or more from the date of issue, but a note paying interest at the Commercial Paper Rate will mature after at least nine months and one day from its date of issue;

•	Series V notes will mature after at least five years from their date of issue;

•	we will pay interest on fixed rate notes and fixed rate reset notes semi-annually and will pay interest with respect to the fixed rate period of fixed rate/floating rate notes semi-annually;

•

if the maturity date of any note or the interest payment date of any note (other than a floating rate note) specified in the applicable pricing supplement for such note is a day that is not a business day, interest, principal and premium, if any, will be paid on the next day that is a business day with the same force and effect as if made on the maturity date or the interest payment date, as the case may be, and no interest on that payment will accrue for the period from and after that maturity date or the interest payment date, as the case may be;

•	holders will not be able to elect to have their notes repaid before the maturity date;

•	we will issue the notes, other than the foreign currency notes, in U.S. dollars;

•

we will issue the notes, other than the foreign currency notes, in fully registered form and in authorized denominations of $2,000 or any integral multiple of $1,000 in excess thereof, and we will designate the authorized denominations of foreign currency notes in the applicable pricing supplement;

•

the principal, premium, and interest, if any, payable at maturity or at redemption on each note will be paid in immediately available funds when the note is presented at the corporate trust office of the paying agent; and

•

we will issue the notes as global notes registered in the name of a nominee of DTC, as depositary. We will refer to these notes as global notes in this prospectus supplement. We can also issue the notes in definitive registered form, without coupons, otherwise known as a certificated note, as would be described in the applicable pricing supplement.

Pricing Supplements. The applicable pricing supplement relating to each note will describe the following:

•	whether the note is a senior note or a subordinated note;

•	whether the note is being issued at a price other than 100% of its principal amount;

•	the principal amount of the note;

•	the date on which the note will be issued;

•	the date on which the note will mature;

•	whether the note is a fixed rate note, a floating rate note, a fixed rate reset note, a fixed rate/floating rate note or a zero coupon note;

•	any additional terms applicable to any foreign currency notes with respect to the payment of principal and any premium or interest for that note;

•	the annual rate at which, or the method by which, the note will bear interest, including, as applicable, the initial interest rate, the reset dates and the reset reference rate;

•	the interest payment dates and regular record dates, if different from those described below;

•	whether the note is a discount note, and if so, any additional provisions and disclosure relating to this feature of the note;

•	whether the note may be redeemed at our option, and any provisions and disclosure relating to redemption of the note;

•	whether the note may be subject to repayment at the option of the holder, and any provisions and disclosure relating to repayment of the note;

•	whether the note will be represented by a certificated note and any provisions and disclosure relating to this feature of the note;

•	the authorized denominations of foreign currency notes; and

•	any other terms of the note consistent with the provisions of the applicable indenture.

You must pay the purchase price of the notes in immediately available funds.

We may from time to time, without the consent of existing note holders, issue additional notes having the same terms and conditions (including maturity and interest payment terms) as notes previously issued pursuant to this prospectus supplement in all respects, except for the issue date, issue price and the first payment of interest. Additional notes issued in this manner will be fungible with the previously issued notes to the extent specified in the applicable pricing supplement; provided that if the additional notes are not fungible with the previous issued notes, the additional notes will bear a separate CUSIP. No additional notes may be issued in a particular series if an Event of Default (as defined in the respective indenture) has occurred and is continuing with respect to that series.

Unless otherwise defined in the pricing supplement, the term “business day” means the following:

•

for SOFR notes, any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities;

•

for notes denominated in a specified currency other than U.S. dollars or euro, any day that is not a Saturday or Sunday and that is not a day that banking institutions in New York City are generally authorized or obligated by law or executive order to close, and is also a day on which commercial banks and foreign exchange markets settle payments in the principal financial center of the country of the relevant specified currency (if other than New York City);

•

for notes denominated in euro or with a base rate of EURIBOR, any day that is not a Saturday or Sunday and that is not a day that banking institutions in London are generally authorized or obligated by law or executive order to close, and is also a day on which T2 is open for the settlement of payment in euro, which will be referred to as a T2 business day; and

•

in all other instances, any day that is not a Saturday or Sunday and that is not a day that banking institutions in New York City are generally authorized or obligated by law or executive order to close.

“T2” is the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007 or any successor or replacement for that system.

Unless otherwise specified in the applicable pricing supplement, the principal financial center of any country for the purpose of the foregoing definition means (1) the capital city of the country issuing the specified currency or (2) the capital city of the country to which the designated currency relates, as applicable, except, in the case of (1) or (2) above, that with respect to United States dollars, Australian dollars, Canadian dollars, Euro, New Zealand dollars, South African rand and Swiss francs, the “principal financial center” shall be the City of New York and (solely in the case of the specified currency) Sydney, Toronto, Brussels, Wellington, Johannesburg and Zurich, respectively.

Interest and Interest Rates

General

Each note will accrue interest from the date it is originally issued or from the last date in respect of which interest has been paid or duly provided for, as the case may be, until the principal thereof is paid or deemed paid under the indenture. In the related pricing supplement, we will designate each note as a fixed rate note, a floating rate note, fixed rate reset note, a fixed rate/floating rate note, any combination of the foregoing, a discount note, a zero coupon note, an amortizing note, a renewable note, an extendible note or an indexed note and describe the method of determining the interest rate, including any spread and/or spread multiplier. For an indexed note, we will also describe in the related pricing supplement the method for calculating and paying principal and interest. For a floating rate note, fixed rate reset note, fixed rate/floating rate note or indexed note, we may also specify a maximum and a minimum interest rate in the related pricing supplement. The interest rate on a floating rate note, fixed rate reset note or fixed rate/floating rate note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application and will in no event be lower than zero.

Interest rates on the notes that we offer may differ depending upon, among other things, the aggregate principal amount of notes purchased in any single transaction. We may offer notes with similar variable terms but different interest rates, as well as notes with different variable terms, concurrently to different investors. We may, from time to time, change the interest rates or formulas and other terms of notes, but no such change will affect any note already issued or as to which an offer to purchase has been accepted.

Interest will be payable to the person in whose name the note is registered at the close of business on the applicable record date; provided that the interest payable upon maturity, redemption or repayment (whether or not the date of maturity, redemption or repayment is an interest payment date) will be payable to the person to whom principal is payable.

Unless otherwise specified in the applicable pricing supplement, the agent for payment, transfer and exchange of the notes, who will be referred to in this prospectus supplement as the paying agent, is Deutsche Bank Trust Company Americas, acting through its corporate trust office in New York City, New York. Unless the applicable pricing supplement specifies otherwise, we will pay the principal, interest, and premium, if any, at maturity or redemption in immediately available funds to DTC, as depositary, or its nominee, as the registered owner of the global notes representing the book-entry notes. We may at our option, pay interest on any certificated note, other than interest at maturity or upon redemption, by mailing a check to the address of the person or entity entitled to the payment shown on our security register at the close of business on the regular record date related to the interest payment date.

Unless the applicable pricing supplement specifies otherwise, a holder of U.S. $1.0 million (or the equivalent) or more in aggregate principal amount of certificated notes (whether having identical or different terms and provisions) shall be entitled to receive payments of interest, other than interest at maturity or upon redemption, by wire transfer of immediately available funds upon written request to the paying agent not later than 15 calendar days prior to the applicable interest payment date.

Fixed Rate Notes

In the pricing supplement for fixed rate notes, except a zero-coupon note, we will specify a fixed interest rate payable semiannually in arrears on each June 15 and December 15 (each an “interest payment date”) and the regular record date for fixed rate notes will be June 1 and December 1, respectively, except in each case as otherwise provided in the pricing supplement. Each interest payment on a fixed rate note will include interest accrued from, and including, the issue date or the last interest payment date, as the case may be, to, but excluding, the following interest payment date, the maturity date, redemption date or repayment date, as the case may be. Except as otherwise provided in the pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months. If the maturity date, redemption date, repayment date or interest payment date for any fixed rate note is not a business day, we will pay principal, premium, if any, and interest for that note on the next business day, and no interest or other payment will accrue as a result of such delay.

Discount Notes

We may issue discount notes (including zero-coupon notes) (“discount notes”), which generally are notes issued at a discount from the principal amount payable at the maturity date. A discount note may or may not have any periodic interest payments. Upon a redemption, repayment or acceleration of the maturity of a discount note, the amount payable will be determined as set forth below under “—Optional Redemption, Repayment and Repurchase.” Normally this amount is less than the amount payable at the maturity date.

Persons considering the purchase of discount notes should read the discussion set forth below under the heading “Certain United States Federal Income Tax Considerations—U.S. Holders—Original Issue Discount.”

Amortizing Notes

We may issue amortizing senior notes, which are fixed rate notes for which combined principal and interest payments are made in installments over the life of each note. Unless otherwise specified in the applicable pricing supplement, payments will be made semiannually on each June 15 and December 15 and the regular record date will be June 1 and December 1, respectively. We apply payments on amortizing notes first to interest due and then to reduce the unpaid principal amount. We will include a table setting forth repayment information in the related pricing supplement for an amortizing note.

Floating Rate Notes

Each floating rate note will have an interest rate basis or formula. We may base that formula on:

•	Compounded CORRA;

•	the CMT Rate;

•	the Commercial Paper Rate;

•	EURIBOR;

•	the Federal Funds Rate;

•	the Prime Rate;

•	Compounded SOFR or Compounded SOFR Index;

•	the Treasury Rate; or

•	another negotiated interest rate basis or formula or a modified version of any of the above rates or new rate not referenced above, in each case, as described in the applicable pricing supplement.

In the applicable pricing supplement, we also will indicate any spread and/or spread multiplier that would be applied to the interest rate formula to determine the interest rate. Any floating rate note may have a maximum or minimum interest rate limitation, which will be specified in the applicable pricing supplement. In addition to any maximum interest rate limitation, the interest rate on the floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

The calculation agent will calculate interest rates on, and make other determinations with respect to, the floating rate notes. KeyBank, our affiliate, will serve as the calculation agent for any floating rate notes, unless otherwise provided in the applicable pricing supplement. The calculation agent is entitled to exercise substantial discretion and in certain circumstances, the calculation agent is entitled to act exclusively as directed by us or our designee (who may be our affiliate). Accordingly, references in this prospectus supplement to determinations made by the calculation agent may refer to actions taken exclusively at our direction or the direction of our designee (who may be our affiliate).

In most cases, a floating rate note will have specified “interest reset dates”, “interest determination dates” and “calculation dates” associated with it. An “interest reset date” is a date on which the interest rate on the note is subject to change. An “interest determination date” is the date as of which the new interest rate is determined for a particular interest reset date, based on the applicable interest rate basis or formula as of that interest determination date. The “calculation date” is the date by which the calculation agent will determine the new interest rate that became effective on a particular interest reset date based on the applicable interest rate basis or formula on the interest determination date.

Change of Interest Rate

For CORRA notes and SOFR notes, the interest rate will be reset as set forth below under “Calculation of Interest—CORRA Notes” and “Calculation of Interest—SOFR Notes,” respectively. Each period from, and including, the last interest reset date (or, in the case of the first interest reset period, the issue date) to, but excluding, the next interest reset date (or, in the case of the final interest reset period, the maturity date or earlier redemption or repayment date) is referred to as an “interest reset period.” Except for CORRA notes and SOFR notes, we may reset the interest rate on each floating rate note daily, weekly, monthly, quarterly, semiannually, annually or on some other basis that we specify, in each case as specified in the applicable pricing supplement, as follows:

•	for notes with interest that resets daily, each business day;

•	for notes (other than Treasury Rate notes) with interest that resets weekly, Wednesday of each week;

•	for Treasury Rate notes with interest that resets weekly, Tuesday of each week, except as otherwise described below in the second paragraph under “—Date Interest Rate is Determined”;

•	for notes with interest that resets monthly, the third Wednesday of each month;

•	for notes with interest that resets quarterly, the third Wednesday of March, June, September and December of each year;

•	for notes with interest that resets semiannually, the third Wednesday of each of the two months of each year which are six months apart, as specified in the applicable pricing supplement; and

•	for notes with interest that resets annually, the third Wednesday of one month of each year as specified in the applicable pricing supplement.

The related pricing supplement will describe the initial interest rate or interest rate formula on each note. That rate is effective until the following interest reset date. Thereafter, the interest rate will be the rate determined on each interest determination date. Each time a new interest rate is determined, it becomes effective on the subsequent interest reset date or, in the case of CORRA or SOFR notes, with respect to the relevant interest period as set forth below under “Calculation of Interest—CORRA Notes” and “Calculation of Interest—SOFR Notes,” respectively, or, in each case, as set forth in the applicable pricing supplement. If any interest reset date is not a business day, then the interest reset date is postponed to the next succeeding business day, except, in the case of a SOFR note, a CORRA note or a EURIBOR note, in which case, if the next business day is in the next calendar month, the interest reset date is the immediately preceding business day.

Date Interest Rate Is Determined

Unless the applicable pricing supplement specifies otherwise, the interest determination date for all floating rate notes (except CORRA notes, EURIBOR notes, SOFR notes and Treasury Rate notes) will be the second business day before the interest reset date. Unless otherwise specified in the applicable pricing supplement, the interest determination date for any interest reset date for CORRA notes, EURIBOR notes, SOFR notes and Treasury Rate notes will be:

•	for CORRA notes, as set forth below under “Calculation of Interest—CORRA Notes” or in the applicable pricing supplement;

•	for EURIBOR notes, the second T2 business day before the applicable interest reset date;

•	for SOFR notes, as set forth below under “Calculation of Interest—SOFR Notes” or in the applicable pricing supplement;

•

for Treasury Rate notes, the day of the week in which the interest reset date falls on which Treasury bills of the same index maturity are normally auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on Tuesday. Sometimes, the auction is held on the preceding Friday. If an auction is held on the preceding Friday, that day will be the interest determination date relating to the interest reset date occurring in the next week. If an auction date falls on any interest reset date, then the interest reset date will instead be the first business day immediately following the auction date

Calculation Date

Unless we specify a different date in a pricing supplement, the calculation date, if applicable, relating to an interest determination date will be the earlier of:

(1)	the tenth calendar day after such interest determination date or, if such day is not a business day, the next succeeding business day, or

(2)	the business day immediately preceding the relevant interest payment date or the maturity date, as the case may be;

provided that for CORRA notes and SOFR notes, the calculation agent will determine the interest rate with respect to any interest period as soon as reasonably practicable on or after the interest determination date for such interest period and prior to the relevant interest payment date.

Upon the request of the beneficial owner of any floating rate note other than a CORRA note or SOFR note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for the floating rate note. With respect to any CORRA note or SOFR note, the calculation agent will notify us (if we are not the calculation agent) of the interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the interest payment date, and at the request of a holder of any such notes, we will provide the interest rate and the amount of interest accrued with respect to any interest period, after such interest rate and accrued interest have been determined.

Payment of Interest

Except as otherwise provided in the pricing supplement, we will pay installments of interest on floating rate notes as follows:

•	for notes with interest payable monthly, on the third Wednesday of each month;

•	for notes with interest payable quarterly, on the third Wednesday of March, June, September, and December of each year;

•	for notes with interest payable semiannually, on the third Wednesday of each of the two months specified in the applicable pricing supplement;

•	for notes with interest payable annually, on the third Wednesday of the month specified in the applicable pricing supplement (each of the above an interest payment date); and

•	at maturity, redemption or repurchase.

Each interest payment on a floating rate note will include interest accrued during the period from, and including, the last interest payment date (or, in the case of the first interest period, the issue date) to, but excluding, the next interest payment date (or, in the case of the final interest period, the maturity date or earlier redemption or repayment date) (each such period, an “interest period”).

We will pay installments of interest on floating rate notes beginning on the first interest payment date after its issue date to holders of record on the corresponding regular record date. Unless we otherwise specify in the applicable pricing supplement, the regular record date for a floating rate note will be on the 15th day (whether or not a business day) next preceding the interest payment date. If an interest payment date (other than any interest payment date that is the maturity date, a redemption date or a repayment date) is not a business day, then such interest payment date will be postponed until the next succeeding business day, except that, in the case of SOFR notes, CORRA notes or EURIBOR notes, if the next succeeding business day is in the next calendar month, then such interest payment date will be advanced to the immediately preceding business day, and, in each case, the related interest periods also will be adjusted for such non-business days. If the maturity date or a redemption date or repayment date of any floating rate note is not a business day, then principal, premium, if any, and interest for that note payable on such date will be paid on the next succeeding business day, and no interest or other payment will accrue as a result of such delay.

For floating rate notes other than CORRA notes and SOFR notes, we will calculate accrued interest on a floating rate note by multiplying the principal amount of a note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate in effect on that day by (1) the actual number of days in the year, in the case of Treasury Rate notes or CMT Rate notes, or (2) 360, in the case of other applicable floating rate notes. All percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655). All currency amounts used in or resulting from such calculation will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upward). For CORRA notes and SOFR notes, we will calculate accrued interest as described below under “Calculation of Interest—CORRA Notes” and “Calculation of Interest—SOFR Notes,” respectively.

Calculation of Interest

CORRA Notes

CORRA notes will bear interest at the interest rates, calculated with reference to the Canadian Overnight Repo Rate Average, commonly referred to as CORRA, and the spread and/or spread multiplier, if any, specified in the CORRA notes and in the applicable pricing supplement. CORRA notes will be subject to the minimum and maximum interest rate, if any.

Unless the applicable pricing supplement specifies otherwise, the interest rate for each relevant interest period will be determined by the calculation agent on each interest determination date relating to a floating rate note for which the interest rate is determined with reference to CORRA (a “CORRA interest determination date”), at a base rate equal to compounded daily CORRA (“compounded CORRA”), calculated as described below or by any other method of calculation specified in the applicable pricing supplement. The CORRA interest determination date for a CORRA note means the day that is the number of Toronto banking days prior to the interest payment date (or maturity date, redemption date, or repayment date) in respect of the relevant interest period, as specified in the applicable pricing supplement. Unless the applicable pricing supplement specifies otherwise, the CORRA interest determination date for each interest period will be two Toronto banking days preceding the applicable interest payment date (or maturity date, redemption date, or repayment date).

The amount of interest accrued and payable on the CORRA notes for each interest period will be calculated by the calculation agent and will be equal to the product of (i) the outstanding principal amount of the CORRA notes multiplied by (ii) the product of (a) the base rate adjusted by the applicable spread or spread multiplier for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 365.

The calculation agent will determine compounded CORRA for each applicable interest period in accordance with the formula below, and with respect to the observation period relating to such interest period. Compounded CORRA, the interest rate and accrued interest for each interest period will be determined by the calculation agent in arrears for each applicable interest period as soon as reasonably practicable on or after the last day of the applicable observation period related to such interest period and prior to the relevant interest payment date. The calculation agent will notify us of compounded CORRA and such interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the interest payment date.

Compounded CORRA Notes with Observation Shift

“Compounded CORRA” means, for any observation period, the rate of return of a daily compounded interest investment calculated in accordance with the following formula, with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.00000005 being rounded upwards:

where:

“d” for any observation period, means the number of calendar days in the relevant observation period;

“d0” for any observation period, is the number of Toronto banking days in the relevant observation period;

“i” means a series of whole numbers from one to d0, each representing the relevant Toronto banking day in chronological order from, and including, the first Toronto banking day in the relevant observation period;

“ni” for any Toronto banking day “i” in the relevant observation period, means the number of calendar days from, and including, such Toronto banking day “i” to, but excluding, the following Toronto banking day (which is “i” + 1);

“CORRAi” means, in respect of any Toronto banking day “i” in the relevant observation period, a reference rate equal to the daily Canada Overnight Repo Rate Average for such Toronto banking day, as published by the Bank of Canada, as the administrator of CORRA (or any successor administrator of CORRA), on the website of the Bank of Canada or any successor website, or such other source or page as is specified in the applicable pricing supplement or, if the Bank of Canada’s website or such other source or page as is specified in the applicable pricing supplement, as applicable, is unavailable, as otherwise published by such authorized distributors (in each case, at approximately 11:00 a.m., Toronto time (or such other time as is specified in the applicable pricing supplement)), on the immediately following Toronto banking day, which is Toronto banking day “i”+ 1;

“observation period” means, in respect of each observation period, the period from, and including, the date that is two Toronto banking days (or such other number of Toronto banking days as we may specify in the applicable pricing supplement) preceding the first date in such interest period to, but excluding, the date that is two Toronto banking days (or such other number of Toronto banking days as we may specify in the applicable pricing supplement) preceding the interest payment date for such interest period (or, in the case of the final interest period, the maturity date or earlier redemption or repayment date); and

“Toronto banking day” means a day on which Schedule I banks under the Bank Act (Canada) are open for business in the city of Toronto, Canada, other than a Saturday or a Sunday or a public holiday in Toronto (or such revised regular publication calendar for CORRA or an Applicable Fallback Rate as may be adopted by the administrator of CORRA from time to time).

If neither the administrator nor authorized distributors provide or publish CORRA and an Index Cessation Effective Date with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA.

Notwithstanding the foregoing, upon the occurrence of an Index Cessation Event, the terms and provisions set forth under “—Effect of an Index Cessation Event — CORRA” will apply to the CORRA notes.

Effect of an Index Cessation Event — CORRA

Upon the occurrence of an Index Cessation Event and related Index Cessation Effective Date, the interest rate for a CORRA interest determination date that occurs on or after such Index Cessation Effective Date will be the CAD Recommended Rate determined in accordance with (i) and (ii) below, to which the calculation agent will apply the most recently published spread and make such adjustments as are necessary to account for any difference in the term, structure or tenor of the CAD Recommended Rate in comparison to CORRA, in each case that we or our designee (which may be our affiliate), after consulting with us, determines, from time to time, and notifies to the calculation agent, are consistent with accepted market practice or applicable regulatory or legislative action or guidance for the use of such Applicable Fallback Rate for debt obligations comparable to the CORRA notes in such circumstances:

(i)

Index Cessation Effective Date with respect to CORRA. If there is a CAD Recommended Rate before the end of the first Toronto banking day following the Index Cessation Effective Date with respect to CORRA but neither the administrator nor authorized distributors provide or publish the CAD Recommended Rate and an Index Cessation Effective Date with respect to the CAD Recommended

Rate has not occurred, then, in respect of any day for which the CAD Recommended Rate is required, references to the CAD Recommended Rate will be deemed to be references to the last provided or published CAD Recommended Rate.

(ii)

No CAD Recommended Rate or Index Cessation Effective Date with respect to CAD Recommended Rate. If there is no CAD Recommended Rate before the end of the first Toronto banking day following the Index Cessation Effective Date with respect to CORRA, or there is a CAD Recommended Rate and an Index Cessation Effective Date subsequently occurs with respect to such CAD Recommended Rate, then the base rate for a CORRA interest determination date that occurs on or after such applicable Index Cessation Effective Date will be the BOC Target Rate (as defined below). If neither the administrator nor authorized distributors provide or publish the BOC Target Rate and an Index Cessation Effective Date with respect to the BOC Target Rate has not occurred, then, in respect of any day for which the BOC Target Rate is required, references to the BOC Target Rate will be deemed to be references to the last provided or published BOC Target Rate.

Applicable Fallback Rate Conforming Changes. Notwithstanding the foregoing, in connection with the implementation of an Applicable Fallback Rate, we or our designee (which may be our affiliate), after consulting with us, may make such adjustments to the Applicable Fallback Rate or the spread thereon, if any, as well as the business day convention, the calendar day count convention, interest determination dates, interest reset dates and related provisions and definitions (including observation dates for reference rates), in each case that are consistent with accepted market practice for the use of the Applicable Fallback Rate for debt obligations such as the CORRA notes in such circumstances.

Any determination, decision or election that may be made by us or the calculation agent, as applicable, in relation to the Applicable Fallback Rate, including any determination with respect to an adjustment or the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection: (i) will be conclusive and binding, absent manifest error; (ii) if made by us, will be made in our sole discretion, or, as applicable, if made by the calculation agent will be made after consultation with us and the calculation agent will not make any such determination, decision or election to which we object and will have no liability for not making any such determination, decision or election; and (iii) shall become effective without consent from the holders of the CORRA notes or any other party.

Definitions. As used in the foregoing terms and provisions relating to the determination of CORRA:

“Applicable Fallback Rate” means the CAD Recommended Rate, or the BOC Target Rate, as applicable;

“BOC Target Rate” means the Bank of Canada’s target for the overnight rate as set by the Bank of Canada and published on the Bank of Canada’s website or, if the Bank of Canada does not target a single rate, the mid-point of the target range set by the Bank of Canada and so published (calculated as the arithmetic average of the upper bound of the target range and the lower bound of the target range, rounded, if necessary, to the nearest second decimal place, 0.005 being rounded upwards);

“CAD Recommended Rate” means the rate (inclusive of any spreads or adjustments) recommended as the replacement for CORRA by a committee officially endorsed or convened by the Bank of Canada for the purpose of recommending a replacement for CORRA (which rate may be produced by the Bank of Canada or another administrator) and as provided by the administrator of that rate or, if that rate is not provided by the administrator thereof (or a successor administrator), published by an authorized distributor;

“Index Cessation Effective Date” means, in respect of an Index Cessation Event, the first date on which CORRA or the Applicable Fallback Rate, as applicable, is no longer provided. If CORRA or the Applicable Fallback Rate, as applicable, ceases to be provided on the same day that it is required to determine the base rate for an interest period pursuant to the terms of an applicable series of CORRA notes but it was provided at the time at which it is to be observed pursuant to the terms and provisions of such series of CORRA notes (or, if no such time is specified in the terms and provisions of such series, at the time at which it is ordinarily published), then the Index Cessation Effective Date will be the next day on which the rate would ordinarily have been published; and

“Index Cessation Event” means:

(A)

a public statement or publication of information by or on behalf of the administrator or provider of CORRA or the Applicable Fallback Rate, as applicable, announcing that it has ceased or will cease to provide CORRA or the Applicable Fallback Rate, as applicable, permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide CORRA or the Applicable Fallback Rate, as applicable; or

(B)

a public statement or publication of information by the regulatory supervisor for the administrator or provider of CORRA or the Applicable Fallback Rate, as applicable, the Bank of Canada, an insolvency official with jurisdiction over the administrator or provider for CORRA or the Applicable Fallback Rate, as applicable, a resolution authority with jurisdiction over the administrator or provider for CORRA or the Applicable Fallback Rate, as applicable, or a court or an entity with similar insolvency or resolution authority over the administrator or provider for CORRA or the Applicable Fallback Rate, as applicable, which states that the administrator or provider of CORRA or the Applicable Fallback Rate, as applicable, has ceased or will cease to provide CORRA or the Applicable Fallback Rate, as applicable, permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide CORRA or the Applicable Fallback Rate, as applicable.

CMT Rate Notes

CMT Rate notes will bear interest for each interest reset period at the interest rates calculated with reference to the CMT Rate, plus or minus any spread, and/or multiplied by any spread multiplier, if any, as specified in the CMT Rate notes and in the applicable pricing supplement. CMT Rate notes will be subject to the minimum and the maximum interest rate, if any, as specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “CMT Rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the CMT Rate (a “CMT Rate interest determination date”):

(i) If “Refinitiv Page FRBCMT” is the specified CMT Refinitiv Page in the applicable pricing supplement, the CMT Rate on the CMT Rate interest determination date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as set forth in the daily statistical release published by the Federal Reserve Board available through its website at https://www.federalreserve.gov/releases/h15/, or any successor site or publication, and designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation) (“H.15 Daily Update”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”), as such yield is displayed on Refinitiv (or any successor service) on page FRBCMT (or any other page as may replace such page on such service) (“Refinitiv Page FRBCMT”) for such CMT Rate interest determination date. The calculation agent will follow the following procedures if the Refinitiv Page FRBCMT CMT Rate cannot be determined as described in the preceding sentence:

•

If such rate does not appear on Refinitiv Page FRBCMT, the CMT Rate on such CMT Rate interest determination date shall be a percentage equal to the yield for United States Treasury securities having the index maturity specified in the applicable pricing supplement and for such CMT Rate interest determination date as set forth in the H.15 Daily Update under the caption H.15 TCM.

•	If such rate does not appear in the H.15 Daily Update, the CMT Rate on such CMT Rate interest determination date shall be the rate for the period of the index maturity specified in the applicable pricing supplement as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate that would otherwise have been published in the H.15 Daily Update.

•

If the Federal Reserve Board or the United States Department of the Treasury does not publish a yield on United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement for such CMT Rate interest determination date, the CMT Rate on such CMT Rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate interest determination date of three leading primary United States government securities dealers in New York City (which may include the Agents or their affiliates) (each, a “reference dealer”) selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the index maturity specified in the applicable pricing supplement, a remaining term to maturity no more than one year shorter than such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time.

•

If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate interest determination date shall be the rate on the CMT Rate interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated.

•

If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate interest determination date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement, a remaining term to maturity closest to such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two such United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to such index maturity, the quotes for the United States Treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate interest determination date shall be calculated by the calculation agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated. If fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate interest determination date shall be the CMT Rate in effect for the prior interest reset period; provided, however, if there was no preceding interest reset date, the initial interest rate will remain in effect for the new interest reset period.

(ii) If “Refinitiv Page FEDCMT” is the specified CMT Refinitiv Page in the applicable pricing supplement, the CMT Rate on the CMT Rate interest determination date shall be a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as set forth in the H.15 Daily Update under the caption H.15 TCM as such yield is displayed on Refinitiv on page FEDCMT (or any other page as may replace such page on such service) (“Refinitiv Page FEDCMT”) for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate interest determination date falls. The calculation agent will follow the following procedures if the Refinitiv Page FEDCMT CMT Rate cannot be determined as described in the preceding sentence:

•

If such rate does not appear on Refinitiv Page FEDCMT, the CMT Rate on such CMT Rate interest determination date shall be a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement for the week or month, as applicable, preceding such CMT Rate interest determination date as set forth in the H.15 Daily Update under the caption H.15 TCM.

•

If such rates required to compute such average yield do not appear in the H.15 Daily Update, the CMT Rate on such CMT Rate interest determination date shall be the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate interest determination date falls.

•

If the Federal Reserve Board does not publish a one-week or one-month, as specified in the applicable pricing supplement, average yield on United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement for the applicable week or month, the CMT Rate on such CMT Rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate interest determination date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the index maturity specified in the applicable pricing supplement, a remaining term to maturity of no more than one year shorter than such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time.

•

If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate interest determination date shall be the rate on the CMT Rate interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated.

•

If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate interest determination date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement, a remaining term to maturity closest to such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two such United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to such index maturity, the quotes for the United States Treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate interest determination date shall be calculated by the calculation agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated. If fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate determination date shall be the CMT Rate in effect for the prior interest reset period; provided, however, if there was no preceding interest reset date, the initial interest rate will remain in effect for the new interest reset period.

Commercial Paper Rate Notes

Each Commercial Paper Rate note will bear interest for each interest reset period at an interest rate equal to the Commercial Paper Rate, plus or minus any spread, and/or multiplied by any spread multiplier, as specified in such note and the applicable pricing supplement.

The “Commercial Paper Rate” for any interest determination date is the money market yield (as defined below) of the rate on that date for commercial paper having the index maturity described in the related pricing supplement, as published in H.15(519) under the heading “Commercial Paper—Nonfinancial” prior to 3:00 p.m., New York City time, on the calculation date for that interest determination date.

The calculation agent will observe the following procedures if the Commercial Paper Rate cannot be determined as described above:

•

If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the calculation date, the Commercial Paper Rate will be the money market yield of the rate on that interest determination date for commercial paper having the index maturity described in the pricing supplement, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate.

•

If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the Commercial Paper Rate to be the money market yield of the arithmetic mean of the offered rates of three leading dealers of U.S. dollar commercial paper in New York City as of 11:00 a.m., New York City time, on that interest determination date for commercial paper having the index maturity described in the pricing supplement placed for an industrial issuer whose bond rating is “AA”, or the equivalent, from a nationally recognized securities rating organization.

•

If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on that interest determination date.

“Money market yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

where “D” refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the interest period for which the interest is being calculated.

EURIBOR Notes

Each EURIBOR note will bear interest for each interest reset period at an interest rate equal to EURIBOR, plus or minus any spread, and/or multiplied by any spread multiplier as specified in such note and the applicable pricing supplement. EURIBOR notes will be subject to the minimum and the maximum interest rate, if any, as specified in any applicable pricing supplement.

The calculation agent will determine EURIBOR on each EURIBOR interest determination date, which is the second T2 business day prior to the interest reset date for each interest reset period.

Unless otherwise specified in the applicable pricing supplement, EURIBOR means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to EURIBOR (a “EURIBOR interest determination date”), a base rate equal to the interest rate for deposits in euro designated as “EURIBOR” as sponsored, calculated and published by EMMI having the index maturity specified in the applicable pricing supplement, as that rate appears on Refinitiv Page EURIBOR01 (or any other page as may replace such page on such service) (“Refinitiv Page EURIBOR01”) as of 11:00 a.m., Brussels time, on such EURIBOR interest determination date.

Unless the applicable pricing supplement specifies otherwise, the following procedures will be followed if EURIBOR cannot be determined as described above:

•

If the rate described above does not appear on Refinitiv Page EURIBOR01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent, after consultation with us: euro deposits having such EURIBOR index maturity, beginning on such EURIBOR interest reset date, and in a representative amount. The calculation agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR interest determination date will be the arithmetic mean of those quotations.

•

If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 a.m., Brussels time on that interest determination date, by three major banks in the euro-zone selected by the calculation agent: loans of euro having such EURIBOR index maturity, beginning on such EURIBOR interest reset date, and in an amount that is representative of a single transaction in euro in that market at the time.

•

If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Notwithstanding, and at any time during the application of, the foregoing procedures, if we or our designee determines that a Benchmark Event has occurred in relation to any notes that reference EURIBOR, then, pursuant to the provisions described under “Benchmark Discontinuation—Reference Rate Replacement—EURIBOR,” we will use reasonable efforts to appoint an Independent Financial Adviser for the determination (with our agreement) of, amongst other items, a Successor Rate (as defined below) or, alternatively, if we and the Independent Financial Adviser agree that there is no Successor Rate, an Alternative Benchmark Rate (as defined below) and, in each case, an Adjustment Spread (as defined below) and the provisions described under “Benchmark Discontinuation—Reference Rate Replacement—EURIBOR” shall, in such circumstances, apply to the EURIBOR notes.

Benchmark Discontinuation—Reference Rate Replacement—EURIBOR

Notwithstanding the foregoing, if we or our designee (which may be our affiliate), after consulting with us, determines that a Benchmark Event (as defined below) has occurred when any interest rate (or the relevant component part thereof) remains to be determined by reference to EURIBOR, then the following provisions shall apply:

•

we will use reasonable efforts to appoint an Independent Financial Adviser (as defined below) for the determination (with our agreement) of a Successor Rate (as defined below) or, alternatively, if we and the Independent Financial Adviser agree that there is no Successor Rate, an alternative rate (the “Alternative Benchmark Rate”) and, in either case, an alternative screen page or source (the

“Alternative Relevant Screen Page”) and an Adjustment Spread (as defined below) (if applicable) no later than three business days prior to the relevant interest determination date relating to the next succeeding interest period (the “IA Determination Cut-off Date”) for purposes of determining the interest rate applicable to the notes for all future interest periods;

•

the Alternative Benchmark Rate will be such rate as we and the Independent Financial Adviser agree has replaced the relevant reference rate in customary market usage for the purposes of determining the applicable interest rate or, if we and the Independent Financial Adviser agree that there is no such rate, such other rate as we and the Independent Financial Adviser agree is most comparable to the relevant reference rate, and the Alternative Relevant Screen Page shall be such page of an information service as displays the Alternative Benchmark Rate;

•

if we are unable to appoint an Independent Financial Adviser, or if we and the Independent Financial Adviser cannot agree upon, or cannot select a Successor Rate or an Alternative Benchmark Rate and Alternative Relevant Screen Page prior to the IA Determination Cut-off Date in accordance with the clause immediately above, then we may determine which (if any) rate has replaced the relevant reference rate in customary market usage for purposes of determining the applicable interest rate or, if we determine that there is no such rate, which (if any) rate is most comparable to the relevant reference rate, and the Alternative Benchmark Rate will be the rate so determined by us, and the Alternative Relevant Screen Page will be such page of an information service as displays the Alternative Benchmark Rate; provided, however, that if this clause applies and we are unable or unwilling to determine an Alternative Benchmark Rate and Alternative Relevant Screen Page prior to the interest determination date relating to the next succeeding interest period in accordance with this clause, the reference rate applicable to such interest period will be determined pursuant to the interest rate provisions for notes referencing EURIBOR as applicable and as outlined above under the captions “EURIBOR Notes”;

•

if a Successor Rate or an Alternative Benchmark Rate and an Alternative Relevant Screen Page is determined in accordance with the preceding provisions, such Successor Rate or such Alternative Benchmark Rate and such Alternative Relevant Screen Page will be the benchmark and the Relevant Screen Page in relation to the notes for all future interest periods;

•

if we determine, together with the Independent Financial Adviser, that (A) an Adjustment Spread is required to be applied to the Successor Rate or the Alternative Benchmark Rate and (B) the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread will be applied to the Successor Rate or the Alternative Benchmark Rate for each subsequent determination of a relevant interest rate and Interest Amount(s) (or a component part thereof) by reference to such Successor Rate or such Alternative Benchmark Rate;

•

if a Successor Rate or an Alternative Benchmark Rate and/or Adjustment Spread is determined in accordance with the above provisions, we may also specify additional changes applicable to the notes, and the method for determining the fallback rate in relation to the notes, to follow market practice in relation to the Successor Rate or the Alternative Benchmark Rate and/or the Adjustment Spread, which changes shall apply to the notes for all future interest periods; and

•

we will promptly, following the determination of any Successor Rate or any Alternative Benchmark Rate and any Alternative Relevant Screen Page and any Adjustment Spread (if any), give notice thereof and of any changes pursuant to the clause immediately above to the calculation agent, the fiscal and paying agent and the holders of the notes.

“Adjustment Spread” means either a spread (which may be positive or negative) or a formula or methodology for calculating a spread, which we determine should be applied to the relevant Successor Rate or the relevant Alternative Benchmark Rate (as applicable), as a result of the replacement of the relevant reference rate with the relevant Successor Rate or the relevant Alternative Benchmark Rate (as applicable), and is the spread, formula or methodology which:

•

in the case of a Successor Rate, is recommended or formally provided as an option for parties to adopt, in relation to the replacement of the reference rate with the Successor Rate by any Relevant Nominating Body; or

•

in the case of a Successor Rate for which no such recommendation has been made, or option provided, or in the case of an Alternative Benchmark Rate, the spread, formula or methodology which we determine to be appropriate to reduce or eliminate, to the fullest extent reasonably practicable in the circumstances, any economic prejudice or benefit (as the case may be) to holders as a result of the replacement of the reference rate with the Successor Rate or the Alternative Benchmark Rate (as applicable).

“Benchmark Event” means:

(a)

the relevant reference rate (or component thereof) has ceased to be published on the Relevant Screen Page as a result of such benchmark (or component thereof) ceasing to be calculated or administered; or

(b)

a public statement by the administrator of the relevant reference rate (or component thereof) that it will cease publishing such reference rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of such reference rate (or component thereof)); or

(c)

a public statement by the supervisor of the administrator of the relevant reference rate (or component thereof) that such reference rate (or component thereof) has been or will be permanently or indefinitely discontinued; or

(d)

a public statement by the supervisor of the administrator of the relevant reference rate (or component thereof) that means that such reference rate (or component thereof) will be prohibited from being used or that its use will be subject to restrictions or adverse consequences; or

(e)

a public statement by the supervisor of the administrator of the relevant reference rate (or component thereof) that, in the view of such supervisor, such reference rate (or component thereof) is no longer representative of an underlying market; or

(f)

it has or will become unlawful for the calculation agent or us to calculate any payments due to be made to any holder using the relevant reference rate (or component thereof) (including, without limitation, under the Benchmarks Regulation (EU) 2016/1011, if applicable), provided that the Benchmark Event shall be deemed to occur only (i) in the case of paragraphs (b) and (c) above, on the date of the cessation of the relevant reference rate (or component thereof) or the discontinuation of the reference rate (or component thereof), as the case may be, (ii) in the case of paragraph (d) above, on the date of prohibition of use of the reference rate (or component thereof) and (iii) in the case of paragraph (e) above, on the date with effect from which the reference rate (or component thereof) will no longer be (or will be deemed by the relevant supervisor to no longer be) representative of its relevant underlying market and which is specified in the public statement, and, in each case, not the date of the relevant public statement.

“euro-zone” means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.

“Independent Financial Adviser” means an independent financial institution of international repute or other independent financial adviser experienced in the international debt capital markets, in each case appointed by us.

“Relevant Nominating Body” means, in respect of a benchmark or screen rate (as applicable):

•

the European Union, the central bank, reserve bank, monetary authority or similar institution for the currency to which the benchmark or screen rate (as applicable) relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable); or

•

any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable), (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof.

“Successor Rate” means the reference rate (and related alternative screen page or source, if available) that the Independent Financial Adviser (with our agreement) determines is a successor to or replacement of the relevant reference rate which is formally recommended by any Relevant Nominating Body.

Federal Funds Rate Notes

Each Federal Funds Rate note will bear interest for each interest reset period at an interest rate equal to the federal funds rate, plus or minus any spread, and/or multiplied by any spread multiplier as specified in such note and the applicable pricing supplement. The federal funds rate will be calculated by reference to either the federal funds (effective) rate, the federal funds open rate or the federal funds target rate, as specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “federal funds rate” means the rate determined by the calculation agent, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the federal funds rate (a “federal funds rate interest determination date”), in accordance with the following provisions:

(i) If “federal funds (effective) rate” is the specified federal funds rate in the applicable pricing supplement, the federal funds rate as of the applicable federal funds rate interest determination date shall be the rate with respect to such date for United States dollar federal funds as published in H.15(519) opposite the caption “Federal funds (effective),” as such rate is displayed on Refinitiv on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Refinitiv Page FEDFUNDS1”) under the heading “EFFECT,” or, if such rate is not so published by 3:00 p.m., New York City time, on the calculation date, the rate with respect to such federal funds rate interest determination date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal funds (effective).” If such rate does not appear on Refinitiv Page FEDFUNDS1 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate with respect to such federal funds rate interest determination date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the Agents or their affiliates) selected by the calculation agent, prior to 9:00 a.m., New York City time, on the business day following such federal funds rate interest determination date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the federal funds rate determined as of such federal funds rate interest determination date will be the federal funds rate in effect on such federal funds rate interest determination date without giving effect to any resetting of the federal funds rate on such federal funds rate interest determination date.

(ii) If “federal funds open rate” is the specified federal funds rate in the applicable pricing supplement, the federal funds rate as of the applicable federal funds rate interest determination date shall be the rate on such date under the heading “Federal Funds” for the relevant index maturity and opposite the caption “Open” as such rate is displayed on Refinitiv on page 5 (or any other page as may replace such page on such service) (“Refinitiv Page 5”), or, if such rate does not appear on Refinitiv Page 5 by 3:00 p.m., New York City time, on the calculation date, the federal funds rate for the federal funds rate interest determination date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If such rate does not appear on Refinitiv Page 5 or is not displayed on FFPREBON Index page on Bloomberg or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate on such federal funds rate interest determination date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the Agents or their affiliates) selected by the calculation agent prior to 9:00 a.m., New York City time, on such federal funds rate interest determination date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the federal funds rate determined as of such federal funds rate interest determination date will be the federal funds rate in effect on such federal funds rate interest determination date without giving effect to any resetting of the federal funds rate on such federal funds rate interest determination date.

(iii) If “federal funds target rate” is the specified federal funds rate in the applicable pricing supplement, the federal funds rate as of the applicable federal funds rate interest determination date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 p.m., New York City time, on the calculation date, the federal funds rate for such federal funds rate interest determination date will be the rate for that day appearing on Refinitiv Page USFFTARGET= (or any other page as may replace such page on such service) (“Refinitiv Page USFFTARGET=”). If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Refinitiv Page USFFTARGET= by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate on such federal funds rate interest determination date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the Agents or their affiliates) selected by the calculation agent prior to 9:00 a.m., New York City time, on such federal funds rate interest determination date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the federal funds rate determined as of such federal funds rate interest determination date will be the federal funds rate in effect on such federal funds interest determination date without giving effect to any resetting of the federal funds rate on such federal funds rate interest determination date.

Prime Rate Notes

Prime Rate notes will bear interest for each interest reset period at an interest rate equal to the Prime Rate, plus or minus any spread, and/or multiplied by any spread multiplier as specified in the Prime Rate notes and the applicable pricing supplement.

The “Prime Rate” for any interest determination date is the prime rate or base lending rate on that date, as published in H.15(519) by 3:00 p.m., New York City time, on the calculation date for that interest determination date under the heading “Bank Prime Loan” or, if not published by 3:00 p.m., New York City time, on the related calculation date, the rate on such interest determination date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank Prime Loan.”

The calculation agent will follow the following procedures if the Prime Rate cannot be determined as described above:

•

If the rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the

Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on USPRIME1 as that bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, for that interest determination date.

•

If at least one rate but fewer than four rates appear on USPRIME1 on the interest determination date, then the Prime Rate will be the arithmetic mean of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the interest determination date by three major money center banks in the City of New York selected by the calculation agent.

•	If the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will remain the Prime Rate then in effect on the interest determination date.

“USPRIME1” means the display on the Refinitiv 3000 Xtra Service (or any successor service) on the “USPRIME1 Page” (or such other page as may replace the USPRIME1 Page on such service) for the purpose of displaying Prime Rates or base lending rates of major U.S. banks.

SOFR Notes

Prior to the occurrence of a Benchmark Transition Event and related Benchmark Replacement Date (each as defined below in this “— SOFR Notes” section), if any notes are designated in the applicable pricing supplement with reference to the Secured Overnight Financing Rate, commonly referred to as SOFR, such notes will bear interest calculated by reference to daily SOFR, a 30-, 90- or 180-day average SOFR, or any other SOFR rate or SOFR index rate, as may be published at such time by the SOFR Administrator (as defined below) or calculable at such time by reference to such published rates, in each case as specified in the applicable pricing supplement, and the spread and/or spread multiplier, if any, specified in the SOFR notes and in the applicable pricing supplement. SOFR notes will be subject to the minimum and the maximum interest rate, if any, as specified in any applicable pricing supplement.

SOFR notes will be Compounded SOFR notes or Compounded SOFR Index notes, as described below, unless otherwise specified in the applicable pricing supplement.

Unless the applicable pricing supplement specifies otherwise, the interest rate applicable for each interest period will be the rate determined by the calculation agent, with respect to any interest determination date relating to a floating rate note or fixed rate/floating rate note for which the interest rate is determined with reference to SOFR (a “SOFR interest determination date”) at a base rate equal to compounded daily SOFR (“Compounded SOFR”), calculated as described below or by any other method of calculation specified in the applicable pricing supplement.

The amount of interest accrued and payable on SOFR notes for each interest period will be equal to the product of (i) the outstanding principal amount of SOFR notes multiplied by (ii) the product of (a) the base rate adjusted by the applicable spread or spread multiplier for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period (or other applicable period) divided by 360.

Promptly upon such determination, the calculation agent will notify us of the floating interest rate for the relevant interest period. Any calculation or determination by the calculation agent with respect to the floating interest rate will be made in the calculation agent’s sole discretion and will be conclusive and binding absent manifest error.

The SOFR interest determination date for Compounded SOFR notes and Compounded SOFR Index notes means the day that is the number of U.S. Government Securities Business Days prior to the interest payment date (or maturity date, redemption date, or repayment date) in respect of the relevant interest period, as specified in the applicable pricing supplement. Unless the applicable pricing supplement specifies otherwise, the SOFR interest determination date for each interest period will be two U.S. Government Securities Business Days preceding the applicable interest payment date (or maturity date, redemption date, or repayment date).

Notwithstanding the foregoing paragraphs, if we or our designee (which may be our affiliate), after consulting with us, determines on or prior to the relevant SOFR interest determination date that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then the provisions set forth below under the heading “—Effect of Benchmark Transition Event and Related Benchmark Replacement Date,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the rate of interest payable on the SOFR notes. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus or minus the spread specified in the applicable pricing supplement.

Compounded SOFR Notes

If the applicable pricing supplement for any SOFR note specifies the calculation method as being “Compounded SOFR,” then “Compounded SOFR,” with respect to any interest period, means the rate of return of a daily compounded interest investment calculated in accordance with the following formula:

where:

“d0”, for any observation period, means the number of U.S. Government Securities Business Days in the relevant observation period;

“i” means a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant observation period;

“SOFRi”, for any U.S. Government Securities Business Day “i” in the relevant observation period, is equal to SOFR in respect of that day “i”;

“ni”, for any U.S. Government Securities Business Day “i” in the relevant observation period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day (“i+1”);

“d” means the number of calendar days in the relevant observation period;

“observation period” means, in respect of each interest period, the period from, and including, the date that is two U.S. Government Securities Business Days (or such other number of U.S. Government Securities Business Days as we may specify in the applicable pricing supplement) preceding the first date in such interest period to, but excluding, the date that is two U.S. Government Securities Business Days (or such other number of U.S. Government Securities Business Days as we may specify in the applicable pricing supplement) preceding the interest payment date for such interest period (or, in the case of the final interest period, the maturity date or earlier redemption or repayment date);

“SOFR” means, with respect to any U.S. Government Securities Business Day:

(1) the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the SOFR Administrator’s Website at 3:00 p.m., New York City time, on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”); or

(2) if the rate specified in (1) above does not so appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date (as each such term is defined below under “—Effect of Benchmark

Transition Event and Related Benchmark Replacement Date”) have occurred, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website; or

(3) If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Benchmark Replacement, subject to the provisions described, and as defined, below under “—Effect of Benchmark Transition Event and Related Benchmark Replacement Date.”

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate);

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this document and is not incorporated herein by reference; and

“U.S. Government Securities Business Day” means any day that is not a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Compounded SOFR Index Notes

If the applicable pricing supplement for any SOFR note specifies the calculation method as being “Compounded Index Rate,” then “Compounded SOFR,” with respect to any interest period, means the rate computed in accordance with the following formula:

where:

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days, or such other number of U.S. Government Securities Business Days as specified in the applicable pricing supplement, preceding the first date of the relevant interest period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days, or such other number of U.S. Government Securities Business Days as specified in the applicable pricing supplement, preceding the interest payment date relating to such interest period; and

“dc” is the number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd.

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m., New York City time, on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2)	if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then:

(i)

if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below under “—Effect of Benchmark Transition Event and Related Benchmark Replacement Date”) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “—SOFR Index Unavailable” provisions below; or

(ii)

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “—Effect of Benchmark Transition Event and Related Benchmark Replacement Date” provisions below.

“U.S. Government Securities Business Day” means any day that is not a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

SOFR Index Unavailable

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated SOFR interest determination date and a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below under “—Effect of Benchmark Transition Event and Related Benchmark Replacement Date”) have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at www.newyorkfed.org/markets/reference-rates/additional-information-about-reference-rates. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “observation period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily SOFR (“SOFRi”) does not so appear for any day “i” in the observation period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effect of Benchmark Transition Event and Related Benchmark Replacement Date

Benchmark Replacement. If we or our designee (which may be our affiliate), after consulting with us, determines on or prior to the relevant Reference Time that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to the then-current Benchmark for the SOFR notes, the applicable Benchmark Replacement will replace the then-current Benchmark for the SOFR notes for all purposes relating to the SOFR notes in respect of all determinations on such date and for all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we or our designee (which may be our affiliate), after consulting with us, will have the right to make Benchmark Replacement Conforming Changes from time to time.

Decisions and Determinations. Any determination, decision or election that may be made by us or our designee (which may be our affiliate), pursuant to the benchmark transition provisions set forth herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	if made by us, will be made in our sole discretion;

•	if made by our designee, will be made after consultation with us, and our designee will not make any such determination, decision or election to which we object; and

•

notwithstanding anything to the contrary in this prospectus supplement and the accompanying prospectus, the indentures or the SOFR notes, shall become effective without consent from the holders of the SOFR notes or any other party.

The calculation agent shall have no liability for not making any determination, decision or election pursuant to the benchmark transition provisions. We may designate an entity (which entity may be a calculation agent and/

or our affiliate) to make any determination, decision or election that we have the right to make in connection with the benchmark transition provisions set forth herein or in any applicable pricing supplement.

Certain Defined Terms. As used in this “—SOFR Notes” section with respect to any Benchmark Transition Event and implementation of the applicable Benchmark Replacement and Benchmark Replacement Conforming Changes:

“Benchmark” means, initially, the Specified SOFR; provided that if we or our designee (which may be our affiliate), after consulting with us, determines on or prior to the relevant Reference Time that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to such Specified SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee (which may be our affiliate), after consulting with us, producing a commercially reasonable result as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(3)

the sum of: (a) the alternate rate of interest that has been selected by us or our designee (which may be our affiliate), after consulting with us, as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee (which may be our affiliate), after consulting with us, as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body or determined by us or our designee (which may be our affiliate), after consulting with us, in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee (which may be our affiliate), after consulting with us, after giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest period,” the manner, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors (including changes to the definition of “Corresponding Tenor” solely when such tenor is longer than the interest period) and other administrative matters) that we or our designee (which may be our affiliate), after consulting with us, determines, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee (which may be our affiliate), after consulting with us, decides that implementation of any portion of such market practice is not administratively feasible or we or our designee (which may be our affiliate), after consulting with us, determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee (which may be our affiliate), after consulting with us, determines is appropriate).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

(3)

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR calculated by reference to daily SOFR, the SOFR Determination Time, and (2) if the Benchmark is Compounded SOFR calculated by reference to SOFR Index, the SOFR Index Determination Time, and (3) if the Benchmark is not Compounded SOFR calculated by reference to SOFR or SOFR Index, the time determined by us or our designee (which may be our affiliate), after consulting with us, in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the SOFR Administrator on the SOFR Administrator’s Website. The information contained on such website is not part of this prospectus supplement and is not incorporated into this prospectus supplement by reference.

“Specified SOFR” means Compounded SOFR, as described above, or another base rate calculated by referenced to daily SOFR, a 30-, 90- or 180-day average SOFR, or any other SOFR rate or SOFR index rate, as specified in the applicable pricing supplement of the SOFR notes.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Additional Information about SOFR and SOFR Index

SOFR is published by the Federal Reserve Bank of New York and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The Federal Reserve Bank of New York reports that SOFR includes all trades in the Broad General Collateral Rate and bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of DTC, and SOFR is filtered by the Federal Reserve Bank of New York to remove some (but not all) of the foregoing transactions considered to be “specials.” According to the Federal Reserve Bank of New York, “specials” are repos for specific-issue collateral, which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

The Federal Reserve Bank of New York reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service. The Federal Reserve Bank of New York also notes that it obtains information from DTCC Solutions LLC, an affiliate of DTC.

If data for a given market segment were unavailable for any day, then the most recently available data for that segment would be utilized, with the rates on each transaction from that day adjusted to account for any change in the level of market rates in that segment over the intervening period. SOFR would be calculated from this adjusted prior day’s data for segments where current data were unavailable, and unadjusted data for any segments where data were available. To determine the change in the level of market rates over the intervening period for the missing market segment, the Federal Reserve Bank of New York would use information collected through a daily survey conducted by its Trading Desk of primary dealers’ repo borrowing activity. Such daily survey would include information reported by the dealers or their affiliates.

The Federal Reserve Bank of New York notes on its publication page for SOFR that use of SOFR is subject to important limitations, indemnification obligations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

Each U.S. Government Securities Business Day, the Federal Reserve Bank of New York publishes SOFR on its website at approximately 8:00 a.m., New York City time. If errors are discovered in the transaction data provided by The Bank of New York Mellon or DTCC Solutions LLC, or in the calculation process, subsequent to the initial publication of SOFR but on that same day, SOFR and the accompanying summary statistics may be republished at approximately 2:30 p.m., New York City time. Additionally, if transaction data from The Bank of New York Mellon or DTCC Solutions LLC had previously not been available in time for publication, but became available later in the day, the affected rate or rates may be republished at around this time. Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point. Any time a rate is revised, a footnote to the Federal Reserve Bank of New York’s publication would indicate the revision. This revision threshold will be reviewed periodically by the Federal Reserve Bank of New York and may be changed based on market conditions.

SOFR is published by the Federal Reserve Bank of New York based on data received from other sources, and we have no control over its determination, calculation or publication. The Federal Reserve Bank of New York started publishing SOFR in April 2018 and the SOFR Index in March 2020. The Federal Reserve Bank of New York also has published historical indicative Secured Overnight Financing Rates dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Investors should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

Neither the SOFR Administrator’s Website, nor any of the information or materials available thereon, are a part of this document or incorporated herein by reference.

The SOFR Index is published by the Federal Reserve Bank of New York and measures the cumulative impact of compounding the Secured Overnight Financing Rate on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of the Secured Overnight Financing Rate. The SOFR Index value reflects the effect of compounding the Secured Overnight Financing Rate each business day, and allows the calculation of compounded Secured Overnight Financing Rate averages over custom time periods.

The Federal Reserve Bank of New York notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice.

Treasury Rate Notes

Treasury Rate notes will bear interest for each interest reset period at a rate equal to the Treasury Rate, plus or minus any spread, and/or multiplied by any spread multiplier as specified in the Treasury Rate notes and the applicable pricing supplement. Treasury Rate notes will be subject to the minimum and the maximum interest rate, if any, as specified in the applicable pricing supplement.

The “Treasury Rate” for any interest determination date is the rate from the auction held on such treasury rate interest determination date (the “auction”) of direct obligations of the United States (“treasury bills”) having the index maturity specified in such pricing supplement under the caption “INVEST RATE” on the display on Refinitiv page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) by 3:00 p.m., New York City time, on the calculation date for that interest determination date.

The calculation agent will follow the following procedures if the Treasury Rate cannot be determined as described above:

•

If the rate is not so published by 3:00 p.m., New York City time, on the calculation date(unless the calculation is made earlier and the rate is available from that source at that time), the Treasury Rate will be the bond equivalent yield (as defined below) of the auction rate of such treasury bills of the kind described above, as announced by the United States Department of the Treasury.

•

If the results of the most recent auction of treasury bills having the index maturity described in the pricing supplement is not so announced as described above by 3:00 p.m., New York City time, on the calculation date, or if no auction is held for the relevant week, then the Treasury Rate will be the bond equivalent yield on such interest determination date of treasury bills having the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. government securities—Treasury bills (secondary market)” (or any successor caption or heading).

•

If such rate is not published in the H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the calculation agent will determine the Treasury Rate to be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the interest determination date of three leading primary U.S. government securities dealers (which may include the Agents or their affiliates) selected by the calculation agent for the issue of treasury bills with a remaining maturity closest to the index maturity described in the related pricing supplement.

•

If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Treasury Rate for the new interest reset period will be the Treasury Rate in effect for the prior interest reset period; provided, however, if there was no preceding interest reset date, the initial interest rate will remain in effect for the new interest reset period.

“Bond equivalent yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

Fixed Rate Reset Notes

We may issue notes that will bear interest initially at a fixed interest rate for a specified portion of the applicable term and then reset such fixed interest rate to a fixed rate determined by reference to a “reset reference rate” at one or more specified intervals for the remainder of such term as determined in accordance with the terms and provisions set forth in the applicable pricing supplement and below under “—Determination of Interest Rates for Fixed Rate Reset Notes” and “—Determination of Reset Reference Rates,” which we refer to as “fixed rate reset notes.” Unless otherwise specified in the applicable pricing supplement, terms and provisions of fixed rate reset notes will apply, to the extent applicable, as set forth below.

Each fixed rate reset note will bear interest from, and including, its original issue date to, but excluding, the first “reset date” specified in the applicable pricing supplement, at the rate per annum specified to be the “initial interest rate” in the applicable pricing supplement. The interest rate on any fixed rate reset note will reset on the applicable first reset date and on any applicable subsequent reset date(s) specified in the applicable pricing supplement, all in accordance with the terms and provisions of fixed rate reset notes set forth under “—Determination of Interest Rates for Fixed Rate Reset Notes.” The interest rate to which any fixed rate reset note resets on the first reset date and any applicable subsequent reset date(s) will be a fixed rate determined by reference to the reset reference rate adjusted by the applicable spread, if any, and/or spread multiplier, if any, each as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the reset reference rate will be the U.S. Treasury Rate as determined in accordance with the terms and provisions set forth under “—Determination of Reset Reference Rates—U.S. Treasury Rate.”

A fixed rate reset note also may have either or both of the following limitations on the interest rate:

•	a maximum interest rate limitation, or ceiling, on the rate of interest that may accrue during any interest or other applicable period; and

•	a minimum interest rate limitation, or floor, on the rate of interest that may accrue during any interest or other applicable period.

Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable pricing supplement.

Accrual of Interest and Interest Payment Dates

Unless otherwise specified in the applicable pricing supplement, interest on any fixed rate reset note will be paid quarterly, semi-annually, or annually, as applicable, in arrears, on the days set forth in the applicable pricing supplement (each such day being an “interest payment date” for a fixed rate reset note) and at the maturity date or earlier redemption or repayment date, as applicable. Each interest payment due on an interest payment date, the maturity date or earlier redemption or repayment date, as applicable, will include interest accrued from, and including, the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to, but excluding, the next interest payment date, the maturity date or earlier redemption or repayment date, as the case may be (each such period, an “interest period”). The amount of accrued interest on any fixed rate reset note for an interest period is calculated by multiplying the principal amount of such note by an accrued interest factor. This accrued interest factor will be determined by multiplying the per annum fixed interest rate by a factor resulting from the day count convention that applies with respect to such determination. The interest rate applicable with respect to any interest period for any fixed rate reset note will be the rate per annum determined in accordance with the applicable terms and provisions set forth below under “—Determination of Interest Rates for Fixed Rate Reset Notes” and “—Determination of Reset Reference Rates.”

If no day count convention is specified in the applicable pricing supplement, the accrued interest factor for fixed rate reset notes for which the reset reference rate is specified in the applicable pricing supplement to be the U.S. Treasury Rate, the factor will be computed on the basis of a 360-day year consisting of twelve 30-day months.

We will pay installments of interest on fixed rate reset notes beginning on the first interest payment date after its issue date to holders of record on the corresponding regular record date. Unless we otherwise specify in the applicable pricing supplement, the regular record date for a fixed rate reset note will be on the 15th day (whether or not a business day) next preceding the interest payment date.

If the maturity date or a redemption date, repayment date or interest payment date for any fixed rate reset note is not a business day, then we will pay the principal, premium, if any, and interest for that note payable on such date on the next business day, and no interest or other payment will accrue as a result of such delay.

Determination of Interest Rates for Fixed Rate Reset Notes

Each fixed rate reset note will bear interest:

(1)	from, and including, the original issue date to, but excluding, the first reset date (such period, the “initial fixed rate period”) at a rate per annum equal to the initial interest rate;

(2)

from, and including, the first reset date to, but excluding, the first subsequent reset date specified in the applicable pricing supplement or, if no subsequent reset dates are specified in the applicable pricing supplement, the maturity date or earlier redemption or repayment date, as the case may be, at a rate per annum equal to the first reset interest rate; and

(3)	for each applicable subsequent reset period thereafter (if any), at a rate per annum equal to the applicable subsequent reset interest rate,

payable, in each case, in arrears on each applicable interest payment date, the maturity date or earlier redemption or repayment date, as the case may be. For the avoidance of doubt, the applicable interest rate specified in the preceding sentence will apply for each interest period falling within the initial fixed rate period and any reset period, as applicable.

In addition, for the avoidance of doubt, the “reset dates,” including the first reset date and any subsequent reset date(s), if any, for each fixed rate reset note will be specified in the applicable pricing supplement.

The interest rate applicable during each reset period will be determined by the calculation agent on each applicable reset determination date.

For purposes of the foregoing terms and provisions, the following terms have the meanings set forth below:

“first reset interest rate” means, in respect of the first reset period, a per annum interest rate equal to (a) the relevant reset reference rate determined as of the relevant reset determination date adjusted by (b) the spread and/or spread multiplier, if any, specified in the applicable pricing supplement for such first reset interest rate.

“first reset period” means the period from, and including, the first reset date to, but excluding, the first subsequent reset date or, if no subsequent reset dates are specified in the applicable pricing supplement, the maturity date or earlier redemption or repayment date, as applicable.

“reset determination date” means, unless otherwise specified in the applicable pricing supplement: (a) with respect to any fixed rate reset note for which the reset reference rate is the U.S. Treasury Rate, the third business day (or such other number of business days as we may specify in the applicable pricing supplement) preceding the applicable reset date and (b) with respect to any fixed rate reset note for which the reset reference rate is a rate determined by reference to another rate, as specified in the applicable pricing supplement.

“reset period” means the first reset period or a subsequent reset period, as applicable.

“reset reference rate” means the U.S. Treasury Rate determined in accordance with the terms and provisions set forth under “—Determination of Reset Reference Rates—U.S. Treasury Rate” or (b) another rate, as specified in the applicable pricing supplement and determined in accordance with the terms and provisions set forth in the applicable pricing supplement.

“subsequent reset interest rate” means, in respect of any subsequent reset period, a per annum interest rate equal to (a) the relevant reset reference rate determined as of the relevant reset determination date adjusted by (b) the spread and/or spread multiplier, if any, specified in the applicable pricing supplement for such subsequent reset interest rate.

“subsequent reset period” means the period from, and including, the first subsequent reset date to, but excluding, the next subsequent reset date or, if no additional subsequent reset dates are specified in the applicable pricing supplement, the maturity date or earlier redemption or repayment date, as applicable, and each successive period from, and including a subsequent reset date, to, but excluding, the next subsequent reset date or maturity date or earlier redemption or repayment date, as applicable.

Determination of Reset Reference Rates

U.S. Treasury Rate. For any reset period commencing on or after the first reset date, the “U.S. Treasury Rate” will be determined by the calculation agent on each reset determination date in the following manner:

(1)

the average of the yields on actively traded U.S. treasury securities adjusted to constant maturities, for the maturity equal to the duration of such reset period, for the five business days (or such other number of business days as we may specify in the applicable pricing supplement) immediately preceding the applicable reset determination date and appearing (or, if fewer than five business days (or such other number of business days as we may specify in the applicable pricing supplement) so appear on the applicable reset determination date, for such number of business days appearing) in the most recently published H.15 Daily Update under the caption H.15 TCM; or

(2)

if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturities, for such maturity, then the “U.S. Treasury Rate” will be determined by interpolation on a straight-line basis (using the actual number of days) between the average of the yields on actively traded U.S. treasury nominal/non-inflation-indexed securities adjusted to constant maturities for two series of actively traded U.S. treasury nominal/non-inflation-indexed securities, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset determination date (or, if there is no such reset date, the maturity date) and (B) the other maturing as close as possible to, but later than, such reset date or maturity date, as applicable, in each case for the five business days (or such other number of business days as we may specify in the applicable pricing supplement) preceding the applicable reset determination date and appearing (or, if fewer than five business days (or such other number of business days as we may specify in the applicable pricing supplement) so appear on the applicable reset determination date, for such number of business days appearing) in the most recently published H.15 Daily Update as of 5:00 p.m., New York City time, on the applicable reset determination date.

In each case, the U.S. Treasury Rate will be rounded, if necessary, to the nearest one thousandth of a percentage point, with 0.0005% rounded up to 0.001%.

Notwithstanding the foregoing, if we or our designee, after consulting with us, determines that the then-current reset reference rate (which, as of the original issue date for any fixed rate reset notes, will be the U.S. Treasury Rate for the specified maturity set forth in the applicable pricing supplement) cannot be determined in the manner applicable for such reset reference rate (which, as of the original issue date of such fixed rate reset notes, will be pursuant to the methods described in clauses (1) or (2) above) on the applicable reset determination date (such determination, a “rate substitution event”), we or our designee, after consulting with us, may determine whether there is an industry-accepted successor rate to the then-current reset reference rate (such industry-accepted successor rate, the “replacement rate”). If we or our designee, after consulting with us, determines that there is such a replacement rate, then such replacement rate will replace the U.S. Treasury Rate (or the then-current reset reference rate) for all purposes relating to the fixed rate reset notes in respect of such determination on such reset determination date and all determinations on all subsequent reset determination dates. In addition, if a replacement rate is utilized as described in the preceding sentence, we or our designee, after consulting with us, may adopt or make changes to (1) any interest payment date, reset determination date, reset date, other relevant date, business day convention, interest period or reset period, (2) the manner, timing and frequency of determining rates and amounts of interest that are payable on the applicable series of fixed rate reset notes and the conventions relating to such determination, (3) the timing and frequency of making payments of interest, (4) rounding conventions, (5) specified maturities, and (6) any other terms or provisions of the relevant series of notes (including any spread or adjustment factor needed to make such replacement rate comparable to the then-current reset reference rate (which, as of the original issue date of for any series of fixed rate reset notes, will be the U.S. Treasury Rate for the specified maturity)), in each case that we or our designee, after consulting with us, determines, from time to time, to be appropriate to reflect the determination and implementation of such replacement rate in a manner substantially consistent with market practice (or, if we, the calculation agent or our designee, after consulting with us, determines that implementation of any portion of such market practice is not administratively feasible or if we or our designee, after consulting with us, determines that no market practice for use of such replacement rate exists, in such other manner as we or our designee, after consulting with us, determines is appropriate) (such changes, the “U.S. Treasury Rate adjustments”). If we or our designee, after consulting with us, determines that there is no such replacement rate, then the interest rate for the applicable reset period will be: (a) if the first reset interest rate is to be determined, the initial interest rate or (b) if a subsequent reset interest rate is to be determined, the interest rate that was applicable for the preceding reset period.

Any determination, decision or selection that may be made by us or our designee, after consulting with us, pursuant to the provisions of the fixed rate reset notes (including provisions relating to a rate substitution event and any U.S. Treasury Rate adjustments, or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or make or refrain from making any selection) will be made in our or such designee’s sole discretion, will be conclusive and binding absent manifest error and, notwithstanding anything to the contrary in this prospectus supplement or the accompanying prospectus, or the indenture or the notes, shall become effective without consent from the holders of the notes or any other party.

Fixed Rate/Floating Rate Notes

If a note is designated as a “fixed rate/floating rate note” then, unless we otherwise specify in the applicable pricing supplement, the note will bear interest (a) during the period from, and including, its original issue date to, but excluding the commencement of the “floating rate period” specified in the applicable pricing supplement (such period, the “fixed rate period”), at the rate per annum specified to be the “initial interest rate” in the applicable pricing supplement, and (b) during the period from, and including, the last interest payment date in respect of the fixed rate period to, but excluding, the maturity date (such period, the “floating rate period”), at a floating rate of interest determined by reference to one or more of the base rates, adjusted by a spread or a spread multiplier, or both, in each case as specified in the applicable pricing supplement

With respect to fixed rate/floating rate notes during the floating rate period, (a) “interest period” means each period from, and including, an interest payment date (or, in the case of the first interest period during the floating rate period, the first day of the floating rate period) to, but excluding, the next interest payment date (or, in the case of the final interest period, the maturity date or earlier redemption or repayment date), and (b) “interest reset period” means each period from, and including, an interest reset date (or, in the case of the first interest reset period during the floating rate period, the first day of the floating rate period) to, but excluding, the next interest reset date (or, in the case of the final interest reset period, the maturity date or earlier redemption or repayment date).

We will pay installments of interest on fixed rate/floating rate notes beginning on the first interest payment date after its issue date to holders of record on the corresponding regular record date. Unless we otherwise specify in the applicable pricing supplement, the regular record date for a fixed rate/floating rate note will be on the 15th day (whether or not a business day) next preceding the interest payment date.

If any interest payment date with respect to an interest period during the fixed rate period, including any interest payment date occurring on the first day of the floating rate period (the “reset date”), or the maturity date or any redemption date or repayment date for any fixed rate/floating rate note is not a business day, then we will pay the principal, premium, if any, and interest for that note payable on such date on the next business day, and no interest or other payment will accrue as a result of such delay. If an interest payment date (other than any interest payment date that is the maturity date, a redemption date or a repayment date) with respect to an interest period during the floating rate period (which, for the avoidance of doubt, does not include any interest payment date occurring on the reset date) is not a business day, then such interest payment will be postponed until the next succeeding business day, except that, in the case of any floating rate interest period for which the applicable reference rate is CORRA, SOFR or EURIBOR, if the next succeeding business day is in the next calendar month, then such interest payment will be advanced to the immediately preceding business day, and, in each case, the related interest periods also will be adjusted for such non-business days.

Except as provided above, for all purposes of this “Description of the Notes” section, fixed rate/floating rate notes will be treated as fixed rate notes during the fixed rate period and floating rate notes during the floating rate period.

Discount Notes

We may issue discount notes. A discount note generally is a note, including a zero coupon note, offered at a discount from the principal amount of the note due at its stated maturity, as specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the amount payable at acceleration of maturity to the holder of a discount note will be the sum of:

•	the amortized face amount of the note; and

•	in the case of an interest-bearing note issued as a discount note, any accrued but unpaid stated interest payments.

Unless otherwise specified in the applicable pricing supplement, the amount payable upon redemption to the holder of a discount note will be the sum of:

•	the applicable percentage of the amortized face amount of the note specified in the applicable pricing supplement; and

•	in the case of an interest-bearing note issued as a discount note, any accrued but unpaid stated interest payments.

For purposes of computing the payments described in the foregoing paragraph, the amortized face amount of a discount note is equal to the sum of:

•	the issue price of the discount note; and

•

the portion of the difference between the issue price and the principal amount of the discount note that has been amortized at the yield of the discount note, computed in accordance with the rules set forth in the Internal Revenue Code of 1986, as amended (the “Code”), and applicable Treasury regulations, at the date as of which the amortized face amount is calculated. See “Certain United States Federal Income Tax Considerations—U.S. Holders—Original Issue Discount.”

In no event can the amortized face amount exceed the principal amount of the note due at its stated maturity date.

Persons considering the purchase of discount notes should read the discussion set forth below under the heading “Certain United States Federal Income Tax Considerations—U.S. Holders—Original Issue Discount.”

Indexed Notes

We may issue notes for which the amount of interest or principal that you will receive will not be known on your date of purchase. We will specify the formulae for computing interest or principal payments for these types of notes, which we call “indexed notes”, by reference to securities, financial or non-financial indices, currencies, commodities, interest rates, or composites or baskets of any or all of the above. Examples of indexed items that we may use include a published stock index, the common stock price of a publicly traded company, the value of the U.S. dollar versus the Japanese Yen, or the price in a particular market of a barrel of West Texas intermediate crude oil.

If you purchase an indexed note, you may receive a principal amount at maturity that is greater than or less than the note’s face amount, and an interest rate that is greater than or less than the interest rate that you would have earned if you had instead purchased a conventional debt security issued by us at the same time with the same maturity. The amount of interest and principal that you will receive will depend on the structure of the indexed note and the level of the specified indexed item throughout the term of the indexed note and at maturity.

Specific information pertaining to the method of determining the interest payments and the principal amount will be described in the applicable pricing supplement, as well as additional risk factors unique to the indexed note, certain historical information for the specified indexed item and certain additional United States federal income tax considerations.

An investment in indexed notes entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. See “Risk Factors—Risks Relating to Indexed Notes.”

Accordingly, as prospective investors you should consult your own financial and legal advisors on the risks associated with an investment in indexed notes.

Renewable Senior Notes

We may issue senior notes, which are “renewable notes.” These notes will mature on an interest payment date as specified in the applicable pricing supplement (the “initial maturity date”), unless the maturity of all or any portion of the principal amount is extended as described below. On the interest payment dates in June and December each year (unless different interest payment dates are specified in the pricing supplement), which are “election dates”, the maturity of the renewable notes will be extended to the interest payment date occurring 12 months after the election date, unless the holder elects to terminate the automatic extension of the maturity of the renewable notes or any portion having a principal amount of $2,000 or any multiple of $1,000 in excess thereof. To terminate, notice has to be delivered to the paying agent not less than nor more than the number of days specified in the applicable pricing supplement prior to the related election date. The option may be exercised with respect to less than the entire principal amount of the renewable notes so long as the principal amount for which the option is not exercised is at least $2,000 or any larger amount that is an integral multiple of $1,000. The maturity of the renewable notes may not be extended beyond the final maturity date that is set forth in the applicable pricing supplement. If the holder elects to terminate the automatic extension of the maturity and the election is not revoked, then the portion of the renewable note for which election was made will become due and payable on the interest payment date, unless another date is set forth in the pricing supplement, falling six months after the election date prior to which the holder made such election.

An election to terminate the automatic extension of maturity may be revoked as to any portion of the renewable notes having a principal amount of $2,000 or any multiple of $1,000 in excess thereof by delivering a notice to the paying agent on any day following the effective date of the election to terminate the automatic extension and prior to the date 15 days before the date on which the portion would have matured.

If a note is represented by a global security, DTC or its nominee will be the holder of the note and therefore will be the only entity that can exercise a right to terminate the automatic extension of a note. In order to ensure that DTC or its nominee will exercise a right to terminate the automatic extension provisions of a particular note, the beneficial owner of the note must instruct the broker or other DTC participant through which it holds an interest in the note to notify DTC of its desire to terminate the automatic extension of the note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a renewable note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to DTC or its nominee.

Extendible Senior Notes

The pricing supplement relating to each senior note will indicate whether we have the option to extend the stated maturity of such note (an “extendible note”) for an extension period. Such an extension period is one or more periods of one to five whole years, up to but not beyond the final maturity date described in the related pricing supplement.

We may exercise our option to extend the extendible note by notifying the applicable trustee (or any duly appointed paying agent) at least 50 but not more than 60 days prior to the then effective maturity date. If we elect to extend the extendible note, the trustee (or paying agent) will mail (at least 40 days prior to the maturity date) to the registered holder of the extendible note a notice (“extension notice”) informing the holder of our election, the new maturity date and any updated terms. Upon the mailing of the extension notice, the maturity of such note will be extended automatically as set forth in the extension notice.

However, we may, not later than 20 days prior to the maturity date of an extendible note (or, if such date is not a business day, on the immediately succeeding business day), at our option, establish a higher interest rate, in the case of a fixed rate note, or a higher spread and/or spread multiplier, in the case of a floating rate note, for the extension period by mailing or causing the applicable trustee (or paying agent) to mail notice of such higher interest rate or higher spread and/or spread multiplier to the holder of the extendible note. The notice will be irrevocable.

If we elect to extend the maturity of an extendible note, the holder of the note will have the option to instead elect repayment of the note by us on the then effective maturity date. In order for an extendible note to be so repaid on the maturity date, we must receive, at least 25 days but not more than 35 days prior to the maturity date:

(1)	the note with the form “Option to Elect Repayment” on the reverse of the note duly completed; or

(2)

a facsimile transmission, telex or a letter from a member of a national securities exchange or FINRA or a commercial bank or trust company in the United States setting forth the name of the holder of the note, the principal amount of the note, the principal amount of the note to be repaid, the certificate number or a description of the tenor and terms of the note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the note to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the note, will be received by the applicable trustee (or paying agent) not later than the fifth business day after the date of the facsimile transmission, telex or letter; provided, however, that the facsimile transmission, telex or letter will only be effective if the applicable trustee or paying agent receives the note and form duly completed by that fifth business day. A holder of an extendible note may exercise this option for less than the aggregate principal amount of the note then outstanding if the principal amount of the note remaining outstanding after repayment is an authorized denomination.

If a note is represented by a global security, DTC or its nominee will be the holder of that note and therefore will be the only entity that can exercise a right to repayment. To ensure that DTC or its nominee timely exercises a right to repayment with respect to a particular note, the beneficial owner of that note must instruct the broker or other participant through which it holds an interest in the note to notify DTC of its desire to exercise a right of repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a note to determine the cut-off time by which an instruction must be given for timely notice to be delivered to DTC or its nominee.

Optional Redemption, Optional Repayment and Repurchase

Optional Redemption

General. We will indicate in the applicable pricing supplement for a note whether we will have the option to redeem the note before the stated maturity and the price or prices at which, and date or dates on which, redemption may occur.

If we are allowed to redeem a note, we may exercise the option by notifying the applicable trustee at least 60 days prior to the redemption date. At least five but not more than 60 days before the redemption date, the trustee will deliver notice or cause the paying agent to deliver notice of redemption to the holders. If we partially redeem a note, we will issue a new note or notes for the unredeemed portion.

Make-Whole Redemption. Unless otherwise specified in the applicable pricing supplement, if the applicable pricing supplement specifies that the notes include a make-whole redemption option, the notes will be redeemable at our option, in whole or in part, at any time and from time to time, on or after the date that is 180 days from issue date of such notes (or, if additional tranches of such notes are issued after the original issue date, beginning 180 days after the issue date of such additional notes), and, if the notes include a first par call date, prior to the first par call date, or, if the notes do not include a first par call date but include a par call date, prior to the par call date, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted to the redemption date (assuming the notes matured on the Assumed Maturity Date (as defined below)) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Redemption Treasury Rate (as defined below) plus the make-whole redemption spread specified in the applicable pricing supplement less (b) interest accrued on such notes to, and excluding, the date of redemption; and

•	100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

Unless otherwise specified in the applicable pricing supplement, if the applicable pricing supplement specifies that the notes include a first par call date, then, on the first par call date, the notes will be redeemable at our option, in whole, but not in part, at a redemption price equal to 100% of the aggregate principal amount of the notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

Unless otherwise specified in the applicable pricing supplement, if the applicable pricing supplement specifies that the notes includes a par call date, then, on and after the par call date, the notes will be redeemable, in whole or in part, at any time and from time to time, at our option at a redemption price equal to 100% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

“Assumed Maturity Date” means (a) if the notes include neither a first par call date nor a par call date, the maturity date of the notes, (b) if the notes include a first par call date, the first par call date, or (c) if the notes do not include a first par call date but include a par call date, the par call date.

“Redemption Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Redemption Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the applicable redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the H.15 Daily Update under the caption H.15 TCM. In determining the Redemption Treasury Rate, we shall select, as applicable:

(1)	the yield for the Treasury constant maturity on the H.15 Daily Update exactly equal to the period from the applicable redemption date to the Assumed Maturity Date (the “Remaining Life”); or

(2)

if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on the H.15 Daily Update immediately shorter than and one yield corresponding to the Treasury constant maturity on the H.15 Daily Update immediately longer than the Remaining Life—and shall interpolate to the Assumed Maturity Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3)

if there is no such Treasury constant maturity on the H.15 Daily Update shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on the H.15 Daily Update closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on the H.15 Daily Update shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable redemption date.

If on the third business day preceding the applicable redemption date H.15 TCM is no longer included therein, we will calculate the Redemption Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such applicable redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Assumed Maturity Date, as applicable. If there is no United States Treasury security maturing on the Assumed Maturity Date but there are two or more United States Treasury securities with a maturity date equally distant from the Assumed Maturity Date, one with a maturity date preceding the Assumed Maturity Date and one with a maturity date following the Assumed Maturity Date, we shall select the United States Treasury security with a maturity date preceding the Assumed Maturity Date. If there are two or more United States Treasury securities maturing on the Assumed Maturity Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Redemption Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Optional Repayment

The pricing supplement relating to a note will also indicate whether you will have the option to elect repayment by us prior to its maturity date and the price and the date or dates on which repayment may occur.

If so specified, the notes will be subject to repayment at the option of the holders thereof on any optional repayment date in whole or from time to time in part in increments of $1,000 or such other increments as is specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $2,000 or such other minimum denomination), at a repayment price equal applicable repayment price specified in the applicable pricing supplement. For any note to be repaid, such note must be received, together with the notice of election form duly completed, by the paying agent at its office maintained for such purpose in conformity with the applicable indenture, or in such other location as the we select in conformity with the applicable indenture, not less than 10 nor more than 60 calendar days prior to the repayment date. If we partially repay a note, we will issue a new note or notes for the unrepaid portion.

Discount Notes

If a note is a discount note, unless the applicable pricing supplement specifies otherwise, the amount payable in the event of redemption or repayment prior to its stated maturity, or in the event of acceleration of its maturity, will be the amortized face amount, or the applicable percentage thereof specified in the pricing supplement, on the redemption, repayment or acceleration date, as the case may be and, in the case of an interest-bearing note issued as an original issue discount note, any accrued but unpaid qualified stated interest payments. The amortized face amount of a discount note will be equal to (i) the issue price of the note plus (ii) that portion of the difference between the issue price and the principal amount of the note that has accrued at the stated yield of the note. However, for this purpose, in no case will the amortized face amount of a discount note exceed the principal amount of the note at its maturity date. See “Certain United States Federal Income Tax Considerations—U.S. Holders—Original Issue Discount.” As used in this paragraph, issue price means the principal amount of the discount note due at the maturity date of the note, less the original issue discount of the note specified on its face and in the applicable pricing supplement, computed in accordance with the rules set forth in the Internal Revenue Code of 1986, as amended (the “Code”), and applicable Treasury regulations, at the date as of which the amortized face amount is calculated. The term stated yield of the discount note means the yield to maturity specified on the face of the note and in the applicable pricing supplement for the period from the note’s original issue date to its maturity date based on its issue price and its stated redemption price at maturity.

Repurchase

We reserve the right at any time to purchase notes at any price in the open market or otherwise. We may hold, resell or surrender for cancellation any notes that we purchase; provided that we may only resell such notes if the resold notes would be fungible with the remainder of the outstanding notes for United States federal income tax purposes.

Subordination of Series V Notes

Unless otherwise indicated in the applicable pricing supplement, the following provisions shall apply to the Series V notes and the subordinated indenture.

Tier 2 Capital Debt Securities. Under our subordinated indenture, we may issue subordinated debt securities that qualify as Tier 2 capital, subject to certain limits, in accordance with the regulations of the Federal Reserve Board.

Subordination Provisions. The Series V notes will be our direct unsecured subordinated obligations. The Series V notes will be subordinated and junior in right of payment to all Senior Indebtedness and in certain circumstances relating to our insolvency, bankruptcy, or similar case or proceeding, or our liquidation, dissolution or winding up or the receivership or conservatorship of KeyBank (an “insolvency event”) to all Other Senior Obligations. In addition, we may make no payments on the Series V notes in the event:

•	we default in any payment on any Senior Indebtedness, or an event of default on any Senior Indebtedness permitting the holders to accelerate its maturity exists;

•	a judicial proceeding is pending with respect to such default or event of default; or

•	we become subject to a Federal Reserve or other enforcement action that limits our payments on our subordinated notes.

“Senior Indebtedness” as used in the subordinated indenture means the principal of, and premium, if any, and interest on all indebtedness of KeyCorp for money borrowed, whether outstanding on the date of execution of the subordinated indenture, or created, assumed, incurred or guaranteed after that date for U.S. federal bank regulatory purposes as described below, except (i) subordinated debt securities issued under the subordinated indenture and all indebtedness which specifically by its terms ranks equally with and not prior to the subordinated debt securities in right of payment upon the happening of an insolvency event, and (ii) indebtedness which ranks junior to and not equally with or prior to the indebtedness referred to in clause (i) above in right of payment upon the happening of an insolvency event; and any renewals, extensions, modifications and refundings of any such Indebtedness.

“Other Senior Obligations” means any of our obligations to our creditors, whether outstanding on the date of execution of the subordinated indenture or created, assumed, incurred or guaranteed after that date, except:

•	Senior Indebtedness;

•

Subordinated debt securities (including the Series V notes) issued under the subordinated indenture and all indebtedness which specifically by its terms ranks equally with and not prior to the subordinated debt securities (including the Series V notes) in right of payment upon the happening of an insolvency event; and

•	indebtedness which ranks junior to and not equally with or prior to indebtedness referred to in the clause above in right of payment upon any insolvency event.

In the event that we issue any Series V notes that are to be treated as Tier 2 capital, we will cause such notes to meet all of the criteria under applicable capital rules, including, among other things, the following:

•

the notes must be subordinated to our general creditors, as defined by the Federal Reserve, which generally includes all our senior indebtedness, including, at a minimum, all borrowed money, similar obligations arising from off-balance sheet guarantees and direct-credit substitutes, obligations associated with derivative products such as interest rate and foreign-exchange contracts, commodity contracts, and similar arrangements, and, in addition, for depository institutions, depositors;

•	The notes must be unsecured and not guaranteed;

•	The notes must have an original maturity of at least five years, with the amount that can be included in Tier 2 capital being reduced by 20% per year beginning five years from the date of maturity;

•	Holders can have no rights of acceleration of maturity except upon an insolvency event with respect to the Company or KeyBank;

•	The notes by their terms cannot be callable for at least five years except under certain limited circumstances; and

•	We may not call or redeem the notes at any time prior to maturity without prior Federal Reserve Board approval.

The subordinated indenture does not limit or prohibit the incurrence of additional Senior Indebtedness or Other Senior Obligations, and additional Senior Indebtedness may include indebtedness for money borrowed that is senior to the Series V notes, but subordinated to other obligations. The Series U notes, if issued, will constitute Senior Indebtedness.

Insolvency Event. Upon the occurrence of an insolvency event, the payment of principal of, premium, if any, or interest, if any, on the Series V notes is subordinated to the payment in full to the holders of the Senior Indebtedness.

If, after we have made those payments on the Senior Indebtedness and on the Other Senior Obligations, (1) there are amounts available for payment on the Series V notes and (2) creditors in respect to the Other Senior

Obligations have not received their full payments, then we will first use amounts available for payment on the Series V notes to pay in full all Other Senior Obligations before we may make any payment on the Series V notes.

By reason of the subordination provisions, in certain circumstances relating to an insolvency event, the holders of Series V notes may recover less than the holders of Senior Indebtedness and the holders of Other Senior Obligations.

Ownership of Voting Stock of Significant Banks

The senior indenture contains a covenant by us that we will not sell or otherwise dispose of, or grant a security interest in, or permit a Significant Bank to issue, any shares of voting stock of the Significant Bank, unless we will own free of any security interest at least 80% of the issued and outstanding voting stock of the Significant Bank. The covenant will not apply if:

•

the proceeds of the sale or disposition are invested, within 90 days, in any subsidiary (including any corporation which after such investment becomes a subsidiary) engaged in a banking business or any business legally permissible for bank holding companies. However, if the proceeds are so invested in any subsidiary engaged in a business legally permissible for bank holding companies other than a banking business, we may not sell or otherwise dispose of, or grant a security interest in, or permit the subsidiary to issue, any shares of voting stock of the subsidiary to the same extent as if such subsidiary were a Significant Bank if, upon making the investment, the assets of or held for the account of the subsidiary constitutes 10% or more of our consolidated assets; or

•	the disposition is made in exchange for the stock of any bank.

“Significant Bank” means any of our directly or indirectly owned bank subsidiaries which assets constitute 10% or more of our consolidated assets. Currently, KeyBank is the only Significant Bank.

The subordinated indenture does not contain a similar covenant because inclusion of such a covenant under the 1992 Federal Reserve Board’s interpretation of its capital adequacy regulations, which imposed additional restrictions on subordinated debt of bank holding companies, would result in the subordinated debt securities not qualifying as Tier 2 capital.

Events of Default

You will have special rights if an Event of Default occurs with respect to the notes and is not otherwise cured, as described later in this subsection.

Senior Indenture. The term “Event of Default” in respect of the Series U notes means any of the following:

•	We do not pay the principal of, or any premium on, any Series U note within 30 days of its due date.

•	We do not pay interest on any Series U note within 30 days of its due date.

•	The occurrence of certain events relating to bankruptcy, insolvency or reorganization of KeyCorp.

Subject to the following paragraph, for the Series U notes, no other defaults under or breaches of the senior indenture or the Series U notes will result in an Event of Default, whether after notice, the passage of time or otherwise and therefore none of such other events (even if constituting a Covenant Breach as defined below) will result in a right of acceleration of the payment of the outstanding principal amount of the Series U notes. For example, occurrence of events relating to bankruptcy, insolvency or reorganization of any Significant Bank will not directly constitute an Event of Default. However, certain events may give rise to a Covenant Breach, as described below.

A “Covenant Breach” under the senior indenture, as to the Series U notes, includes any of the following:

•	default in the deposit of any sinking fund payment when due by the terms of the Series U notes when due; or

•

failure to perform any other covenant or agreement (other than nonpayment of principal, premium (if any) or interest) with respect to the Series U notes as set forth in the senior indenture for 90 days after we have received written notice of the failure to perform in the manner specified with respect to the Series U notes as set forth in the senior indenture.

A Covenant Breach shall not be an Event of Default with respect to the Series U notes.

Under the senior indenture, after a default occurs, the senior trustee shall give the holders of the Series U notes notice of such default as and to the extent provided in the Trust Indenture Act, but in the case of any default of the character specified in the second bullet point in the definition of “covenant breach” above with respect to the Series U notes, no such notice to the holders shall be given until at least 30 days after the occurrence of such default. The term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default or covenant breach in respect of the Series U notes.

If an Event of Default, other than the filing for bankruptcy or the happening of certain events of bankruptcy, insolvency or reorganization of KeyCorp, has occurred and has not been cured, the senior trustee or the holders of 25% in principal amount of the Series U notes may declare the entire principal amount (or, if any such securities are discount notes or indexed notes, a specified portion of the principal amount) of all the Series U notes to be due and immediately payable. This is called a declaration of acceleration of maturity.

Upon a filing for bankruptcy or the occurrence of certain events of bankruptcy, insolvency or reorganization of KeyCorp, the senior trustee or the holders of 25% in principal amount of all the senior debt securities then outstanding may declare the entire principal amount (or, if any such securities are discount notes or indexed notes, a specified portion of the principal amount) of all the outstanding senior debt securities to be due and immediately payable.

A declaration of acceleration of maturity with respect to Series U notes may, under certain circumstances, be canceled by the holders of at least a majority in principal amount of the Series U notes then outstanding. For the Series U notes, no declaration of acceleration of maturity will be permitted for reasons other than a specified payment default or a bankruptcy, insolvency or reorganization event that constitutes an Event of Default in respect of the Series U notes.

Subordinated Indenture. The term “Event of Default” in respect of the Series V notes means certain events occur relating to the bankruptcy, insolvency or reorganization of KeyCorp.

Upon the occurrence of certain events of bankruptcy, insolvency or reorganization of KeyCorp, the trustee or the holders of 25% in principal amount of all the subordinated debt securities then outstanding may declare the entire principal amount (or, if any such securities are discount notes or indexed notes, a specified portion of the principal amount) of all the outstanding subordinated debt securities to be due and immediately payable.

Unless otherwise provided in the terms of the Series V notes, there will be no right of acceleration of the payment of principal of the Series V notes upon a default in the payment of principal of, premium, if any, or interest, if any, or a default in the performance of any covenant or any agreement in the Series V notes or subordinated indenture.

In the event a “Default” occurs and is continuing, the trustee may, in its discretion and subject to certain conditions, seek to enforce its rights and the rights of the holders of the Series V notes by appropriate judicial proceeding. “Default” means, with respect to Series V notes, any of the following:

•	An Event of Default.

•	We do not pay the principal of, or any premium on, any Series V note within 30 days of its due date.

•	We do not pay interest on any Series V note within 30 days of its due date.

•

We remain in breach of a warranty or covenant in respect of any Series V note (other than a warranty or covenant solely for the benefit of a series other than the Series V notes) for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the Series V notes.

The trustee may withhold notice to the holders of notes of any default, except in the payment of principal, premium, if any, or interest, if any, or in the payment of any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. In addition, the trustee must withhold notice for certain defaults for a period of 60 days.

Provisions Common to the Senior and Subordinated Indentures. Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding notes of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy, Event of Default or Covenant Breach.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the notes, the following must occur:

•	You must give your trustee written notice that an Event of Default or Covenant Breach has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding notes of the relevant series must make a written request that the trustee take action because of the Event of Default or Covenant Breach, as the case may be, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

•	The holders of a majority in principal amount of such notes must not have given the trustee a direction inconsistent with the above notice.

However, you are entitled at any time to bring a lawsuit for the payment of principal of, or premium, if any, or, subject to certain conditions, of interest, if any, on the notes on or after the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the notes, or else specifying any default.

Merger or Consolidation

Under the terms of the indentures, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not sell all or substantially all of our assets to another entity (other than a subsidiary) unless all the following conditions are met:

•

We are the continuing corporation or our purchaser or successor (i) is a corporation organized under the laws of the United States of America, or any of its States or the District of Columbia and (ii) must agree to assume our obligations on the notes and under the indentures.

•

The merger or sale of assets must not cause, (i) in the case of the Series U notes, an Event of Default or Covenant Breach, or cause an event, which after notice or lapse of time, would become an Event of Default or Covenant Breach, or, (ii) in the case of the Series V notes, a Default or an Event of Default, or cause an event, which after notice or lapse of time, would become an Event of Default or a Default.

•

If, as a result of a merger or sale of assets, shares of voting stock of any Significant Bank become subject to a security interest not permitted under the senior indenture, we, or our purchaser or successor, must take all necessary steps to secure the Series U notes equally and ratably with, or prior to, the indebtedness secured by the security interest.

•	We must deliver certain certificates and documents to the trustee.

As the foregoing requirements do not apply in the case of a sale, conveyance or transfer by us of all or substantially all of our assets to one or more of our direct or indirect subsidiaries (in which we and/or one or more of our subsidiaries own more than 50% of the combined voting power), if we were to undertake such a transaction, such subsidiary or subsidiaries would not be required to assume our obligations under the notes and we would remain the sole obligor on the notes.

Modification or Waiver

Changes Requiring Approval. We and the trustee may modify each indenture with the consent of not less than 66 2/3% in principal amount of each series of outstanding notes affected by the modification. However, we may not, without the consent of each affected holder:

•	change the stated maturity of the principal of, or premium, if any, on any note;

•	change any installment of principal of or interest, if any, on any note;

•	reduce any amounts due on any note;

•	change any obligation to pay additional amounts in respect of any note;

•	reduce the amount of principal of a discount note or indexed security payable upon acceleration of the maturity of a security or payable in bankruptcy;

•	adversely affect any right of repayment at the holder’s option;

•	change the place or currency of payment on any note;

•	impair your right to sue for payment;

•	adversely affect any right to convert a debt security in accordance with its terms;

•	modify the subordination provisions in the subordinated indenture in a manner that is adverse to holders of the Series U notes;

•	reduce the percentage in principal amount of holders of notes needed to consent to modify or amend the applicable indenture;

•	reduce the percentage in principal amount of holders of notes needed to consent to waive compliance with certain provisions of the applicable indenture or to waive certain defaults;

•	reduce the requirements for voting or quorum relating to bearer securities; and

•

modify any of the provisions relating to supplemental indentures requiring the consent of holders, relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of holders whose consent is required for these actions or to provide that certain provisions of the applicable indenture cannot be modified or waived without the consent of each affected holder.

In addition, under the subordinated indenture, no modification may affect the rights of any holder of Senior Indebtedness or Other Senior Obligations as described under “Subordination of Series V Notes” without the consent of the affected holder of Senior Indebtedness or Other Senior Obligations.

Changes Not Requiring Approval. Certain changes do not require any vote by the holders of any notes. They are limited to clarifications and certain other changes that would not adversely affect holders of the outstanding notes in any material respect.

Waiver. The holders of at least 66 2/3% in principal amount of any series of notes issued under an indenture may waive, on behalf of the holders of that series, our compliance with certain restrictive provisions in that indenture. Similarly, the holders of at least 66 2/3% in principal amount of any series of notes issued under an indenture may waive, on behalf of the holders of that series, any past default under that indenture, except a default in the payment of principal, or premium, if any, or interest, if any, or in the performance of certain covenants or provisions which can only be modified with the consent of each affected holder. See “—Changes Requiring Approval.”

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the applicable indenture or the notes or request a waiver.

Discharge, Covenant Defeasance and Full Defeasance

Discharge. Under terms satisfactory to the trustee, we may discharge certain obligations to holders of any series of notes issued under the respective indentures which have not already been delivered to the trustee for cancellation. Such notes must also:

•	have become due and payable;

•	be due and payable by their terms within one year; or

•	be scheduled for redemption by their terms within one year.

Covenant Defeasance. We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your Notes. In order to achieve covenant defeasance, we must do the following:

•

We must deposit irrevocably in trust for the benefit of all holders of the notes of the particular series money and/or U.S. Government Obligations that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates.

•

We must deliver to the trustee a legal opinion of our counsel confirming that, under current federal income tax law, we may make the above deposit without causing you to be taxed on the notes any differently than if we did not make the deposit and just repaid the notes ourselves at maturity.

Full Defeasance. If there is a change in federal tax law allowing us to deliver the opinion described below, we can legally release ourselves from all payment and other obligations (subject to limited exceptions) on the notes of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•

We must deposit in trust for the benefit of all holders of the notes of the particular series money and/or Government Obligations that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates.

•

We must deliver to the trustee a legal opinion confirming that there has been a change in current federal tax law or an Internal Revenue Service (or “IRS”) ruling that lets us make the above deposit without causing you to be taxed on the notes any differently than if we did not make the deposit and just repaid the notes ourselves at maturity. Under current federal tax law, the deposit and our legal release from the notes would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your notes and you would recognize gain or loss on the notes at the time of the deposit.

Unless otherwise provided in the applicable pricing supplement, if, after we have irrevocably deposited the funds to effect defeasance or covenant defeasance with respect to notes of a series,

•	the holder of the notes of the series is entitled to and elects to receive payment in a currency other than that in which the deposit has been made, or

•

a Currency Conversion Event (as defined in the applicable indenture) occurs, then the indebtedness represented by the notes will be fully discharged through the payment of the principal of, premium, if any, and interest, if any, on the notes out of the proceeds yielded by converting the deposited amount into the currency in which the notes become payable as a result of the election or Currency Conversion Event based on the applicable Market Exchange Rate. Unless the applicable pricing supplement provides otherwise, all payments on any note that is payable in a foreign currency with respect to which a Currency Conversion Event occurs will be made in U.S. dollars.

If we accomplish covenant defeasance or full defeasance, you can still look to us for payment of the notes if the trustee or any paying agent is prevented by order or judgment of any court or governmental authority from making payment. However, if we make such payment to you, we will be subrogated to the rights of the holders of the applicable notes to receive the payment from the money held by the trustee or paying agent.

Concerning the Trustee

Deutsche Bank Trust Company Americas is trustee under both indentures. We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with Deutsche Bank Trust Company Americas and its affiliates in the ordinary course of business. The trustee may resign or be removed provided that a successor trustee is appointed.

In the event we issue debt securities under an indenture with Deutsche Bank Trust Company Americas and Deutsche Bank Trust Company Americas is also a trustee for any subordinate or superior class of debt securities under another indenture, a default under either indenture could cause a conflict of interest for Deutsche Bank Trust Company Americas under the Trust Indenture Act. If such a default is not cured or waived within 90 days after the trustee has acquired the conflict of interest, the trustee is required under the Trust Indenture Act to either eliminate such conflict of interest or resign as trustee with respect to the debt securities issued under one of the indentures. In the event the trustee resigns, we will promptly appoint a successor trustee with respect to the affected debt securities.

Form of Notes; Book-Entry Notes

We will issue the notes in registered form, either in book-entry form only or in “certificated” form. Notes issued in book-entry form will be represented by global notes. We expect that we will usually issue notes in book-entry only form represented by global notes. We and the Agents will agree on the form of notes to be issued in respect of any series of notes. Notes may be issued in the form of global notes, which we may elect to issue in the form of one or more master global notes. A master global note will evidence our indebtedness under one or more series of notes issued or to be issued under the indentures. The terms of each note evidenced by a master global note shall be identified on the records of KeyCorp maintained by the paying agent. At the request of the registered owner of a master global note, we shall promptly issue and deliver one or more separate note certificates evidencing each note evidenced by a master global note. We refer to each of these notes as a global note.

You may elect to hold interests in the registered global notes either in the United States through DTC or outside the United States through Clearstream Banking S.A. (“Clearstream”), or Euroclear Bank SA/NV, or its successor, as operator of the Euroclear System (“Euroclear”), if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

Certain information regarding DTC, Clearstream and Euroclear, respectively, is set forth below.

The Depository Trust Company

Unless we indicate otherwise in the applicable pricing supplement, The Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the book-entry notes. The notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued for each issue of notes, each in the aggregate principal amount of any such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of any such issue.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemptions, tenders, defaults, and proposed amendments to the note documents. For example, Beneficial Owners of notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to notes unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions and interest payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, our agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, note certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any Agent takes any responsibility for the accuracy thereof.

Clearstream and Euroclear

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear have respectively informed us that Clearstream and Euroclear each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Clearstream and Euroclear provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream and Euroclear also deal with domestic securities markets in several countries through established depository and custodial relationships. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Clearstream and Euroclear customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream and Euroclear is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

We have obtained the information in this section about DTC, Clearstream and Euroclear from sources that we believe to be accurate, and we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC, Clearstream or Euroclear, or their participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Global Clearance and Settlement

Unless otherwise specified in a pricing supplement with respect to a particular tranche of notes, initial settlement for global notes will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

If the pricing supplement specifies that interests in the global notes may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Thereafter, secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global notes settled during that processing will be reported to the relevant Euroclear participants or Clearstream customers on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global securities among DTC participants, Clearstream and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

Alternative Book-Entry Procedures and Settlement

If specified in the applicable pricing supplement, book-entry notes denominated in currencies other than U.S. dollars may be held, in whole or in part, directly through participants in the systems of Clearstream or Euroclear, or indirectly through organizations that are participants in such systems. Such notes may be issued in the form of one or more global notes, which will be registered in the name of a nominee for, and shall be deposited with, a common depositary for Clearstream and/or Euroclear. Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those clearing systems. Those clearing systems could change their rules and procedures at any time.

Notices

So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

Unless we indicate otherwise in the applicable pricing supplement, we will denominate the notes in U.S. dollars; we will make principal and interest payments on the notes in U.S. dollars; and you must pay the purchase price of the notes in immediately available funds. If any of the notes (“foreign currency notes”) are to be denominated or payable in a currency or basket of currencies other than U.S. dollars (a “specified currency”), the following provisions will apply in addition to, and to the extent inconsistent therewith will replace, the description of general terms and provisions of notes set forth in the accompanying prospectus and elsewhere in this prospectus supplement.

A pricing supplement with respect to any foreign currency note (which may include information with respect to applicable current foreign exchange controls) is a part of this prospectus and prospectus supplement. Any information we furnish you concerning exchange rates is furnished as a matter of information only and you should not regard it as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Currencies

We may offer foreign currency notes denominated and/or payable in a specified currency or specified currencies. Unless we indicate otherwise in the applicable pricing supplement, you are required to pay for foreign currency notes in the specified currency. At the present time, there are limited facilities in the United States for conversion of U.S. dollars into specified currencies and vice versa, and banks may elect not to offer non-U.S. dollar checking or savings account facilities in the United States. However, at your request on or prior to the third business day preceding the date of delivery of the foreign currency notes, or by such other day as determined by the agent who presents such offer to purchase foreign currency notes to us, such agent may be prepared to arrange for the conversion of U.S. dollars into the applicable specified currency set forth in the applicable pricing supplement to enable the purchasers to pay for the foreign currency notes. The agent or agents will make each such conversion on such terms and subject to such conditions, limitations and charges as the agent may from time to time establish in accordance with their regular foreign exchange practices. If you purchase foreign currency notes you will pay all costs of exchange.

The applicable pricing supplement will set forth information about the specified currency in which a particular foreign currency note is denominated and/or payable, including historical exchange rates and a description of the currency and any exchange controls, and, in the case of a basket of currencies, will include a description of such basket and a description of provisions for payment in the event such currency basket is no longer used for the purposes for which it was established.

Payment of Principal and Interest

We will pay the principal of and interest on foreign currency notes in the specified currency. Currently, banks do not generally offer non-U.S. dollar denominated account facilities in their offices in the United States, although they are permitted to do so. Accordingly, if you are a holder of foreign currency notes you will be paid in U.S. dollars converted from the specified currency unless you elect to be paid in the specified currency or unless the applicable pricing supplement provides otherwise.

If you hold a foreign currency note, we will base any U.S. dollar amount that you are owed on the highest bid quotation in The City of New York received by our agent specified in the applicable pricing supplement (the “exchange rate agent”) at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the exchange rate agent) selected by the exchange rate agent and approved by us for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on such payment date in the aggregate amount of the specified currency payable to all holders of foreign currency notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, we will make payments in the specified currency. All currency exchange costs will be borne by the holders of the foreign currency note by deductions from such payments.

Unless we indicate otherwise in the applicable pricing supplement, as a holder of foreign currency notes you may elect to receive payment of the principal of and interest on the foreign currency notes in the specified currency by transmitting a written request for such payment to the corporate trust office of the paying agent on or prior to the regular record date or at least 15 calendar days prior to maturity, as the case may be. You may make this request in writing (mailed or hand delivered) or sent by facsimile or other electronic transmission. As a holder of a foreign currency note, you may elect to receive payment in the specified currency for all principal and interest payments and need not file a separate election for each payment. Your election will remain in effect until revoked by written notice to the trustee, but written notice of any such revocation must be received by the trustee on or prior to the regular record date or at least 15 calendar days prior to the maturity date, as the case may be. If your foreign currency notes are held in the name of a broker or nominee, you should contact your broker or nominee to determine whether and how you may elect to receive payments in the specified currency.

If a note is represented by a global security, DTC or its nominee will be the holder of the note and will be entitled to all payments on the note. Although DTC can hold notes denominated in foreign currencies, all payments to DTC will be made in U.S. dollars. Accordingly, a beneficial owner of the related global security who elects to receive payments of principal, premium, if any, and/or interest, if any, in the specified currency must notify the participant through which it owns its interest on or prior to the applicable record date or at least 15 calendar days prior to the maturity, as the case may be, of such beneficial owner’s election. The participant must notify DTC of such election on or prior to the third business day after such record date or at least 12 calendar days prior to the maturity, as the case may be, and DTC will notify the trustee of such election on or prior to the fifth business day after such record date or at least 10 calendar days prior to the maturity, as the case may be. If the participant receives complete instructions from the beneficial owner and such instructions are forwarded by the participant to DTC, and by DTC to the trustee, on or prior to such dates, then the beneficial owner will receive payments in the specified currency. See “Form of Notes—Book-Entry Notes.”

We will pay principal and interest on foreign currency notes to be paid in U.S. dollars in the manner specified in the accompanying prospectus, any applicable pricing supplement, and this prospectus supplement with respect to notes denominated in U.S. dollars. See “Description of Notes—General.” We will pay interest on foreign currency notes in the specified currency by check mailed on the relevant interest payment date to the persons entitled thereto to the address of such holders as they appear in the security register or, at our option by wire transfer to a bank account maintained by the holder in the country of the specified currency. The principal of foreign currency notes, together with interest accrued and unpaid thereon, due at maturity will be paid in immediately available funds upon surrender of such notes at the corporate trust office of the paying agent, or, at our option, by wire transfer to such bank account.

Payment Currency

If a specified currency is not available for the payment of principal, premium or interest with respect to a foreign currency note due to the imposition of exchange controls, because it is no longer used by the government of the country issuing such currency, because it is no longer used for the settlement of transactions by public institutions of the international banking community, or as a result of other circumstances beyond our control, then, until such currency is again available or used, we will be entitled to satisfy our obligations to holders of foreign currency notes by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the specified currency as certified for customs purposes (or, if not so certified as otherwise determined) by the Federal Reserve Bank of New York (the “market exchange rate”) as computed by the exchange rate agent on the second business day prior to such payment or, if not then available, on the basis of the most recently available market exchange rate or as otherwise indicated in an applicable pricing supplement. Any payment made under such circumstances in U.S. dollars where the required payment is in a specified currency will not constitute a default under the indenture with respect to the notes.

If the specified currency of a note is officially redenominated, other than as a result of the European Monetary Union, such as by an official redenomination of any such specified currency that is a composite currency, then our payment obligations on such note will be the amount of redenominated currency that represents the amount of our obligations immediately before the redenomination.

The notes will not provide for any adjustment to any amount payable under such notes as a result of:

•	any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency, unless such composite currency is itself officially redenominated.

All determinations referred to above made by the exchange rate agent will be at its sole discretion and will, in the absence of clear error, be conclusive for all purposes and binding on the holders of the foreign currency notes.

As indicated above, if you invest in foreign currency notes or currency indexed notes, your investment will be subject to substantial risks, the extent and nature of which change continuously. As with any investment that you make in a security, you should consult your own financial and legal advisors as to the risks entailed in an investment in foreign currency notes or currency indexed notes. Such notes are not an appropriate investment for you if you are unsophisticated with respect to foreign currency matters.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Squire Patton Boggs (US) LLP, special tax counsel to KeyCorp, the following summary accurately describes certain material United States federal income tax considerations which may pertain to the purchase, ownership and disposition of notes. This summary is not exhaustive of all possible tax considerations. This summary applies to a beneficial owner that holds the notes as a capital asset within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This summary is based on the Code, final and temporary regulations promulgated or proposed under the Code (the “Treasury Regulations”), rulings and other administrative guidance and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or interpretation could result in United States federal income tax consequences different from those discussed below.

This summary does not purport to address all aspects of United States federal income taxation that may be relevant to a beneficial owner subject to special tax rules, such as:

•	banks or financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	brokers and dealers in securities or currencies;

•	tax-exempt entities;

•	personal holding companies;

•	entities or arrangements treated as partnerships for United States federal income tax purposes or other pass-through entities, and investors therein;

•	certain former citizens or former residents of the United States;

•	persons subject to the alternative minimum tax;

•	non-United States persons subject to special rules, such as “controlled foreign corporations” and “passive foreign investment companies” (each within the meaning of the Code);

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement (as defined in Section 451 of the Code);

•	persons holding notes as a hedge against currency risks or as a position in a “straddle” or conversion transaction for tax purposes; or

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar.

This summary does not address all aspects of United States federal income tax, such as consequences under the Medicare contribution tax or the alternative minimum tax, and does not deal with all United States federal income tax considerations that may be relevant to beneficial owners in light of their personal circumstances. Further, this summary does not address the consequences under any United States federal tax laws other than United States federal income tax laws, such as estate and gift tax laws, and does not address the consequences under the tax laws of any state, local or any non-U.S. jurisdiction.

The United States federal income tax consequences of purchasing, holding or disposing of amortizing notes, extendible notes, renewable notes, indexed notes, foreign currency notes (other than the single foreign currency notes (as defined below)) and floating rate notes that provide for one base rate followed by a different base rate, a base rate followed by a fixed rate, or a fixed rate followed by a base rate, will be set out in the applicable pricing supplement.

The summary also does not address holders other than original purchasers except as provided below. Additional tax considerations or consequences may result from the particular terms established in any pricing supplement or in any note. This tax summary is limited to the present federal income tax laws of the United States and, except as otherwise provided by the United States federal securities laws, Squire Patton Boggs (US) LLP assumes no obligation to revise or supplement this tax summary with respect to notes issued pursuant to this prospectus supplement and the accompanying prospectus in the event the present laws referred to above change by legislative action, judicial decision, or otherwise, or the facts as they presently exist change to the extent any such changes occur after the date of issue of such notes.

Persons considering the purchase, ownership, or disposition of the notes should consult their own tax advisors concerning the application of United States federal income and other tax laws (including estate and gift tax laws) to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any state, local or non-U.S. taxing jurisdiction.

As used herein, a “U.S. holder” of a note means a beneficial owner of a note that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust that is subject to the supervision of a court within the United States and the control of one or more “United States persons” (within the meaning of section 7701(a)(30) of the Code) or that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

As used herein, the term “non-U.S. holder” means a beneficial owner of a note that is neither a U.S. holder nor a partnership for United States federal income tax purposes.

If an entity or arrangement treated as a partnership for United States federal income tax purposes holds a note, the United States federal income tax treatment of the partner generally will depend upon the status of the partner and the activities of the partnership. A partnership holding notes, and partners in such a partnership, should consult their tax advisors regarding the United States federal tax consequences of the purchase, ownership and disposition of the notes.

For purposes of this summary, a “single foreign currency note” means a note on which all payments to a holder are denominated in or determined by reference to the value of a single foreign currency. A “foreign currency” means a currency or currency unit, other than a hyperinflationary currency or the U.S. dollar.

U.S. Holders

Interest

The issuer intends to treat the notes as indebtedness for U.S. federal income tax purposes and thus, as a general rule, interest paid or accrued on the notes, including qualified stated interest on notes with original issue discount, if any, will be treated as ordinary income to a U.S. holder. A U.S. holder using the accrual method of accounting for United States federal income tax purposes must include interest paid or accrued on the notes in income as the interest accrues, while a U.S. holder using the cash receipts and disbursements method of accounting for United States federal income tax purposes must include interest in income when payments are received or constructively received by the U.S. holder, except as described below under the section entitled “—Original Issue Discount.”

Original Issue Discount

A note with a term greater than one year may be issued with original issue discount for United States federal income tax purposes (i.e., a discount note) if the “stated redemption price at maturity” (generally, the sum of all payments to be made under the note other than payments of “qualified stated interest”) of a note exceeds its “issue price” by at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, or the weighted average maturity in the case of notes with more than one principal payment. The “issue price” of notes that are issued for cash will be the first price at which a substantial amount of the notes in the issue are sold for money (for this purpose, sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers are ignored). “Qualified stated interest” generally includes stated interest that is unconditionally payable in cash or property (other than a debt instrument of the issuer) at least annually at a single fixed rate (appropriately taking into account the length of the intervals of the payments) and also includes stated interest on certain floating-rate notes (as described under “—Variable Rate Debt Instruments” below). If a note provides for more than one fixed rate of stated interest, interest payable at the lowest stated rate generally is qualified stated interest, with any excess included in the stated redemption price at maturity for purposes of determining whether the note is issued with original issue discount.

If a note is issued with original issue discount, a U.S. holder of the note will be required to include original issue discount amounts in gross income for United States federal income tax purposes on an accrual basis using the constant yield to maturity method and, as a result, a U.S. holder may be required to include these amounts in income in advance of receipt of the cash payments to which the income is attributable. Any amounts included in income as original issue discount with respect to a note will increase a U.S. holder’s adjusted tax basis in the discount note.

Computation of Original Issue Discount

The amount of original issue discount includible in income by a U.S. holder of a note having original issue discount is the sum of the daily portions of original issue discount with respect to the note for each day during the taxable year or portion of the taxable year in which the U.S. holder holds the note. Generally, the daily portion is determined by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. Accrual periods with respect to a note may be of any length and may vary in length over the term of the note as long as (1) no accrual period is longer than one year and (2) each scheduled payment of interest or principal on the note occurs either on the final or first day of an accrual period.

The amount of original issue discount allocable to an accrual period equals the excess, if any, of:

•

the product of the note’s “adjusted issue price” at the beginning of the accrual period and the note’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over

•	the sum of the payments of qualified stated interest on the note allocable to the accrual period.

The “adjusted issue price” of a note at the beginning of any accrual period (determined without regard to the amortization of any acquisition or bond premium, as discussed below) is (a) the sum of the issue price of the note and the accrued original issue discount for each prior accrual period less (b) any prior payments on the note that were not qualified stated interest payments.

Treasury Regulations provide special rules for notes that provide for one or more alternative payment schedules applicable upon the occurrence of a contingency or contingencies, including optional redemption. Notes which may be redeemed in whole or in part prior to their stated maturity will be treated as having a maturity date for United States federal income tax purposes on the earlier redemption date if this redemption would result in a lower yield to maturity in the case of a redemption at the issuer’s option or a higher yield to maturity in the case of a redemption at the U.S. holder’s option. Notice will be given in the applicable pricing supplement when we determine that a particular note will be deemed to have a maturity date for United States federal income tax purposes prior to its stated maturity. Investors intending to purchase notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of those notes.

De Minimis Rule

If a note is issued with de minimis original issue discount, because its stated redemption price at maturity exceeds its issue price by less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, or the weighted average maturity in the case of notes with more than one principal payment, a U.S. holder generally must include any de minimis original issue discount in income as stated principal payments are made, in proportion to the amount of principal paid, unless the U.S. holder makes the election described below under “—Election to Treat All Interest as Original Issue Discount”. If a U.S. holder sells a note before the U.S. holder has included in income all of the de minimis original issue discount thereon, any amount of gain that the U.S. holder recognizes on the sale and that is attributable to de minimis original issue discount will be treated as capital gain.

Variable Rate Debt Instruments

Floating rate notes may be subject to rules that differ from these general rules described above. Prospective investors should consult their own tax advisors with respect to the tax consequences of any prospective purchase of floating rate notes. In general, a note will be treated as a “variable rate debt instrument” for purposes of the Treasury Regulations only if the note is issued for an amount that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (1) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or (2) 15% of the total noncontingent principal payments. In addition, to be a variable rate debt instrument, the note must bear stated interest (compounded or paid at least annually) at:

•	one or more qualified floating rates;

•	a single fixed rate and one or more qualified floating rates;

•	a single objective rate; or

•	a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

Generally, a rate is a qualified floating rate if variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt security is denominated, and the value of the rate on any date during the term of the debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. A multiple of a qualified floating rate is generally not a qualified floating rate unless it is either (a) the product of a qualified floating rate and a fixed multiple greater than 0.65 but not more than 1.35, or (b) the product of a qualified floating rate and a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. If a debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate. A debt security will not have a variable rate that is a qualified floating rate, however, if the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease unless such floor, ceiling, or governor is fixed throughout the term of the debt security or is not reasonably expected as of the issue date to significantly affect the yield on the debt security.

Generally, an “objective rate” is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information other than a rate based on information that is within the control of the issuer or a related party or that is unique to the circumstances of the issuer or a related party (for example, dividends, profits or the value of the issuer’s stock), although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer. The IRS may designate other variable rates that will be treated as objective rates. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the debt instrument’s term will differ significantly from the average value of that rate during the final half of its term.

A “qualified inverse floating rate” is a rate that is equal to a fixed rate minus a qualified floating rate and the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate, disregarding certain restrictions on that rate, such as caps, floors, or governors, for example.

A debt security will also have a variable rate that is a single qualified floating rate or a single objective rate if interest on the debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and the value of the qualified floating rate or objective rate is intended to approximate the fixed rate (which is presumed if (a) the fixed rate and (b) the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points).

Finally, the Treasury Regulations specify that a variable rate debt instrument generally may not provide for principal payments that are contingent (as described in the next section).

If a note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a variable rate debt instrument, then any stated interest which is unconditionally payable in cash or property (other than debt instruments issued by the issuer) at least annually will constitute qualified stated interest and will be taxed accordingly. Thus, a floating or variable rate note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a variable rate debt instrument generally will not be treated as having been issued with original issue discount unless the note is issued at a “true” discount (i.e., at a price below the note’s stated principal amount) in excess of a specified de minimis amount. Original issue discount on such a note arising from “true” discount is allocated to an accrual period using the constant yield method described above by assuming that the floating rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the note. In both cases, the amount of qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during that period exceeds (or is less than) the amount of interest assumed to be paid.

If a note that is a variable rate debt instrument bears interest at a variable rate other than a single qualified floating rate or single objective rate, the amount and accrual of original issue discount generally are determined by converting the variable rate debt instrument into a fixed rate debt instrument, applying the general original issue discount rules as described above, and then making appropriate adjustments for actual interest rates under the note.

Contingent Payment Debt Instruments

Certain of the notes may provide for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In addition, certain of the notes may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at the option of the U.S. holder. It is possible that notes containing these features will be characterized as “contingent payment debt instruments” for United States federal income tax purposes. The Treasury Regulations relating to the tax treatment of contingent payment debt instruments adopt the “noncontingent bond method” for contingent payment debt instruments that are issued for cash or publicly traded property. Under the noncontingent bond method, the yield on the debt instrument must first be determined based on the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the contingent payment debt instrument. A projected payment schedule is then set to fit the yield. Once a projected payment schedule is determined for a debt instrument as of the issue date, interest accrues on the debt instrument based on this schedule. The projected payment schedule includes all noncontingent payments as well as a projected amount for each contingent payment. Appropriate adjustments are made to account for any difference between the projected amount of a contingent payment and the actual amount of the payment. The projected amounts are, in effect, treated as fixed, and interest accrual is required based on these projected amounts whether or not the amount of any payment is fixed or determinable in the taxable year. Thus, the noncontingent bond method may result in recognition of income prior to the receipt of cash to which the income relates. Prospective investors should consult their own tax advisors with respect to the application of the contingent payment debt instrument provisions to the notes.

Short-Term Notes

In general, an individual or other cash basis U.S. holder of a note with a fixed maturity of one year or less (a short-term note) is not required to accrue original issue discount (as specially defined below for the purposes of this paragraph) for U.S. federal income tax purposes unless it elects to do so, but may be required to include any stated interest in income as the interest is received. Accrual basis U.S. holders and certain other U.S. holders are required to accrue original issue discount on a short-term note on a straight-line basis or, if the U.S. holder so elects, under the constant-yield method (based on daily compounding). In the case of a U.S. holder not required and not electing to include original issue discount in income currently, any gain realized on the sale or retirement of the short-term note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis (unless an election is made to accrue the original issue discount under the constant-yield method) through the date of sale or retirement. A U.S. holder who is not required and does not elect to accrue original issue discount on a short-term note will be required to defer deductions for interest on borrowings allocable to short-term notes in an amount not exceeding the deferred income until the deferred income (including acquisition discount) is realized. For this purpose, acquisition discount is the excess, if any, of the note’s stated redemption price at maturity over the U.S. holder’s basis in the note.

For purposes of determining the amount of original issue discount subject to these rules, all interest payments on a short-term note are included in the short-term note’s stated redemption price at maturity. A U.S. holder may elect to determine original issue discount on a short-term note as if the short-term note had been originally issued to the U.S. holder at the U.S. holder’s purchase price for the short-term note. This election shall apply to all obligations with a maturity of one year or less acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Market Discount

If a U.S. holder purchases a note other than a discount note for an amount that is less than its issue price, or the U.S. holder purchases a discount note for an amount that is less than its adjusted issue price as of the purchase date, i.e., revised issue price, the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless the difference is less than a specified de minimis amount. Under the market discount rules of the Code, a U.S. holder will be required to treat any partial principal payment on or any gain on the sale, retirement or other taxable disposition of the note as ordinary income to the extent that any market discount has accrued with respect to the note and was not previously included in income by the U.S.

holder (pursuant to an election by the U.S. holder to include any market discount in income as it accrues) at the time of such disposition.

Market discount is accrued on a straight-line basis unless the U.S. holder elects to accrue market discount under a constant yield method. If the note is disposed of in a nontaxable transaction (other than certain nonrecognition transactions), a U.S. holder will include any accrued market discount in ordinary income (generally, as interest) as if the U.S. holder had sold the note at its then fair market value. In addition, the U.S. holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, deductions for all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the note, unless the U.S. holder elects to include market discount in income currently as it accrues. If a U.S. holder makes an election to include market discount in income currently as it accrues, that election would apply to all debt instruments with market discount that the U.S. holder acquired on or after the first day of the first taxable year to which the election applies, and the election may not be revoked without the consent of the IRS.

Acquisition Premium

A U.S. holder who purchases a discount note for an amount that is greater than its adjusted issue price but equal to or less than its stated redemption price at maturity (generally, the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest) will be considered to have purchased the note at an “acquisition premium.” Under the acquisition premium rules, the amount of original issue discount which the U.S. holder must include in its gross income with respect to the note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to the taxable year.

Amortizable Bond Premium

A U.S. holder who purchases a note for an amount in excess of the note’s stated redemption price at maturity (or earlier call date as applicable) will be considered to have purchased the note at a “premium” (i.e., amortizable bond premium). A U.S. holder generally may elect to amortize this premium over the remaining term of the note (or until the earlier call date) on a constant yield method with a corresponding decrease in its tax basis in the note. The amount amortized in any taxable year will be treated as a reduction of the U.S. holder’s interest income from the note. If a U.S. holder does not make this election, the amount of such premium will decrease the gain or increase the loss otherwise recognized on a taxable disposition of the note.

For notes purchased at a premium, the premium amount may be amortized to offset interest income only as a U.S. holder takes the qualified stated interest into account under the U.S. holder’s regular accounting method. In the case of instruments that provide for alternative payment schedules, generally, premium is calculated by assuming that both the issuer and the U.S. holder will exercise or not exercise options in a manner that maximizes the U.S. holder’s yield. If a U.S. holder elects to amortize premium for a specific taxable year, that election would apply to all the U.S. holder’s debt instruments held on or after the first day of that taxable year. U.S. holders should consult their own tax advisors as to the calculation of premium, if any, and the maturity date or earlier call date, as applicable, for determining and amortizing the premium.

Election to Treat All Interest as Original Issue Discount

Under the Treasury Regulations, a U.S. holder may elect to treat all interest on any note as original issue discount and calculate the amount includable in gross income under the constant yield method. For the purposes of this election, interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a U.S. holder makes this election for a note with market discount or amortizable bond premium, the election is treated as an election under the market discount or amortizable bond premium provisions, described above, and the electing U.S. holder will be required to amortize bond premium or include market discount in income currently for all of the U.S. holder’s other debt instruments with market discount or amortizable bond premium. The election is to be made for the taxable year in which the U.S. holder acquired the note, and may not be revoked without the consent of the IRS. U.S. holders should consult with their own tax advisors about this election.

Sale, Retirement or Other Taxable Disposition of a Note

Except as discussed above, upon the sale, retirement or other taxable disposition of a note, a U.S. holder generally will recognize taxable capital gain or loss in an amount equal to the difference between the amount realized on the sale, retirement or other taxable disposition of the note and the U.S. holder’s adjusted tax basis in the note; provided, however that to the extent any gain represents accrued qualified stated interest or accrued original issue discount not previously included in gross income, such gain would be treated as ordinary interest income. A U.S. holder’s adjusted tax basis in a note generally will be an amount equal to the U.S. holder’s initial investment in the note increased by the amount of any original issue discount included in income (and accrued market discount, if any, if the U.S. holder has elected to include market discount in income) and decreased by the amount of any payments made with respect to the notes (other than payments of qualified stated interest) and the amount of any amortizable bond premium offset against qualified stated interest with respect to the note. Except as described above (under “—Market Discount” and “—Contingent Payment Debt Instruments”) and below (under “—Foreign Currency Notes”), such gain or loss generally will be long term capital gain or loss if the U.S. holder has held the note for more than one year. Long-term capital gains of individuals currently are eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations.

Reopenings

The Treasury Regulations provide specific rules regarding whether additional notes issued in a reopening will be considered part of the same issue, with the same issue price and yield to maturity, as the original notes to which they relate for U.S. federal income tax purposes. Except as provided otherwise in the applicable pricing supplement, we intend to treat additional notes issued by us in any reopening as part of the original issuance to which they relate for U.S. federal income tax purposes, and we therefore expect that the tax consequences of holding such additional notes will generally be the same as the tax consequences of holding the original notes to which they relate. However, if the IRS were to successfully challenge such treatment, the additional notes would not be treated as part of the same issuance as the original notes and, therefore, the tax consequences of holding additional notes could differ from the tax consequences of holding original notes to which such additional notes relate.

Tax on Net Investment Income

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income generally will include its interest income and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this net investment income tax to your income and gains in respect of your investment in the notes.

Foreign Currency Notes

Cash Basis Holders

A U.S. holder who uses the cash method of accounting and who receives a payment of interest (including qualified stated interest) in foreign currency with respect to a single foreign currency note (other than with respect to a discount note, except to the extent any qualified stated interest is received) will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on the “spot” exchange rate in effect on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and the U.S. dollar value will be the U.S. holder’s tax basis in the foreign currency.

Accrual Basis Holders

A U.S. holder who uses the accrual method of accounting will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount) that has accrued and is otherwise required to be taken into account with respect to a single foreign currency note during an accrual period. The U.S. dollar value of the accrued interest income will be determined by translating that income at the average exchange rate for the accrual period or, with respect to an interest accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The average exchange rate for the interest accrual period (or partial period) is the simple average of the “spot” exchange rates for each business day of the period or other average exchange rate for the period if the rate is reasonably derived and consistently applied by the taxpayer. The amount of ordinary income or loss recognized on the date such interest is actually received will equal the difference between the U.S. dollar value of the foreign currency payments received (determined by using the “spot” exchange rate in effect on the date the payment is received) in respect of the accrual period and the U.S. dollar value of the interest income that has accrued during the accrual period as determined by using the convention described above or the spot rate convention election method described below.

Spot Rate Convention Election

A U.S. holder may elect to translate accrued interest into U.S. dollars at the “spot rate” on the last day of an accrual period for interest, or, in the case of an accrual period that spans two taxable years, at the “spot rate” on the last day of the taxable year. Additionally, if a payment of original issue discount or interest is actually received within five business days of the last day of the accrual period or partial accrual period within the taxable year, an electing U.S. holder may instead translate the original issue discount or accrued interest into U.S. dollars at the exchange rate in effect on the date of the receipt. Any such election will apply to all debt instruments that the U.S. holder held at the beginning of the first taxable year to which the election applies and debt instruments the U.S. holder acquires thereafter, and will be irrevocable without the consent of the IRS.

For purposes of this discussion, the “spot rate” generally means a rate that reflects a fair market exchange rate available to the public for currency under a “spot contract” in a free market and involving representative amounts. A “spot contract” is a contract to buy or sell a currency on or within two business days following the date of the execution of the contract. If such a spot rate cannot be demonstrated, the IRS has the authority to determine the spot rate.

Tax Basis and Tax Character of Gain or Loss on Sale, Retirement or Other Taxable Disposition

A U.S. holder generally will have a tax basis in any foreign currency received on the sale, retirement or other taxable disposition of a single foreign currency note equal to the U.S. dollar value of the foreign currency, determined by using the “spot” exchange rate in effect at the time of the sale, retirement or other taxable disposition. Any gain or loss realized by a U.S. holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase single foreign currency notes) will be ordinary income or loss.

A U.S. holder’s tax basis in a single foreign currency note, and the amount of any subsequent adjustment to the U.S. holder’s tax basis therein, generally will be the U.S. dollar value of the foreign currency amount paid for the single foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. A U.S. holder who converts U.S. dollars to a foreign currency and immediately uses that currency to purchase a single foreign currency note denominated in the same currency ordinarily will not recognize gain or loss in connection with the conversion and purchase. However, a U.S. holder who purchases a single foreign currency note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between the U.S. holder’s tax basis in the foreign currency and the U.S. dollar fair market value of the single foreign currency note on the date of purchase.

Gain or loss realized with respect to principal upon the sale, retirement or other taxable disposition of a single foreign currency note will be ordinary income or loss to the extent it is attributable to fluctuations in currency exchange rates. Gain or loss attributable to fluctuations in exchange rates generally will be equal to the difference between the U.S. dollar value of the foreign currency principal amount of the note, determined by using the “spot” exchange rate in effect on the date the payment is received or the note is disposed of and the U.S. dollar value of the foreign currency principal amount of the note, determined by using the “spot” exchange rate in effect on the date the holder acquired the note. The foreign currency principal amount of a single foreign currency note generally is equal to the issue price in the foreign currency of the note. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss recognized by a U.S. holder on the sale, retirement or other taxable disposition of the single foreign currency note. The source of exchange gain or loss will be determined by reference to the residence of the U.S. holder or the “qualified business unit” of the U.S. holder on whose books the note is properly reflected. Any gain or loss recognized by the U.S. holder in excess of the foreign currency gain or loss will be capital gain or loss (except, in the case of an original issue discount note, to the extent of any accrued original issue discount), and generally will be long-term capital gain or loss if the U.S. holder’s holding period of the single foreign currency note exceeds one year.

Any gain or loss which is treated as ordinary income or loss, as described above, generally will not be treated as interest income or expense except to the extent provided by administrative pronouncements of the IRS.

The amount of original issue discount on a single foreign currency note is determined in the relevant foreign currency. The amount of original issue discount that is taken into account currently under general rules applicable to notes other than single foreign currency notes is to be determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year) unless the U.S. holder elects to use the alternative method, as described above under “—Spot Rate Convention Election.”

Treasury Regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the notes are denominated in a foreign currency, a U.S. holder (or a non-U.S. holder that holds the notes in connection with a United States trade or business) that recognizes a loss with respect to the notes that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on IRS Form 8886 (Reportable Transaction Disclosure Statement) if the loss exceeds the thresholds set forth in the Treasury Regulations. You should consult with your own tax advisor regarding any tax filing and reporting obligations that may apply in connection with purchasing, owning and disposing of notes denominated in a foreign currency.

Market Discount

With respect to a single foreign currency note, market discount is determined in the foreign currency. In the case of a U.S. holder who does not elect current inclusion, accrued market discount is translated into U.S. dollars at the spot rate on the date of disposition. In the case of a U.S. holder who elects current inclusion, the amount currently includible in income for a taxable year is the U.S. dollar value of the market discount that has accrued during such year, determined by translating such market discount at the average exchange rate for the period or periods during which it accrued.

Acquisition Premium

In the case of a single foreign currency note, acquisition premium will be computed in the foreign currency, and then translated into U.S. dollars in the same manner as interest income accrued by a U.S. holder on the accrual basis, as described above.

Amortizable Bond Premium

In the case of a single foreign currency note, amortizable bond premium will be computed in units of the foreign currency, and such amortizable bond premium will reduce interest income in units of the foreign currency. At the time amortizable bond premium offsets interest income, a U.S. holder may realize exchange gain or loss (taxable as ordinary income or loss), measured by the difference between exchange rates at that time and at the time of the acquisition of the note.

Non-U.S. Holders

Interest Payments and Withholding Tax

Subject to the discussions below under “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act”, a non-U.S. holder will not be subject to United States federal income tax (at graduated rates) or withholding tax (generally at a rate of 30%) on payments of principal, premium, if any, or interest (including original issue discount, if any) on a note, unless income from the note is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, in the case of an applicable tax treaty, is attributable to the non-U.S. holder’s “permanent establishment” or “fixed base” within the United States), or unless the non-U.S. holder does not qualify for the “portfolio interest exemption.”

Generally, a non-U.S. holder will qualify for the portfolio interest exemption if it meets certain certification requirements and is not:

•

a shareholder owning actually or constructively 10% or more of the total combined voting power of all classes of stock of the corporation that issued the note that are entitled to vote within the meaning of Section 881(c)(3)(B) of the Code and the Treasury Regulations;

•	a controlled foreign corporation related directly or indirectly to the corporation that issued the note; or

•	a bank receiving such interest in the manner described in Section 881(c)(3)(A) of the Code.

The certification requirement referred to above will be fulfilled if the beneficial owner of a note certifies on IRS Form W-8BEN or W-8BEN-E, as applicable, or other successor form, under penalties of perjury, that it is not a United States person and provides its name and address, and:

•	the beneficial owner provides IRS Form W-8BEN or W-8BEN-E, as applicable, or other successor form to the United States payor (i.e., the withholding agent);

•

in the case of a note held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers’ securities in the ordinary course of its trade or business, the financial institution certifies to the withholding agent that it has received the IRS Form W-8BEN or W-8BEN-E, as applicable, or other successor form from the holder and furnishes the withholding agent with a copy thereof; or

•

in the case of a note held on behalf of the beneficial owner by a foreign securities clearing organization, bank, or other financial institution, the financial institution files IRS Form W-8IMY or other successor form and has entered into an agreement with the IRS to be treated as a qualified intermediary.

For purposes of the certification requirements, the beneficial owner of payments on a note is the person that, under United States tax principles, is the taxpayer with respect to such payments, rather than persons such as nominees or agents legally entitled to such payments.

A non-U.S. holder that does not qualify for the portfolio interest exemption as described above generally will be subject to withholding of United States federal income tax at a rate of 30% on payments of interest on the notes. A non-U.S. holder that is entitled to the benefits of an income tax treaty may be subject to a reduced rate of United States withholding tax or exempt from United States withholding tax, provided the non-U.S. holder furnishes the applicable withholding agent a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable), or applicable successor form, establishing the reduction or exemption under the benefit of an applicable income tax treaty and the non-U.S. holder complies with any other applicable procedures. Alternatively, a non-U.S. holder may be exempt from United States withholding tax if it provides a properly executed IRS Form W-8ECI, or applicable successor form, certifying that interest paid on the notes is not subject to withholding tax because the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (as discussed below under “—Income Effectively Connected with the Conduct of a United States Trade or Business”).

Prospective investors should consult their tax advisors regarding possible additional reporting requirements.

Income Effectively Connected with the Conduct of a United States Trade or Business

If a non-U.S. holder is engaged in a trade or business in the United States, and if interest (including original issue discount) on a note or any gain on the sale, retirement or other taxable disposition of a note is effectively connected with the conduct of that trade or business (and, in the case of a non-U.S. holder eligible for benefits under an applicable tax treaty, such interest or gain is attributable to the non-U.S. holder’s “permanent establishment” or “fixed base” within the United States), the non-U.S. holder, although exempt from the withholding tax discussed in the preceding paragraphs, generally will be subject to regular United States income tax on interest (including original issue discount) on a note and on any gain realized on the sale, retirement or other taxable disposition of a note in the same manner as if the non-U.S. holder were a U.S. holder (without regard to the tax on net investment income described above). See “—U.S. Holders” above. In lieu of the Form W-8BEN or W-8BEN-E described above, the non-U.S. holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI or other successor form to claim an exemption from the withholding tax discussed in the preceding paragraphs.

If the non-U.S. holder is a foreign corporation, it may also be subject to a 30% branch profits tax on its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including original issue discount) or any gain recognized on the sale, retirement or other taxable disposition of a note will be included in the non-U.S. holder’s effectively connected earnings and profits if the interest or gain, as the case may be, is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.

Sale, Retirement or Other Taxable Disposition of a Note

Subject to the discussions below under “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act,” generally, a non-U.S. holder will not be subject to United States federal income or withholding tax on any amount of capital gain recognized by the non-U.S. holder upon a sale, retirement or other disposition of a note, provided:

•

the capital gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder (or, in the case of a non-U.S. holder eligible for benefits under an applicable tax treaty, is not attributable to the non-U.S. holder’s “permanent establishment” or “fixed base” within the United States); and

•

in the case of an individual, the non-U.S. holder is not present in the United States for 183 days or more in the taxable year in which the sale, retirement or other disposition takes place or certain other conditions are not met.

If a non-U.S. holder is described in the first bullet point, see “—Income Effectively Connected with the Conduct of a United States Trade or Business” above. If a non-U.S. holder is described in the second bullet point, the non-U.S. holder generally will be subject to United States federal income tax at a rate of 30% on the amount by which the non-U.S. holder’s capital gains allocable to United States sources, including gain from such disposition, exceed any capital losses allocable to United States sources, except as otherwise required by an applicable income tax treaty.

Backup Withholding and Information Reporting

Beneficial owners should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if available. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against the beneficial owner’s United States federal income tax provided the beneficial owner furnishes the required information to the IRS in a timely manner.

U.S. Holders

Information reporting will apply and backup withholding of United States federal income tax may apply currently at a rate of 24% to payments of principal, premium, if any, and interest (including original issue discount), in respect of notes and to certain payments of proceeds of the sale or retirement of notes to U.S. holders who are not “exempt recipients” and who fail to certify certain identifying information (e.g., the U.S. holder’s taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities may be exempt recipients. Payments made in respect of the notes to a U.S. holder must be reported to the IRS, unless the U.S. holder establishes that it is an exempt recipient or otherwise establishes an exemption.

Non-U.S. Holders

Backup withholding and information reporting will not apply to payments of interest made by the withholding agent to a non-U.S. holder of a note if the non-U.S. holder meets the identification and certification requirements described above under “Non-U.S. Holders—Interest Payments and Withholding Tax,” or otherwise establishes an exemption, provided, in each case, that the withholding agent does not have actual knowledge or reason to know that the beneficial owner is a United States person that is not an exempt recipient. Copies of the information returns reporting such interest payments and any withholding may also be made available to the authorities in the country in which the non-U.S. holder resides or is organized under the provisions of an applicable income tax treaty or other agreement.

Under current Treasury Regulations, payments on the sale, exchange or other disposition of a note by a non-U.S. holder made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if a broker is:

•	a United States person;

•	a controlled foreign corporation for United States federal income tax purposes;

•	a United States branch of a foreign bank or insurance company; or

•

a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, or a foreign partnership with certain connections to the United States, then information reporting (but generally not backup withholding) will be required unless the broker has in its records documentary evidence that the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that the broker is required to report if the broker has actual knowledge or reason to know that the beneficial owner is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the non-U.S. holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption and the broker does not have actual knowledge or reason to know that the beneficial owner is a United States person.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code, known as the Foreign Account Tax Compliance Act (“FATCA”), and the relevant administrative guidance thereunder, impose a withholding tax of 30% on certain types of payments, including payments of U.S.-source interest or original issue discount, that are received by foreign financial institutions and certain other non-U.S. entities unless certain certification, information reporting and other specified requirements are satisfied. An inter-governmental agreement between the United States and an applicable non-U.S. country may modify such requirements. Although withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition of notes, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective investors should consult their own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

If any amount of, or in respect of, United States withholding tax were to be deducted or withheld from payments on the notes as a result of a failure by an investor (or by an institution through which an investor holds the notes) to comply with FATCA, neither the issuer nor any paying agent nor any other person would be required, pursuant to the terms of the notes, to pay additional amounts with respect to any notes as a result of the deduction or withholding of such tax.

Each non-U.S. holder should consult its own tax advisor regarding the application of FATCA to the ownership and disposition of the notes.

The United States federal income tax summary discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective holders should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and other disposition of the notes, including the tax consequences under United States federal income tax laws, state, local, non-United States and other tax laws and the possible effects of changes in such laws.

PLAN OF DISTRIBUTION

(CONFLICTS OF INTEREST)

We are offering the notes on a continuous basis through Goldman Sachs & Co. LLC, Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, TD Securities (USA) LLC, UBS Securities LLC and Wells Fargo Securities, LLC. The Agents have agreed to use their reasonable efforts to solicit orders to purchase the notes. We may also appoint other agents in the future. Unless otherwise agreed by us and the Agents, we will have the sole right to accept offers to purchase notes and we may reject any proposed purchases of the notes in whole or in part. The Agents also have the right, using their reasonable discretion, to reject any proposed purchase of the notes in whole or in part. We will pay an Agent, in connection with sales of the notes resulting from a solicitation that an Agent made or an offer to purchase that an Agent received, a commission as agreed between us and an Agent at the time of such sale. Actual commissions payable in respect of any sale of such notes will be specified in the applicable pricing supplement.

We may also sell the notes to an Agent or other person, as principal, for resale or other distribution by such Agent or person at varying prices related to prevailing market prices as will be determined by such Agent or person at the time of such resale or other distribution, which prices may be higher or lower than the price to the public set forth herein, or if specified in the applicable pricing supplement, at a fixed offering price. If notes are resold at a fixed offering price and all the notes are not sold at the initial offering price, the Agents may change the offering price and the other selling terms. We reserve the right to sell notes directly to investors on our own behalf. Unless otherwise specified in the applicable pricing supplement, any note sold to an Agent or other person, as principal, will be purchased by such Agent or other person at a price equal to 100% of the principal amount thereof and we will pay to such Agent or other person an underwriting commission equal to or less than the commission applicable to any agency sale of a note of identical maturity.

In addition, an Agent may resell any note purchased by it as principal to another broker-dealer at prices determined by the Agent at the time of resale and, unless otherwise specified in the applicable pricing supplement, may pay such broker-dealer a discount not in excess of the discount received by the Agent from us.

The Agents or persons purchasing the notes as principal may be deemed to be underwriters within the meaning of the Act. We and the Agents have agreed to indemnify each other against certain liabilities, including liabilities under the Act, or to contribute to payments that they may be required to make in connection with such indemnification. We have also agreed to reimburse the Agents for certain expenses, including the fees and expenses of counsel.

The notes will not have an established trading market when issued. Also, unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any national securities exchange. The Agents or other persons purchasing the notes as principal may make a market in the notes, but are not obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that a secondary market for any notes will develop or be maintained.

Unless specified otherwise in the applicable pricing supplement, you will be required to pay the purchase price of the notes in immediately available funds in the specified currency in The City of New York on the date of settlement. See “Description of Notes—General.”

We estimate that our total expenses for the establishment of this program to offer notes on a continuous basis will be approximately $450,000.

In connection with an offering of notes purchased by one or more Agents or other persons as principal on a fixed-price basis, such Agent(s) or other person will be permitted to engage in certain transactions that stabilize the price of such notes. Such transactions may consist of over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit reclaiming a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. If the Agent(s) or other person creates or create, as the case may be, a short position in such notes, (i.e., if it sells or they sell notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement), such Agent(s) or other person may reduce that short position by purchasing notes in the open market. Such stabilizing transactions, syndicate covering transactions and penalty bids may stabilize, maintain or otherwise affect the market prices of the notes, which may be higher than they would otherwise be in the absence of such transactions. The Agent(s) are not required to engage in these activities and may not engage in any such transactions or if such transactions are commenced, may discontinue such transactions at any time and without notice.

Neither KeyCorp nor any of the Agents or other persons purchasing the notes as principal make any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of the notes.

In the ordinary course of their business, the Agents and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates.

Sales outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes offered by this pricing supplement and the accompanying Prospectus in any jurisdiction where action for that purpose is required. The notes offered by this pricing supplement and the accompanying Prospectus may not be offered or sold, directly or indirectly, nor may this pricing supplement and the accompanying Prospectus or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who obtain this pricing supplement and the accompanying Prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this pricing supplement and the accompanying Prospectus. This pricing supplement does not constitute an offer to sell or a solicitation of an offer to buy the notes offered by this pricing supplement and the accompanying Prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this pricing supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

Neither this prospectus supplement nor the accompanying Prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement and the accompanying Prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying Prospectus may only do so with respect to EEA Qualified Investors. Neither KeyCorp nor the Agents have authorized, nor do they authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors.

Prohibition of Sales to EEA Retail Investors – Notes which are the subject of the offering contemplated by this prospectus supplement as completed by the final pricing supplements in relation thereto may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EEA Qualified Investor; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MiFID II product governance / target market – The final pricing supplement in respect of any notes may include a legend entitled “MiFID II Product Governance” which will outline the target market assessment in respect of the notes and which channels for distribution of the notes are appropriate. Any person subsequently offering, selling or recommending the notes (an “EU distributor”) should take into consideration the target market assessment; however, an EU distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

A determination will be made in relation to each issue of notes about whether, for the purpose of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “MiFID Product Governance Rules”), any Agent subscribing for any notes is a manufacturer in respect of such notes, but otherwise neither the Agents nor any of their respective affiliates will be a manufacturer for the purpose of the MiFID Product Governance Rules.

United Kingdom

This prospectus supplement, the accompanying prospectus and any other document or materials have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (each, a “UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any other document or materials may only do so with respect to

UK Qualified Investors. Neither KeyCorp nor the Agents have authorized, nor do they authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.

Prohibition of Sales to United Kingdom Retail Investors – Notes which are the subject of the offering contemplated by this prospectus supplement as completed by the final pricing supplements in relation thereto may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision the expression “retail investor” means a person who is not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

UK MiFIR product governance / target market – The final pricing supplements in respect of any notes may include a legend entitled “UK MiFIR Product Governance” which will outline the target market assessment in respect of the notes and which channels for distribution of the notes are appropriate. Any person subsequently offering, selling or recommending the notes (a “UK distributor”) should take into consideration the target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

A determination will be made in relation to each issue of notes about whether, for the purpose of the UK MiFIR Product Governance Rules, any Initial Purchaser subscribing for any notes is a manufacturer in respect of such notes, but otherwise neither the Agents nor any of their respective affiliates will be a manufacturer for the purpose of the UK MiFIR Product Governance Rules.

The communication of this prospectus supplement, the accompanying Prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this prospectus supplement, the accompanying Prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying Prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are any other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying Prospectus and any such other documents or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying Prospectus and any such other document or materials will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying Prospectus, such other documents or materials or any of their contents.

Notes which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by KeyCorp.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to KeyCorp.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes (except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”)) have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” within the meaning of the SFO and any rules made thereunder; or (ii) in other circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong)(the “C(WUMP)O”) or which do not result in the document being a “prospectus” within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended)(the “FIEA”) and accordingly, each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese person, or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese person except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and all other applicable Japanese laws, regulations and governmental guidelines of Japan promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time. For the purposes of this paragraph, “Japanese person” means any person who is a resident of Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This pricing supplement and the accompanying Prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) with the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this pricing supplement, the accompanying Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a) a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes except:

(1)

to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law; or

(4)	as specified in Section 276(7) of the SFA.

Conflicts of Interest

Because our affiliate, KeyBanc Capital Markets Inc., may be participating in sales of the notes, the offering is being conducted in compliance with FINRA Rule 5121. Each offering of the notes will be conducted in compliance with the applicable requirements of Rule 5121. Under FINRA Rule 5121, any agent who is subject to the rule will not be permitted to sell any notes to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.

This prospectus supplement, the accompanying prospectus and related pricing supplement may be used by KeyBanc Capital Markets Inc., or its successors, in connection with offers and sales related to market-making transactions in the notes in which KeyBanc Capital Markets Inc. acts as a principal. KeyBanc Capital Markets Inc. may also act as agent in such transactions. Any obligations of KeyBanc Capital Markets Inc. are the sole obligations of KeyBanc Capital Markets Inc. and do not create any obligations on the part of any affiliate of KeyBanc Capital Markets Inc. KeyBanc Capital Markets Inc. is a member of the New York Stock Exchange, Inc.

CERTAIN ERISA CONSIDERATIONS

The following summary regarding certain aspects of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code is based on ERISA and the Code, judicial decisions and United States Department of Labor and IRS regulations and rulings that are in existence on the date of this prospectus supplement. This summary is general in nature and does not address every issue pertaining to ERISA or other laws that may be applicable to us, the notes or a particular investor. Accordingly, the following summary should not be construed as legal advice, and each prospective investor, including plan fiduciaries, should consult with his, her or its own advisors or counsel with respect to the advisability of an investment in the notes, and potentially adverse consequences of such investment, including, without limitation, certain ERISA-related issues that affect or may affect the investor with respect to this investment and the possible effects of changes in the applicable laws.

General

ERISA imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans (collectively, “ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the plan.

Section 406(a) of ERISA and Section 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts, and entities that are deemed to hold the assets of such plans subject to Section 4975 of the Code (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Any Plan fiduciary that proposes to cause a Plan to purchase the notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or the Code.

Governmental plans (as defined in Section 3(32) of ERISA) (“Governmental Plans”), certain church plans (as defined in Section 3(33) of ERISA) that have not make an election under Section 410(d) of the Code (“Church Plans”) and non-U.S. plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state, local, other federal or non-U.S. laws or regulations that regulate their investments (“Similar Laws”). Fiduciaries of any such plans should make its own determination as to the requirements, if any, under any Similar Laws applicable to the acquisition of the notes, including whether there is a need for, and the availability, if necessary, of any exemptive relief under any such Similar Laws.

Each Plan, Governmental Plan, Church Plan and non-U.S. plan should consider the fact that none of us, the agents, the trustee nor any of our or their respective affiliates will act as a fiduciary to any Plan, Governmental Plan, Church Plan or non-U.S. plan with respect to the decision to acquire notes and is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, with respect to such decision.

Prohibited Transaction Exemptions

The fiduciary of a Plan that proposes to purchase and hold any notes should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, the issuer, the agents, the trustee or any of their respective affiliates. Depending on the satisfaction of certain conditions which may include the identity of the Plan fiduciary making the decision to acquire or hold the notes on behalf of a Plan, Section 408(b)(17) of ERISA and Section 4975(a)(20) of the Code (the “service provider exemption”), or Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 95-60 (relating to investments by an insurance company’s general accounts) or PTCE 96-23 (relating to transactions managed by an in-house asset manager) (collectively, the “Class Exemptions”) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the notes.

Each Plan fiduciary (and each fiduciary for Governmental Plans, Church Plans or non-U.S. plans) should consult with its legal advisor concerning the potential consequences to the plan under ERISA, the Code or such Similar Laws of an investment in the notes.

By its acquisition of the notes (or any interest therein), each purchaser and subsequent transferee will be deemed to have represented and warranted on each day from the date on which such purchaser or transferee, as applicable, acquires its interest in such notes through and including the date on which such purchaser or transferee, as applicable, disposes of its interest in such notes, either that (A) it is not, and is not acting on behalf of, a Plan or a Governmental Plan, Church Plan or non-U.S. plan, and it is not using the assets of any of the foregoing in purchasing an interest in the notes or (B) its purchase, holding and disposition of the notes or an interest in the notes does not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or under any Similar Laws.

The sale of any note to a Plan or a Governmental Plan, Church Plan, or non-U.S. plan that is subject to Similar Laws is in no respect a representation by the issuer, the agents or the trustee or any of their respective affiliates that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

VALIDITY OF THE NOTES

Certain matters relating to the validity of the notes will be passed on for us by the General Counsel or any Associate General Counsel to KeyCorp and/or Squire Patton Boggs (US) LLP, Cleveland, Ohio, and for the Agents by Sidley Austin LLP, New York, New York.

The opinions of such General Counsel or Associate General Counsel to KeyCorp and/or Squire Patton Boggs (US) LLP and Sidley Austin LLP will be conditioned upon, and subject to certain assumptions regarding, future action required to be taken by us and the trustee in connection with the issuance and sale of notes, the specific terms of notes and other matters which may affect the validity of notes but which cannot be ascertained on the date of such opinions.

EXPERTS

The consolidated financial statements of KeyCorp for the year ended December 31, 2025 appearing in KeyCorp’s Current Report on Form 8-K dated June 3, 2026, and the effectiveness of KeyCorp’s internal control over financial reporting appearing in KeyCorp’s Annual Report on Form 10-K as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and KeyCorp’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited consolidated interim financial information of KeyCorp for the three-month periods ended March 31, 2026, and March 31, 2025, incorporated by reference herein, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 5, 2026, included in KeyCorp’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

PROSPECTUS

KeyCorp

127 Public Square

Cleveland, Ohio 44114-1306

(216) 689-3000

Debt Securities

Preferred Stock

Depositary Shares

Common Shares

Warrants

Purchase Contracts

Units

The securities of each class listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement and any applicable pricing supplement.

This prospectus, together with the relevant prospectus supplement and pricing supplement, if any, describing the terms of the specific securities being offered and sold, may be used by our affiliates, including KeyBanc Capital Markets, in connection with offers and sales of such securities referred to above. These affiliates may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any of the proceeds of such sales. Our affiliates, including KeyBanc Capital Markets, do not have any obligation to make a market in the above referenced securities, and may discontinue their market-making activities at any time without notice, in their sole discretion.

KeyBanc Capital Markets is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the securities referred to above. Accordingly, the participation of such entity in the offerings of such securities will conform to the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121.

Investing in these securities involves risks. Potential purchasers of the securities should consider the information set forth in the “Risk Factors” section in the applicable prospectus supplement and the discussion of risk factors contained in our annual and quarterly reports filed with the Securities and Exchange Commission, which are incorporated by reference into this prospectus.

These securities will be our equity securities or unsecured obligations and will not be deposits or other obligations of any of our bank or nonbank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Our common stock is listed on the New York Stock Exchange under the symbol “KEY.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated June 5, 2026.

- i -

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities identified in this prospectus. Each time we offer and sell securities, we will provide a prospectus supplement that will contain information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or any prospectus supplement or pricing supplement, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Accordingly, you should rely only on the information provided in this prospectus and any prospectus supplement that we have authorized describing the terms of the specific securities being offered. You should not assume that the information contained or incorporated by reference in this prospectus or in any prospectus supplement is accurate as of any date other than the date of the applicable document. This prospectus and any prospectus supplement or pricing supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described therein, or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

The words “Key,” “Company,” “we,” “our,” “ours” and “us” as used herein refer to KeyCorp and its subsidiaries, unless otherwise stated.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at http://www.key.com. Information on our website does not constitute part of and is not incorporated by reference in this prospectus or any prospectus supplement.

In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including any amendment to such documents, until we or any underwriters sell all of the securities:

•	Annual Report on Form 10-K for the year ended December 31, 2025.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

•

Current Reports on Form 8-K filed on January  16, 2026, January 20, 2026 (excluding that information designated in such Current Report as furnished and not filed), January  28, 2026, March  2, 2026, April 16, 2026 (excluding that information designated in such Current Report as furnished and not filed), May  14, 2026 and June 3, 2026.

•

The description of our common stock set forth in Exhibit 4.1 of our Annual Report on Form 10-K for the year ended December 31, 2025, including any other amendment or reports filed for the purpose of updating such description.

Unless stated otherwise in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.

We will provide to each person (including any beneficial owner) to whom a prospectus is delivered, a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, on the written or oral request of any such person by writing to or telephoning us at the following address:

KeyCorp

127 Public Square

Cleveland, Ohio 44114-1306

Attention: Investor Relations

(216) 689-4221

KEYCORP

KeyCorp, organized in 1958 under the laws of the State of Ohio, is headquartered in Cleveland, Ohio. We are a bank holding company under the Bank Holding Company Act of 1956, as amended, and one of the nation’s largest bank-based financial services companies. KeyCorp is the parent holding company for KeyBank National Association (“KeyBank”), its principal subsidiary, through which most of our banking services are provided. Through KeyBank and certain other subsidiaries, we provide a wide range of retail and commercial banking, commercial leasing, investment management, consumer finance, student loan refinancing, commercial mortgage servicing and special servicing, and investment banking products and services to individual, corporate, and institutional clients.

Our common stock is listed on the New York Stock Exchange under the symbol “KEY.” Our principal executive offices are located at 127 Public Square, Cleveland, Ohio 44114. Our telephone number is (216) 689-3000.

USE OF PROCEEDS

Except as may be described otherwise in the applicable prospectus supplement or pricing supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including investments in and advances to our bank and nonbank subsidiaries, reduction of borrowings or indebtedness, short and long-term investments and financing possible future acquisitions including, without limitation, the acquisition of banking and nonbanking companies and financial assets and liabilities. All or a portion of the net proceeds from the sale of the securities offered by this prospectus may also be used to finance, in whole or in part, our repurchase of common shares pursuant to any share repurchase program and additional securities repurchases undertaken from time to time.

VALIDITY OF SECURITIES

The validity of the securities will be passed upon for us by Squire Patton Boggs (US) LLP, Cleveland, Ohio, or by counsel identified in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of KeyCorp for the year ended December 31, 2025 appearing in KeyCorp’s Current Report on Form 8-K dated June 3, 2026, and the effectiveness of KeyCorp’s internal control over financial reporting appearing in KeyCorp’s Annual Report on Form 10-K as of December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and KeyCorp management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited consolidated interim financial information of KeyCorp for the three-month periods ended March 31, 2026 and March 31, 2025, incorporated by reference herein, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 5, 2026, included in KeyCorp’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

Senior Medium-Term Notes, Series U

Subordinated Medium-Term Notes, Series V

Due Nine Months or More from Date of Issue

PROSPECTUS SUPPLEMENT

Goldman Sachs & Co. LLC

Barclays

BofA Securities

Citigroup

Deutsche Bank Securities

J.P. Morgan

KeyBanc Capital Markets

Morgan Stanley

RBC Capital Markets

TD Securities

UBS Investment Bank

Wells Fargo Securities

June 10, 2026